EXHIBIT 99.6

MASTER TERMS OF TRUST AGREEMENT

dated as of August 1, 2006

with respect to

RBC Municipal Floater Certificates

(“Floater Certificates”)

and

RBC Municipal Residual Certificates

(“Residual Certificates”)

i

ii

EXHIBIT A	FORM OF FLOATER CERTIFICATE
EXHIBIT B	FORM OF RESIDUAL CERTIFICATE
EXHIBIT C	FORM OF ADDITIONAL DEPOSIT NOTICE
EXHIBIT D	FORM OF WITHDRAWAL REQUEST
EXHIBIT E	FORM OF DEMAND FOR MANDATORY TENDER OF FLOATER CERTIFICATES
EXHIBIT F	FORM OF PURCHASER LETTER
EXHIBIT G	FORM OF ELECTION LETTER
EXHIBIT H	FORM OF NOTICE OF CHANGE IN PROPORTIONALITY
EXHIBIT I	FORM OF NOTICE OF ELECTION TO RETAIN

iii

MASTER TERMS OF TRUST AGREEMENT

This document constitutes the Master Terms of Trust Agreement, dated as of August 1, 2006, which is to be incorporated by reference in, and attached as Exhibit A to, one or more Series Trust Agreements (each, a “Series Trust Agreement”) by and between the entity identified as the Trustor in the related Series Trust Agreement (together with its successors and assigns, the “Trustor”) and the entity identified as the Trustee and Tender Agent in the related Series Trust Agreement (together with its successors and assigns, the “Trustee” or the “Tender Agent”).

WHEREAS, the Trustor and the Trustee may, from time to time, create one or more trusts (each, a “Trust”) pursuant to a Series Trust Agreement;

WHEREAS, the Trustor (i) shall deliver, or cause to be delivered, to the Trustee on the Deposit Date (as defined herein) and from time to time thereafter certain municipal securities (the “Bonds”), which the Trustee shall hold in trust, (ii) shall provide for the creation, execution and delivery of RBC Municipal Floater Certificates (the “Floater Certificates”) and RBC Municipal Residual Certificates (the “Residual Certificates” and, together with the Floater Certificates, collectively, the “Certificates”), (iii) shall cause the Liquidity Bank to deliver to the Trustee the Liquidity Facility (as defined herein) with respect to such Floater Certificates on the Deposit Date and (iv) shall cause the Remarketing Agent to enter into the Remarketing Agreement (as defined herein) with respect to such Certificates on or before the Deposit Date.

WHEREAS, the terms and provisions set forth in this Master Terms of Trust Agreement shall govern the Certificates of any Series, unless contrary terms and provisions are expressly adopted in a Series Trust Agreement, in which case, such contrary terms and provisions of such Series Trust Agreement shall be determinative;

NOW THEREFORE, in consideration of the mutual agreements herein contained, each of the parties hereto agrees as follows for the benefit of each other and for the benefit of the Holders and Beneficial Owners of each Series of Certificates.

ARTICLE I

DEFINITIONS AND CONSTRUCTION

Section 1.01. Certain Definitions . Each capitalized term used herein shall have the meaning set forth in this Section 1.1 unless the context otherwise requires:

“Accredited Investor” shall mean an “accredited investor” of one of the types described in Rule 501 of Regulation D under the Securities Act.

“Accrued Interest on Bonds” shall have the meaning set forth in Section 10.8(d). The amount of Accrued Interest on Bonds with respect to any Maturity of Bonds is set forth in the Series Trust Agreement or Additional Deposit Notice, as applicable.

“Accrued Market Discount” shall mean, with respect to any Maturity of Bonds, the amount of market discount that has accrued on such Maturity since the Deposit Date or the Additional Deposit Date, as the case may be, as calculated in determining the Base Price for such Maturity as of the date of determination.

“Accrued OID” shall mean, with respect to any Maturity of Bonds, the amount of original issue discount that has accrued on such Maturity since the Deposit Date or the Additional Deposit Date, as the case may be (as reduced by any acquisition premium), as calculated in determining the Base Price for such Maturity as of the date of determination.

“Act of Bankruptcy” shall mean, with respect to any Person, (i) a petition for involuntary bankruptcy shall have been filed against such Person, which either shall result in an order granting the bankruptcy relief requested in such petition (including but not limited to an order for relief under Chapter 7 or 11 under the Bankruptcy Code) or shall remain undismissed and unstayed for a period of 60 days; (ii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding up or liquidation of its affairs, shall have been entered against such Person, which shall remain undismissed and unstayed for a period of 60 days; (iii) the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of a substantial part of its property for purposes of distributing such Person’s assets or winding up such Person’s affairs which shall remain unstayed for a period of 60 days; or (iv) such Person shall have: (a) commenced a voluntary action under applicable bankruptcy laws, (b) filed a petition seeking to take advantage of any other laws, domestic or foreign, to effect such Person’s bankruptcy, insolvency, reorganization, debt adjustment, winding up or composition or adjustment of debts, (c) consented to a petition filed against it in an involuntary case under such bankruptcy laws or other laws, (d) taken any formal action which results in a publicly available written statement of action duly approved by an authorized committee or governing body, as appropriate, that admits without condition such Person’s inability to make payments on its debts as they become due, (e) generally not been paying principal of or interest on its material obligations as they become due (except as a result of a dispute regarding such obligations), or (f) made a general assignment for the benefit of creditors.

“Actual/Actual Basis” shall mean, when used with respect to any interest or fee calculation, that such interest or fee shall be calculated on the basis of a 365-day or 366-day year and the actual number of days elapsed.

“Actual/Three Sixty Basis” shall mean, when used with respect to any interest or fee calculation, that such interest or fee shall be calculated on the basis of a 360-day year (12 months of 30 days each) and the actual number of days elapsed.

“Additional Deposit Date” shall have the meaning set forth in Section 6.1(a).

“Additional Deposit Notice” shall have the meaning set forth in Section 6.1(c).

“Agreement” shall mean this Master Terms of Trust Agreement, as supplemented from time to time by a Series Trust Agreement in connection with the delivery of a Series of Certificates, including all exhibits, schedules, appendices, supplements and amendments to each.

“Amortization Schedule of Base Prices” shall mean, with respect to any Maturity of Bonds of any Series, a schedule attached to the Series Trust Agreement, setting forth the Base Prices, the Floater Certificate Redemption Amounts (and, if Proportionality shall have been adopted in such Series Trust Agreement, the Residual Certificate Redemption Amounts) on the Bond Interest Payment Dates listed therein (which redemption amounts shall be determined in accordance with Section 171(c) of the Code and the regulations thereunder) used in determining the Stated Amount of such Certificates to be redeemed in accordance with Section 11.9 of this Agreement on such Bond Interest Payment Dates. An Amortization Schedule of Base Prices, with respect to any Maturity of Bonds, shall be attached to the Series Trust Agreement for each Premium Funded Series. If the Floater Certificate Redemption Amounts are determined in any manner other than in accordance with Section 171(c) of the Code and the regulations thereunder, the Trustor shall cause the Series Trust Agreement to explicitly disclose that the determination of such amounts varies from the definition used herein.

“Amortized Premium” shall mean, with respect to any Maturity of Bonds, the amount of the premium that has amortized on such Maturity since the Deposit Date or the Additional Deposit Date, as the case may be, as calculated in determining the Base Price for such Maturity as of the date of determination.

“Amount Available” shall mean, with respect to the Liquidity Facility for any Series from time to time, the amount for which the Liquidity Bank is obligated to honor drawings under such Liquidity Facility.

“Authorized Denominations” shall mean, with respect to any Series, the denominations in which Certificates of such Series may be issued. The Authorized Denominations for the Floater Certificates and the Residual Certificates of any Series are set forth as such in the Series Trust Agreement.

“Authorized Trustee Officer” shall mean the Chairman of the Board, each Executive Officer, President, Senior Vice President, Executive Vice President, Managing Director, Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, Senior Trust Officer and Trust Officer of the Trustee and every other officer or employee of the Trustee designated as an “Authorized Trustee Officer” by any of the foregoing for purposes hereof in a communication to the other parties hereto.

“Bankruptcy Code” shall mean the United States Bankruptcy Code (Title 11, U.S.C.), as amended from time to time.

“Base Price” shall mean, with respect to any Maturity of Bonds on the Deposit Date or an Additional Deposit Date, as applicable, the Deposit Price of such Maturity of Bonds. The Base Price as of any other date of calculation shall be that price, expressed as a percentage of par, calculated by the Trustor (i) in the case of Bonds with a Deposit Price in excess of 100%, by amortizing the premium on a constant yield to maturity basis (compounding at the end of each interest period) over the remaining term; or, if the Maturity is callable, to an earlier call date and call price that minimizes the holder’s yield on the Bonds, all in accordance with the provisions of Section 171 of the Code; (ii) in the case of Bonds issued with original issue discount without regard to Deposit Price, by accruing the original issue discount on a constant yield to maturity basis (as reduced by any acquisition premium), all in accordance with the provisions of Sections 1271 through 1288 of the Code; and (iii) in the case of Bonds with a Deposit Price less than 100%, by accruing the market discount portion, if any, of the acquisition discount on a straight-line basis, all in accordance with the provisions of Sections 1271 through 1288 of the Code.

“Beneficial Owner” shall mean, with respect to any Series, any Person that owns through a Securities Depository (i) Floater Certificates of such Series, including the Liquidity Bank or the Remarketing Agent if such Person owns Floater Certificates for its own account, or (ii) Residual Certificates Related to any Maturity of Bonds of such Series; provided that, as of the Deposit Date and as of any date thereafter, there shall be only one Beneficial Owner of the Residual Certificates of any Series.

“Bond Base Price” shall mean, with respect to any Maturity of Bonds, an amount equal to the product of (i) the Base Price of such Maturity, multiplied by (ii) the principal amount of such Maturity. The initial Bond Base Price for each Maturity is set forth as such in the related Series Trust Agreement or related Additional Deposit Notice, as applicable.

“Bond Criteria” shall mean, unless otherwise provided in the Series Trust Agreement, with respect to any Series: (i) same issue of bonds (but not necessarily the same Maturity or Bond Rate) as the Bonds already transferred to the Trust; (ii) same Principal Credit Source as the Principal Credit Source for the Bonds already transferred to the Trust; (iii) same Bond Interest Payment Dates as the Bond Interest Payment Dates for the Bonds already transferred to the Trust; (iv) same long-term rating from the Floater Certificate Rating Agency as that assigned to the Floater Certificates on the Additional Deposit Date as the Bonds already transferred to the Trust; and (v) no market discount in excess of a de minimis amount within the meaning of Section 1278(a)(2)(C) of the Code.

“Bond Interest Payment Dates” shall mean, with respect to any Bonds, the date or dates in each year on which interest is payable on such Bonds and set forth as such in the related Series Trust Agreement or in the related Additional Deposit Notice, as applicable.

“Bond Rate” shall mean, with respect to any Maturity of Bonds, the interest rate per annum that accrues on such Maturity and set forth as such in the related Series Trust Agreement or related Additional Deposit Notice, as applicable.

“Bond Rating Agency(ies)” shall mean, with respect to any Bonds, the NRSRO or NRSROs then rating such Bonds. The initial Bond Rating Agency or Agencies for each Series is identified as such in the related Series Trust Agreement.

“Bond Redemption Date” shall have, with respect to any Bonds, the meaning set forth in Section 11.1(b).

“Bonds” shall mean, with respect to any Series, the securities identified as such in the related Series Trust Agreement or related Additional Deposit Notice, as applicable.

“Business Day” shall mean any day on which banks in New York, New York are generally open for commercial banking purposes and that is not a day on which the New York Stock Exchange is authorized or obligated by law or executive order to close.

“Calculation Period” shall mean each period from (and including) one Floater Certificate Interest Payment Date to (but excluding) the next Floater Certificate Interest Payment Date, except that the first Calculation Period will commence on the Deposit Date and the last Calculation Period will end on the date of termination of the Agreement.

“Certificates” shall have the meaning set forth in the second recital hereto.

“Closed Period” shall have the meaning set forth in Section 6.2(c).

“Corporate Trust Office” shall mean the address designated herein or in the Series Trust Agreement or such other address as the Trustee may designate from time to time by notice to the other Notice Parties and the Holders.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Daily Mode” shall mean the Rate Mode during which the interest on the Floater Certificates is reset on a daily basis.

“Daily Rate” shall mean the per annum interest rate on the Floater Certificates in the Daily Mode determined pursuant to Section 3.5.

“Deposit Date” shall mean, with respect to any Series, the first date on which the Trustee issues all or any portion of the Certificates of such Series. The Deposit Date for each Series is identified in the related Series Trust Agreement.

“Deposit Price” shall mean, with respect to any Maturity of Bonds on the Deposit Date or Additional Deposit Date, as applicable, the fair market value of the Bonds as of the Deposit Date or the Additional Deposit Date, as applicable, as determined by the Trustor without regard to any fees or expenses relating to the establishment of the Trust or the additional transfer of the Bonds. The Deposit Price shall be set forth as a percentage of par for such Maturity of Bonds and designated “Deposit Price” in the Series Trust Agreement or Additional Deposit Notice, as applicable.

“Designated Office” shall mean, with respect to each of the parties hereto, the office at the respective address set forth in Section 14.2 or, in each case, such office at such other address as such Party shall have designated in writing to each of the other Notice Parties as provided in Section 14.2.

“Designated Termination Date” shall be stated separately for each Maturity of Bonds and shall mean the date set forth as such in the related Series Trust Agreement or in the related Additional Deposit Notice, as applicable, which shall be the Bond Interest Payment Date occurring on or immediately preceding the date of expiration of 80% of the period commencing on the Deposit Date or the Additional Deposit Date, as the case may be, and ending at the expected remaining average life of such Maturity (taking into account any scheduled sinking fund redemptions, any optional redemptions without premium and any other expected redemptions, including the dates therefor); provided, however, that, if any such date set forth in a Series Trust Agreement or an Additional Deposit Notice, as applicable, differs from the date determined pursuant to this definition, the Trustor shall cause such difference to be explicitly disclosed in the Series Trust Agreement or Additional Deposit Notice, as applicable, and the date set forth in such Series Trust Agreement or Additional Deposit Notice shall be determinative.

“Disqualified Transferee” shall have the meaning specified in Section 10.12(h).

“DTC” shall mean The Depository Trust Company or its successors.

“DTC Letter” shall mean, with respect to any Series, the letter of representations from the Trustor, the Trustee and the Remarketing Agent to DTC of even date with the related Series Trust Agreement relating to the Floater Certificates, and any amendment or replacement thereof.

“DTC Participant” shall mean a member of, or participant in, DTC as provided in the rules and regulations of DTC.

“Effective Date” shall have the meaning set forth in Section 7.2(c)(i).

“Electing Manager” shall have the meaning set forth in Section 2.5(h).

“Election Letter” shall mean a letter substantially in the form of Exhibit G.

“Election to Retain” shall mean the right of a Beneficial Owner of Floater Certificates to retain Floater Certificates that otherwise would be subject to a mandatory tender and purchase pursuant to clauses (xi) and (xii) of Section 5.2(a), which right must be exercised (A) in the case of a Mandatory Tender Date that is the first Business Day of a Term Period, by 2:30 p.m. on the Business Day preceding such Mandatory Tender Date or (B) otherwise, by 3:00 p.m. on the Business Day that is five Business Days prior to the related Mandatory Tender Date.

“Electronic Means” shall mean telecopy, telex, facsimile transmission (“fax”), e-mail or other similar electronic means of communication.

“Event of Taxability” shall mean, with respect to any Series, the entry of any decree or judgment by a court of competent jurisdiction, or the taking of any official action by the IRS or the Department of the Treasury, which decree, judgment or action shall be final under applicable procedural law, which has the effect of a determination that the interest on any of the Bonds is includable in the gross income of the recipients thereof for federal income tax purposes.

“Fee Calculation Period” shall mean each period from one Bond Interest Payment Date to (but excluding) the next Bond Interest Payment Date, except that the first Fee Calculation Period will commence on the Deposit Date and the last Fee Calculation Period will end on the date of termination of the Agreement.

“Fitch” shall mean Fitch, Inc. a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency or provide ratings on the Floater Certificates, or Bonds, as applicable, Fitch shall be deemed to refer to any other nationally recognized statistical rating organization designated as a substitute by the Trustee with the approval of the Remarketing Agent and the Liquidity Bank.

“Floater Certificates” shall mean, with respect to any Series, the Floater Certificates of such Series as set forth in the related Series Trust Agreement, evidencing a beneficial ownership interest in the Bonds identified in such Series Trust Agreement on the terms and conditions set forth in the Agreement.

“Floater Certificate Interest Amount” shall have the meaning set forth in Section 3.4.

“Floater Certificate Interest Payment Date” shall have the meaning set forth in Section 3.4.

“Floater Certificate Rate” shall mean, with respect to any Series for each Interest Period or portion thereof for such Series, the Daily Rate, the Weekly Rate, the Monthly Rate or the Term Rate; provided that the Floater Certificate Rate shall never be greater than the Maximum Floater Certificate Rate.

“Floater Certificate Rating Agency(ies)” shall mean, with respect to any Series, the NRSRO or NRSROs then rating the Floater Certificate of such Series. The initial Floater Certificate Rating Agency or Agencies for each Series is identified as such in the related Series Trust Agreement.

“Floater Certificate Ratio” shall mean, with respect to any Series, a percentage derived by dividing (i) the market value of the Bonds underlying such Series determined by a Quotation of Bond Price, by (ii) the aggregate Stated Amount of Outstanding Floater Certificate of such Series.

“Floater Certificate Redemption Amount” shall mean the Stated Amount of Floater Certificate to be redeemed as provided in Section 11.9 and as set forth on the related Amortization Schedule of Base Prices.

“Gain Share” shall mean, with respect to any Maturity of Bonds and any Holders of the affected portion (up to 100%) of the Related Stated Amount of Floater Certificates Selected by Lot whose Floater Certificates have been redeemed or purchased in connection with any redemption or sale of the Bonds of such Maturity, the pro rata share to which such Holders of Floater Certificates are entitled of the product of (x) 5%, multiplied by (y) the excess, if any, of (A) the redemption or sale price of the Bonds of such Maturity (not including accrued and unpaid interest), minus (B) the Bond Base Price of the Bonds of such Maturity redeemed or sold.

“Grace Period” means, with respect to any Series, the five-day grace period set forth in clause (ii) of the definition of “Tender Option Termination Event.”

“Holder” shall mean a Person in whose name a Certificate is registered in the registration books provided for in Section 10.6, which as to all Floater Certificates of any Series shall be DTC, unless DTC ceases to be the Securities Depository for the Floater Certificates of such Series.

“Indemnitees” shall have the meaning set forth in Section 13.5(a).

“Initial Interest Period” shall mean, with respect to any Series, the period set forth as such in the related Series Trust Agreement.

“Initial Rate” shall mean, with respect to any Series, the Floater Certificate Rate which shall prevail during the Initial Interest Period for such Series; the Initial Rate shall be provided upon request made to the Remarketing Agent.

“Initial Rate Mode” shall mean, with respect to any Series, the Rate Mode set forth as such in the related Series Trust Agreement.

“Interest Period” shall mean, (i) with respect to Floater Certificates in the Daily Mode, the period commencing on a Business Day and ending on the day prior to the following Business Day; (ii) with Floater Certificates in the Weekly Mode, the period beginning on each Thursday and ending on the following Wednesday; (iii) with respect to Floater Certificates in the Monthly Mode, the period commencing on the first day of each month and ending on the last day of such month; and (iv) with respect to Floater Certificates in the Term Mode, the period beginning on the first day of each Term Period and ending on the last day of such Term Period; provided, however, that a new Interest Period shall begin on each Mode Change Date and end on the next Business Day in the case of a change to the Daily Mode, on the next succeeding Wednesday in the case of a change to the Weekly Mode, on the last day of the calendar month in the case of a change to the Monthly Mode and on the day preceding the beginning of a new Term Period in the case of a change to the Term Mode.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended from time to time.

“IRS” means the Internal Revenue Service.

“Issuer” shall mean, with respect to any Series, the state or local governmental entity that is the issuer of the related Bonds and identified as such in the related Series Trust Agreement or in the related Additional Deposit Notice, as applicable.

“Last Designated Termination Date” shall mean, with respect to any Series, the Designated Termination Date occurring last in time.

“Level of Proportionality” shall mean, with respect to each Maturity of any Series, if Proportionality has been adopted, the ratio of the Related Stated Amount of Floater Certificates of such Maturity to the Stated Amount of Related Residual Certificates, and if Proportionality has not been adopted, 100%. If Proportionality shall have been adopted in the Series Trust Agreement, or if Proportionality shall be adopted in connection with any change in the Level of Proportionality pursuant to Section 6.3, the applicable Level of Proportionality will be specified for each Maturity of such Series in the related Series Trust Agreement or in the Notice of Change in Proportionality, as the case may be.

“Liquidity Bank” shall mean, with respect to any Series, the liquidity bank designated as such in the related Series Trust Agreement, or the provider of any Substitute Liquidity Facility delivered pursuant to Section 8.3, together with its successors and assigns as such.

“Liquidity Bonds” shall mean, with respect to any Series, Bonds that are owned by the Liquidity Bank or its nominee as a result of the distribution pursuant to Article V of the Bonds underlying Liquidity Floater Certificates.

“Liquidity Event” shall mean, with respect to any Series, the failure by the Liquidity Bank to fund any Liquidity Loan when requested by the Trustee under the Liquidity Facility.

“Liquidity Facility” shall mean, with respect to any Series, the irrevocable letter of credit, standby purchase agreement, revolving credit agreement or other form of liquidity agreement delivered by the Liquidity Bank designated as such in the related Series Trust Agreement, or the Substitute Liquidity Facility delivered in substitution for either thereof pursuant to Section 8.3, including all exhibits, schedules, appendices, supplements and amendments to any thereof.

“Liquidity Fee Rate” shall mean, with respect to any Series, the percentage set forth as such in the related Series Trust Agreement; provided that, if a Liquidity Event occurs and is continuing, the Liquidity Fee Rate on and after the occurrence of such Liquidity Event shall be zero.

“Liquidity Floater Certificates” shall mean, with respect to any Series, Floater Certificates that are purchased with the proceeds of a draw by the Trustee under the Liquidity Facility.

“Liquidity Loans” shall mean, with respect to any Series, the loans made by the Liquidity Bank to the Trustee on behalf of the Trust pursuant to the Liquidity Facility.

“Mandatory Tender Date” shall have the meaning set forth in Section 5.2(d).

“Mandatory Tender Event” shall have the meaning set forth in Section 5.2(a).

“Master Terms of Trust Agreement” shall mean this Master Terms of Trust Agreement, dated as of August 1, 2006, including all schedules, exhibits, appendices and amendments hereto.

“Maturity” or “Maturity of Bonds” shall mean, with respect to any Series, the portion of the related Bonds issued by a particular Issuer maturing on a given date.

“Maximum Floater Certificate Rate” shall mean, as of any Rate Determination Time, that Floater Certificate Rate, calculated on the Actual/Actual Basis, which, if such rate were to continue in effect until the end of the Calculation Period within which a Floater Certificate Rate is being determined, after taking into account all Floater Certificate interest theretofore accrued in such Calculation Period, would result in the Floater Certificate Interest Amount for the aggregate Stated Amount of Floater Certificates Outstanding at the end of such Calculation Period being equal to the lesser of (i) the Adjusted Bond Coupon Amount at the end of such Calculation Period and (ii) the Adjusted Bond Yield Amount at the end of such Calculation Period. If a Floater Certificate Rate would be in effect during more than one Calculation Period, the Maximum Floater Certificate Rate shall be the lowest Maximum Floater Certificate Rate for any Calculation Period during which the Floater Certificate Rate is in effect. For purposes of this definition:

(i) “Adjusted Bond Coupon Amount” shall mean, on any Bond Interest Payment Date, an amount equal to the amount of interest that would have accrued on the aggregate principal amount of Bonds of all Maturities in the Trust on such Bond Interest Payment Date during the related Calculation Period if such Bonds had borne interest at a per annum rate equal to the Bond Rate of the Maturity with the lowest Bond Rate less:

(A) the Trustee Fee and the Remarketing and Liquidity Charges payable on such Bond Interest Payment Date; and

(B) the aggregate of an amount for each Maturity determined by multiplying the Related Maximum Odd-Lot Amount by 100% of the Bond Rate and multiplying the result by a fraction the numerator of which shall be the number of days in a Calculation Period and the denominator of which is 365 or 366.

(ii) “Adjusted Bond Yield Amount” shall mean, on any Bond Interest Payment Date, the sum of:

(A) with respect to each Maturity in the Trust that has a Deposit Price of greater than 100.00, an amount equal to the sum of:

(1) the product of the Bond Base Price of the Bonds of such Maturity, multiplied by the Deposit Yield (adjusted for the length of the related Calculation Period) for such Maturity, multiplied by a fraction the numerator of which is the initial Related Stated Amount of Floater Certificates of such Maturity and the denominator of which is the initial Bond Base Price of such Maturity, plus

(2) the product of the principal amount of the Bonds of such Maturity, multiplied by the Alternate Deposit Yield (adjusted for the length of the related Calculation Period) for such Maturity, multiplied by a fraction the numerator of which is the initial Bond Base Price of such Maturity minus the initial Related Stated Amount of Floater Certificates of such Maturity and the denominator of which is the initial Bond Base Price of such Maturity, plus

(B) with respect to each Maturity in the Trust that has a Deposit Price of 100.00 or less, an amount equal to the sum of:

(1) the product of the principal amount of the Bonds of such Maturity, multiplied by the Bond Rate (adjusted for the length of the related Calculation Period) for such Maturity, multiplied by a fraction the numerator of which is the Related Stated Amount of Floater Certificates of such Maturity and the denominator of which is the Related Stated Amount of all Certificates of such Maturity, plus

(2) the lesser of (a) the product of the principal amount of the Bonds of such Maturity, multiplied by the Bond Rate or (b) the Alternate Principal Amount of the Bonds of such Maturity, multiplied by the Alternate Deposit Yield (adjusted for the length of the related Calculation Period) for such Maturity, multiplied by a fraction the numerator of which is the Stated Amount of Related Residual Certificates of such Maturity and the denominator of which is the Related Stated Amount of all Certificates of such Maturity, minus

(C) the Trustee Fee and Remarketing and Liquidity Charges payable on such Bond Interest Payment Date.

(iii) “Alternate Deposit Yield” shall be calculated separately for each Maturity and shall mean the yield to maturity, or earlier call, on the Bonds of such Maturity on the Deposit Date calculated in accordance with the provisions of Section 171 of the Code by the Remarketing Agent in good faith, which yield is sufficiently low such that the likelihood that such yield on such Bonds was lower at any time since the date of issuance of such Bonds is remote. The Alternate Deposit Yield for each Maturity is designated as such in the Series Trust Agreement.

(iv) “Alternate Principal Amount” shall mean (A) with respect to Bonds issued without original issue discount as defined in the Code, the principal amount of such Bonds, and (B) with respect to Bonds issued with original issue discount as defined in the Code, the adjusted issue price as defined in the Code of such Bonds assuming that such Bonds were issued at their initial issue price and such original issue discount has accrued at the Alternate Deposit Yield.

(v) “Deposit Yield” shall be calculated separately for each Maturity and shall mean the yield to maturity, or earlier call, on the Bonds of such Maturity on the Deposit Date based on the Base Price of the Bonds calculated in accordance with the provisions of Section 171 of the Code. The Deposit Yield for each Maturity is designated as such in the Series Trust Agreement.

(vi) “Maximum Odd-Lot Amount” shall mean for each Maturity an amount equal to (A) the minimum Authorized Denomination for Residual Certificates plus (B) the minimum Authorized Denomination for Floater Certificates such that, as nearly as possible, Proportionality is maintained, minus (C) the minimum Authorized Denomination of the Bonds.

(vii) If a Calculation Period spans more than one calendar month, the Maximum Floater Certificate Rate shall be computed by assuming that the applicable Calculation Period spans only a single calendar month, beginning no earlier than the first day of that calendar month and ending no later than the last day of that calendar month. In addition, if a Floater Certificate Rate would be in effect in more than one calendar month, the Maximum Floater Certificate Rate will be computed separately for each portion of the period that such Floater Certificate Rate would be in effect that falls in any particular calendar month, as if such portion were a separate period for calculation purposes; provided that no such hypothetical separate period shall begin earlier than the beginning of, or end after the end of, the actual Interest Period. The Maximum Floater Certificate Rate shall be the lowest Maximum Floater Certificate Rate for any such separate period.

“Minimum Floater Certificate Ratio” shall mean, with respect to any Series, the Floater Certificate Ratio set forth and designated as such in the related Series Trust Agreement.

“Minimum Maximum Floater Certificate Rate” shall mean, as of any date of calculation, which calculation date or dates shall be determined by the Remarketing Agent in its sole reasonable discretion, the Maximum Floater Certificate Rate determined by the Remarketing Agent in its reasonable judgment to be the lowest Maximum Floater Certificate Rate calculated in accordance with the definition thereof in this Section 1.1 as of any Bond Interest Payment Date occurring during the remaining term of the Trust, which Maximum Floater Certificate Rate will not reduce the Floater Certificate Rate determined by the Remarketing Agent pursuant to Section 3.5. The initial Minimum Maximum Floater Certificate Rate shall be set forth as such in the Series Trust Agreement.

“Mode Change Date” shall mean (i) any Business Day when the change is from the Daily or Weekly Mode to the Daily, Weekly, Monthly or Term Mode; (ii) the first Business Day of a month when the change is from the Monthly Mode to the Daily, Weekly or Term Mode; or (iii) the day next succeeding the last day of a Term Period when the change is from the Term Mode to the Daily, Weekly or Monthly Mode.

“Monthly Closing Election” shall have the meaning set forth in Section 2.5(b).

“Monthly Mode” shall mean the Rate Mode in which interest on the Floater Certificates is reset on a monthly basis.

“Monthly Rate” shall mean a per annum interest rate on the Floater Certificates in the Monthly Mode determined pursuant to Section 3.5(a).

“Moody’s” shall mean Moody’s Investor’s Service, Inc., its successors and their assigns, and if such corporation shall be dissolved or liquidated or shall no longer perform the functions of an NRSRO or provide ratings on the Floater Certificates or the Bonds, as applicable, “Moody’s” shall be deemed to refer to any other NRSRO designated as a substitute by the Trustee with the approval of the Remarketing Agent and the Liquidity Bank.

“NRSRO” shall have the meaning set forth in Rule 2a-7 promulgated under the Investment Company Act.

“Notice of Change in Proportionality” shall mean a notice, substantially in the form of Exhibit H, delivered by the Beneficial Owner of the Residual Certificates to the Trustee to increase or decrease the Level of Proportionality pursuant to the provisions of Section 6.3.

“Notice of Election to Retain” shall mean a notice, substantially in the form of Exhibit I hereto, delivered by a Beneficial Owner of Floater Certificates to the Trustee to exercise its Election to Retain.

“Notice Parties” shall mean, with respect to any Series, the Trustor, the Trustee, the Tender Agent, the Remarketing Agent, the Liquidity Bank, the Beneficial Owners of the Floater Certificates (to the extent the name of such Beneficial Owner has been provided in writing to the Trustee, pursuant to Section 14.2(c) hereof), the Beneficial Owner of the Residual Certificates (to the extent the name of such Beneficial Owner has been provided in writing to the Trustee) and any other parties identified as such in the related Series Trust Agreement.

“Odd-Lot Subaccount” shall have the meaning set forth in Section 11.8(a).

“Opinion of Counsel” shall mean an opinion in writing signed by Orrick, Herrington & Sutcliffe LLP or any other attorney or nationally recognized firm of attorneys acceptable to the Trustee who may but need not be counsel for the Trustee or the Trustor; provided that, with respect to tax matters, such opinion shall be rendered by Orrick, Herrington & Sutcliffe LLP or another firm of attorneys nationally recognized in matters pertaining to the tax-exempt status of interest on obligations issued by states of the United States of America and their political subdivisions as well as matters pertaining to the status of interests in trusts, partnerships and other structures containing such obligations.

“Optional Tender Date” shall mean (i) with respect to Floater Certificates in the Daily or Weekly Mode, any Business Day; (ii) with respect to Floater Certificates in the Monthly Mode, the first Business Day of each calendar month; (iii) with respect to Floater Certificates in the Term Mode with Term Periods 30 days or less in duration, the first Business Day of each Term Period; and (iv) with respect to Floater Certificates in any Mode, the date of any increase in the Remarketing Agent Fee Rate, the Liquidity Fee Rate or the Trustee Fee Rate pursuant to Section 3.3(e) or the effective date of any amendment pursuant to Section 14.4(c).

“Outstanding” shall mean, when used with reference to the Certificates of any Series as of a particular date, all such Certificates theretofore issued and delivered under the related Agreement, except:

(i) any such Certificates theretofore canceled by the Trustee;

(ii) any such Certificates or portion thereof for whose payment at the redemption or maturity thereof money in the necessary amount has been paid to the Trustee by the Issuer or otherwise and is held by the Trustee in trust for or was paid by the Trustee to the Holder of such Certificates pursuant to such Agreement; and

(iii) any such Certificates in exchange for or in lieu of which other Certificates have been issued and delivered pursuant to such Agreement.

“Partner” shall have the meaning set forth in Section 2.5(b).

“Person” includes an individual, association, unincorporated organization, corporation, partnership, limited liability company, joint venture, business trust or a government or an agency or a political subdivision thereof, or any other entity.

“Preliminary Term Rate” shall have the meaning set forth in Section 3.5(c).

“Premium Funded Series” shall mean any Series with respect to which the Related Stated Amount of Certificates of any Maturity of Bonds of such Series exceeds the principal amount of the Bonds of such Maturity, as of the Deposit Date or the Additional Deposit Date, as the case may be.

“Prerefunded Bonds” shall mean Bonds for which cash and/or United States Treasury securities, or such other securities or assets permitted for the defeasance of the Bonds pursuant to the contractual agreements and any governing law, rule or regulation governing such Bonds, have been deposited, whether before or after the acquisition of such Bonds by the Trustee on behalf of the related Trust, into an irrevocable escrow account in an amount sufficient to pay when due the interest, principal and any premium with respect to such Bonds pursuant to the terms of the constituent Bond instruments. Any Bonds that have become Prerefunded Bonds prior to the Deposit Date or Additional Deposit Date, as applicable, shall be identified as such in the Series Trust Agreement or Additional Deposit Notice, as applicable.

“Principal Credit Source” shall mean, with respect to any Maturity of Bonds of any Series, the entity, if any, identified as such in the related Series Trust Agreement or Additional Deposit Notice, as applicable, as the issuer of the credit enhancement with respect to such Maturity of Bonds.

“Proportionality” shall mean, with respect to each Maturity of Bonds of any Series, that the Stated Amount of Related Residual Certificates of such Maturity and the Related Stated Amount of Floater Certificates of such Maturity are required to be proportional at all times such Certificates are Outstanding, subject to adjustment due to all applicable Authorized Denominations and rounding conventions. The Series Trust Agreement shall specify whether or not Proportionality is adopted for the related Series of Certificates and, if so, shall specify the Level of Proportionality for each Maturity of such Series.

“Purchase Date” shall mean any Optional Tender Date, any Mandatory Tender Date or any Bond Redemption Date when Floater Certificates are subject to mandatory tender pursuant to Section 11.9(e).

“Purchase Price” shall mean an amount equal to 100% of the Stated Amount of Floater Certificates to be purchased, plus the accrued and unpaid Floater Certificate Interest Amount to (but excluding) the Purchase Date.

“Purchaser’s Letter” shall mean a letter substantially in the form of Exhibit F.

“QIB” shall mean a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.

“QP” shall mean a “qualified purchaser” as defined in Section 2(a)(51)(A) of the Investment Company Act.

“Quotation of Bond Price” shall be calculated separately with respect to each Maturity of Bonds of any Series and shall be the price set by Financial Times Interactive Data, or if Financial Times Interactive Data has not set a price for such Bonds, by J.J. Kenny, or if any price determined in accordance with the foregoing clause is determined to be unacceptable by any Notice Party, any Beneficial Owner or any other interested party, the price determined by soliciting bids for such Maturity of Bonds, including accrued and unpaid interest, from at least three broker-dealers at least two of which are unaffiliated with the Remarketing Agent, selected by the Remarketing Agent in its sole discretion, which price shall be equal to the highest such bid at which the Remarketing Agent reasonably believes the principal amount of all such Bonds that are the subject of the action for which the Quotation of Bond Price is required could be sold.

“Rate Determination Time” shall mean, with respect to any Series, the date and time on which the Floater Certificate Rates for such Series shall be determined, which:

(i) in the case of the Daily Mode for an Interest Period not beginning on a Mode Change Date, shall be 10:00 a.m., on each Business Day;

(ii) in the case of the Weekly Mode for an Interest Period not beginning on a Mode Change Date, shall be 12:00 noon, on each Thursday or, if Thursday is not a Business Day, then 12:00 noon, on the Business Day preceding such Thursday;

(iii) in the case of Monthly Mode for an Interest Period not beginning on a Mode Change Date, shall be 3:00 p.m., on the Business Day preceding the first day of the next succeeding month;

(iv) in the case of Term Mode, shall be 3:00 p.m., on the first day of each Term Period; and

(v) in the case of an Interest Period beginning on a Mode Change Date with respect to Floater Certificates in the Daily, Weekly or Monthly Mode, shall be 3:00 p.m., on the Business Day preceding such Mode Change Date.

“Rate Mode” shall mean the Daily Mode, the Weekly Mode, the Monthly Mode or the Term Mode.

“Rating Threshold” shall mean, with respect to any Series, the ratings from Moody’s, S&P and/or Fitch designated as the “Rating Threshold” in the related Series Trust Agreement.

“Regular Record Date” shall mean, with respect to any Floater Certificate Interest Payment Date, the close of business on the Business Day preceding such Floater Certificate Interest Payment Date.

“Reimbursement Agreement” shall mean, with respect to any Series, an agreement, if any, to which the Liquidity Bank is a party that provides for, among other things, reimbursement of the Liquidity Bank for amounts paid under the Liquidity Facility. Each Series Trust Agreement shall state whether or not a Reimbursement Agreement has been executed in connection with a Series.

“Related” shall mean (i) when used to modify a Designated Termination Date, an Odd-Lot Subaccount or any other term specific to a single Maturity, such term identified with the particular Maturity that is the subject of the action to be taken, (ii) when used to modify a Maturity, the Maturity with which a specified term is identified and (iii) when used to modify a Stated Amount of Floater Certificates, the particular Stated Amount of Floater Certificates identified with a particular Maturity in the Series Trust Agreement or Additional Deposit Notice, as applicable, and at the time Outstanding. For each Maturity of any Series, the initial Related Stated Amount of Floater Certificates of such Maturity and the initial Stated Amount of Related Residual Certificates of such Maturity shall be as set forth in the related Series Trust Agreement or Additional Deposit Notice, as applicable.

“Remarketing Agent” shall mean, with respect to any Series, the entity identified as such in either the Series Trust Agreement or, if not identified therein, in the Remarketing Agreement, together with its successors and assigns as such, pursuant to the Remarketing Agreement, or any other remarketing agent appointed pursuant to Section 13.11, together with its successors and assigns as such.

“Remarketing Agent Fee Rate” shall mean, with respect to any Series, the rate designated as such in the related Series Trust Agreement.

“Remarketing Agreement” shall mean, with respect to any Series, the agreement identified as such or any similar agreement with a successor remarketing agent appointed pursuant to Section 13.11, including all exhibits, schedules, appendices, supplements and amendments thereto.

“Remarketing Date” shall have the meaning set forth in Section 9.1(a) herein.

“Remarketing and Liquidity Charges” shall have the meaning set forth in Section 3.3(c).

“Residual Certificates” shall mean, with respect to any Series, the Residual Certificates of such Series as set forth in the related Series Trust Agreement, evidencing a beneficial ownership interest in a particular Maturity of Bonds identified in such Series Trust Agreement on the terms and conditions set forth in the Agreement.

“Residual Certificates Redemption Amount” shall mean, with respect to any Maturity, the Stated Amount of Related Residual Certificates, if any, to be redeemed as provided in Section 11.9 and as set forth on the Related Amortization Schedule of Base Prices.

“RIC” shall mean “regulated investment company” within the meaning of Section 851(a) of the Code.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., its successors and their assigns, and if such entity shall be dissolved or liquidated or shall no longer perform the functions of an NRSRO or provide ratings on the Floater Certificates or the Bonds, as applicable, “S&P” shall be deemed to refer to any other NRSRO designated as a substitute by the Trustee with the approval of the Remarketing Agent and the Liquidity Bank.

“Scheduled Expiration Date” shall mean, with respect to any Series, the date set forth and identified as such in the related Series Trust Agreement, as such date may be extended from time to time by the Liquidity Bank in accordance with the related Liquidity Facility, or the date set forth as such in any Substitute Liquidity Facility; provided that, if such date would occur during the Grace Period, the Scheduled Expiration Date shall be extended to the first Business Day following the expiration of such Grace Period.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Securities Depository” shall mean, with respect to any Series, (i) with respect to the Floater Certificates of such Series, DTC or any other securities depository registered under Section 17A of the Securities Exchange Act or operated by a bank or other financial institution; or (ii) with respect to the Residual Certificates Related to any Maturity of Bonds of such Series, the Trustee, acting as custodian for the Beneficial Owner of such Residual Certificates, any other bank or other financial institution acting as custodian for such Beneficial Owners, or DTC or any other securities depository registered under Section 17A of the Securities Exchange Act or operated by a bank or other financial institution.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Select by Lot” or “Selection by Lot” shall mean, during the period in which the Floater Certificates of a Series are held by DTC, the selection of beneficial interests in Floater Certificates of such Series for a given action affecting less than all the Floater Certificates under any CUSIP number, which shall be initiated by the Trustee by notifying DTC of a requirement for such a selection. With respect to Floater Certificates of any Series, subject to the provisions of Section 1.2(f), DTC shall select, in accordance with DTC procedures and in such manner as DTC shall determine from a position listing of the aggregate Stated Amounts of such Floater Certificates of such Series as of the close of business on the date of such notice, the interests in Floater Certificates held by DTC Participants with respect to which such action shall be taken; it being understood that, during any period in which the Floater Certificates of a Series are held by DTC, whenever any Bonds or any amount is to be distributed to Holders or Beneficial Owners of Floater Certificates, such Bonds or such amount shall be distributed to each Holder or Beneficial Owner of Floater Certificates pro rata, to the extent practicable in accordance with DTC procedures, based on the Stated Amount of each such Holder’s or Beneficial Owner’s Floater Certificates, compared to the aggregate Stated Amount of all Floater Certificates. In accordance with DTC procedures, DTC shall give the DTC Participant or DTC Participants for the interests so selected written notice thereof that shall specify the date and nature of such action and the Stated Amount of Floater Certificates to be selected. Each such DTC Participant, in accordance with DTC procedures, shall thereupon select in such manner as it shall determine the Beneficial Owners with respect to whose interests such action shall be taken. During any period in which the Floater Certificates of a Series are not held by DTC, “Select by Lot” or “Selection by Lot” shall mean the selection by the Trustee by lot of beneficial interests in Floater Certificates of such Series for a given action affecting less than all the Floater Certificates under any CUSIP number. “Select by Lot” or “Selection by Lot” shall mean, with respect to the Residual Certificates Related to any Maturity of Bonds, the selection by the Trustee by lot of beneficial interests in Residual Certificates of such Maturity for a given action affecting less than all the Residual Certificates under any CUSIP number.

“Series” shall mean a separate series of Certificates issued pursuant to this Master Terms of Trust Agreement and a related Series Trust Agreement.

“Series Trust Agreement” shall have the meaning set forth in the initial paragraph of this Agreement.

“Start-Up Date” shall have the meaning set forth in Section 2.5(b).

“State Partnership Factors” shall mean the optional provisions of this Master Terms of Trust Agreement necessary for the arrangement created hereunder to be treated as a partnership for certain state tax law purposes. The Series Trust Agreement shall specify whether or not the State Partnership Factors are adopted for the related Series of Certificates.

“Stated Amount” shall mean, with respect to any Certificates, the par value of such Certificates assigned thereto at issuance, which par value shall be an Authorized Denomination, as the same may be adjusted from time to time as provided herein. With respect to each Maturity of any Series, the initial Related Stated Amount of Floater Certificates and the initial Stated Amount of the Related Residual Certificates are set forth as such in the related Series Trust Agreement or Additional Deposit Notice, as applicable.

“Substitute Liquidity Facility” shall have the meaning set forth in Section 8.3(a).

“Successor Liquidity Bank” shall have the meaning set forth in Section 8.3(a).

“Tax Event” shall mean, with respect to any Series, a determination that interest on any Maturity of Bonds of such Series is includable in the gross income of the owners thereof (including Beneficial Owners) for federal income tax purposes (including by reason of such Bonds being declared invalid, illegal or unenforceable by a court of competent jurisdiction, whether or not such declaration is appealable or deemed to be final under applicable procedural law, or by operation of law), as a result of the entry of any decree or judgment by a court of competent jurisdiction, or the taking of any official action by the IRS, whether or not such decree, judgment or action is appealable or deemed to be final under applicable procedural law, or delivery to the Trustor, the Trustee and the Liquidity Bank of an opinion of nationally recognized bond counsel acceptable to the Trustor, the Trustee and the Liquidity Bank to the effect that the interest borne by the Bonds is includable in the gross income of the recipients thereof (including Holders) for federal income tax purposes (including by reason of such Bonds being declared invalid, illegal or unenforceable by a court of competent jurisdiction, whether or not such declaration is appealable or deemed to be final under applicable procedural law, or by operation of law).

“Tax Matters Partner” shall have the meaning set forth under Temporary Treasury Regulations Section 301.6231(a)(7)-1.

“Tax Responsible Partner” shall mean the Trustor.

“Tax Responsible Partner’s Required Controlling Interest” shall have the meaning set forth in Section 12.2.

“Tender Agent” shall mean the institution serving as Trustee, in its capacity as Tender Agent under the Agreement, together with its successors and assigns as such.

“Tender Date” shall have the meaning set forth in Section 6.4(b)(iv).

“Tender Demand Owner” shall have the meaning set forth in Section 6.4(b).

“Tender Notice” shall mean a written notice of exercise of the Tender Option substantially in the form attached hereto as a part of Exhibit A.

“Tender Option” shall mean the right granted in Section 4.1 to the Holders and Beneficial Owners of Floater Certificates of any Series to tender such Floater Certificates for purchase at the Purchase Price pursuant to the terms of the Agreement.

“Tender Option Termination Event” shall mean, with respect to any Maturity of Bonds of any Series, the occurrence of any of the following events:

(i) an Act of Bankruptcy shall have occurred with respect to the Issuer (it being understood that, if a Principal Credit Source shall be identified as such in the related Series Trust Agreement or Additional Deposit Notice, as applicable, the term “Issuer” for purposes of this clause (i) only shall be deemed to mean the Principal Credit Source); provided that no such event with respect to the Issuer of Prerefunded Bonds shall constitute a Tender Option Termination Event;

(ii) there shall have occurred (A) a failure of payment of any installment of principal of or premium, if any, or interest on such Bonds (whether by scheduled maturity, regular repayment, acceleration, demand or otherwise), and (B) if with respect to such Bonds a Principal Credit Source shall be identified as such in the related Series Trust Agreement or Additional Deposit Notice, as applicable, a failure of such Principal Credit Source to make such payment of principal, premium or interest under the terms of its credit enhancement upon demand for such payment thereunder, which failure or failures shall continue unremedied for five days;

(iii) the rating on such Bonds shall have been downgraded by each Bond Rating Agency below the lowest rating of such Bond Rating Agency that is commonly regarded as “investment grade,” being BBB- in the case of S&P and Fitch and Baa3 in the case of Moody’s; or

(iv) an Event of Taxability shall have occurred with respect to such Bonds. “Tender Price” shall have the meaning set forth in Section 6.4(c).

“Term Mode” shall mean the Rate Mode in which the interest on the Floater Certificates is reset at specified periods between one day and 364 days.

“Term Period” shall mean each Interest Period during the Term Mode that a Term Rate shall be in effect. The Remarketing Agent shall set the terms of each Term Period as follows:

(i)each Term Period shall consist of from one day to 364 days;

(ii) each Term Period shall be for the same number of days until changed by the Remarketing Agent pursuant to Section 7.2(c); and

(iii) each Term Period shall begin on the Business Day following the end of the previous Rate Mode and shall end on the day specified by the Remarketing Agent; provided that, if the last day of a Term Period is not a Business Day that is succeeded by a Business Day, such Term Period shall be extended until the next Business Day that is succeeded by a Business Day.

The terms of each Term Period shall remain the same unless changed by the Remarketing Agent pursuant to Section 7.2(c).

“Term Rate” shall mean the per annum interest rate on the Floater Certificates in the Term Mode determined pursuant to Section 3.5(a).

“Trust” shall mean, with respect to any Series, the separate trust established by this Master Terms of Trust Agreement and the related Series Trust Agreement for the benefit of the Holders of Certificates of such Series under the laws of the State of New York.

“Trustee” shall mean the entity identified as such in the Series Trust Agreement, in its capacity as Trustee under the Agreement, together with its successors and assigns as such.

“Trustee Advance” shall have the meaning set forth in Section 3.7.

“Trustee Advance Fee” shall mean, with respect to any Series, the fee that the Trustee is entitled to receive in respect of Trustee Advances. The Trustee Advance Fee, if any, with respect to any Series, shall be calculated based on the method and paid on the dates and in accordance with the priority of the Trustee Fee, as shall be explicitly disclosed in the related Series Trust Agreement.

“Trustee Fee” shall have the meaning set forth in Section 3.3(b).

“Trustee Fee Rate” shall mean, with respect to any Series, the rate designated as such in the related Series Trust Agreement.

“Trustor” shall mean the entity identified as such in a Series Trust Agreement, together with its successors and assigns as such.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

“Unamortized Premium” shall mean, with respect to any Maturity of Bonds, the premium minus the Amortized Premium on such Maturity as of the date of determination.

“Weekly Mode” shall mean the Rate Mode in which interest on the Floater Certificates is reset on a weekly basis.

“Weekly Rate” shall mean a per annum interest rate on the Floater Certificates in the Weekly Mode determined pursuant to Section 3.5(a).

“Withdrawal Request” shall mean a request to withdraw Bonds pursuant to the provisions of Section 6.2 substantially in the form of Exhibit D.

Section 1.02. Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Master Terms of Trust Agreement and, where applicable, each Series Trust Agreement:

(a) Words importing the singular number shall include the plural number and vice versa.

(b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of the Agreement nor shall they affect its meaning, construction or effect.

(c) The words “hereof,” “herein,” “hereto” and other words of similar import in this Master Terms of Trust Agreement shall mean “in” and “under” the entire Agreement which includes this Master Terms of Trust Agreement, and shall not refer to this Master Terms of Trust Agreement standing alone.

(d) All references herein to a particular time of day shall be to New York City time.

(e) Reference to Sections, Articles, Schedules and Exhibits shall be to Sections, Articles, Schedules and Exhibits hereof or hereto unless a different document is specified.

(f) Notwithstanding references to “Selection by Lot” herein, during any period in which the Floater Certificates of a Series are held by DTC, whenever any Bonds or any amount is to be distributed to Holders or Beneficial Owners of Floater Certificates, such Bonds or such amount shall be distributed to each Holder or Beneficial Owner of Floater Certificates pro rata, to the extent practicable in accordance with DTC procedures, based on the Stated Amount of each such Holder’s or Beneficial Owner’s Floater Certificates, compared to the aggregate Stated Amount of all Floater Certificates.

ARTICLE II

CREATION OF SERIES TRUSTS

Section 2.01. Creation of Trusts.

(a) This Master Terms of Trust Agreement shall not be effective with respect to a Trust or its assets (or otherwise) unless the Trustor and the Trustee have executed and delivered a Series Trust Agreement with respect to such Trust and such assets, it being the intention of the parties that this Master Terms of Trust Agreement shall be solely for the purpose of establishing the provisions that may be incorporated from time to time with respect to a Trust, as such provisions may be modified by the Series Trust Agreement executed and delivered in respect of such Trust.

(b) With respect to each Trust, the Trustee shall hold in trust within the corporatetrust department of the Trustee: (i) the Bonds transferred to the Trust pursuant to a Series Trust Agreement or an Additional Deposit Notice, as the case may be, on or after the date thereof, (ii) all distributions thereon after the Deposit Date or the Additional Deposit Date, as applicable, received as principal, premium, if any, or interest with respect to the Bonds, pending disbursement as hereinafter provided, (iii) all right, title and interest in and to such distributions as hereinafter provided, and (iv) all right, title and interest in and to any funds received under the Liquidity Facility with respect to such Series.

(c) With respect to each Trust, the related Bonds, all moneys received as principal, premium, if any, and interest with respect to such Bonds, any funds received under the related Liquidity Facility and all other assets of the Trust shall remain in the custody of the Trustee and shall be kept in the Trust for such Series for the benefit and account of the Beneficial Owners of Certificates for such Series as the beneficial owners of the related Bonds. Moneys to the credit of the Trust shall be held by the Trustee uninvested. The Bonds, all funds received under the Liquidity Facility and all other assets received and held in the Trust will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Trustee or any Person claiming through it, except as expressly permitted by the provisions of the Agreement. The Trustee shall not have the power or authority to transfer, assign, hypothecate, pledge or otherwise dispose of any of the assets of the Trust to any Person, except as expressly permitted by the provisions of the Agreement.

Section 2.02. Acquisition of Bonds and Provision of Liquidity Facility for the Trust.

(a) The Trustor shall deliver or cause to be delivered to the Trustee the Bonds pursuant to the Series Trust Agreement or an Additional Deposit Notice. With respect to each such delivery, the Trustor hereby represents and warrants as follows:

(i) the Bonds, at the time of their original issuance, were delivered with an Opinion of Counsel to the effect that interest on the Bonds is excludable from gross income for federal income tax purposes;

(ii) immediately prior to the delivery thereof to the Trustee on behalf of the Trust, the Trustor owns the Bonds free and clear of any lien, pledge, encumbrance or any other security interest;

(iii) the Trustor thereby releases all right, title and interest in and to the Bonds to the Trustee on behalf of the Trust for the related Series; and

(iv) the Deposit Price was determined in accordance with the definition thereof.

(b) The Trustee is authorized and directed to deliver any instrument or document necessary to obtain registration or registration of transfer of the Bonds and to obtain payment of principal, premium, if any, and interest thereon. The Trustee is further authorized to sign and file any declaration, affidavit, certificate of ownership or other document necessary or advisable in the administration of the Trust and to present for payment all Bonds or coupons thereon required to be presented as a condition to payment at the maturity or upon call for redemption thereof.

(c) (1) To the extent that the Bonds constitute security entitlements, the Trustor shall cause a securities intermediary (including DTC) to credit the Bonds to a securities account of the Trustee. To the extent that the Bonds constitute certificated securities, the Trustor shall cause the Trustee to acquire possession of the related security certificates, indorsed to the Trustee or in blank by an effective indorsement, or registered in the name of the Trustee or a nominee of the Trustee, upon original issue or registration of transfer by the issuer of such certificated security. To the extent that the Bonds constitute uncertificated securities, the Trustor shall cause the issuer of such uncertificated security to register the Trustee as the registered owner of such uncertificated security.

(2) The Trustor shall take all actions, including the authorization and filing of appropriate financing statements, as are necessary to ensure that, if the transfer of the Bonds by the Trustor to the Trustee were found to constitute the grant of a security interest in the Bonds, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such. The Trustor shall cause the Trustee to file any necessary continuation statements and amendments with respect to such financing statements, and the Trustee agrees to make such filings at the direction and expense of the Trustor.

(d) With respect to each Series, the Trustor shall cause a Liquidity Bank to execute and deliver a Liquidity Facility for such Series to the Trustee, pursuant to which such Liquidity Bank shall be obligated to fund the Purchase Price of tendered Floater Certificates, tendered pursuant to the terms hereof, upon the terms and conditions set forth herein and therein.

(e) The Trustee shall accept each such Liquidity Facility as Trustee for the Holders of the Floater Certificates of such Series.

Section 2.03. Obligations of Trustee and the Trustor.

(a) With respect to each Series of Certificates, each of the Trustee and the Trustor has no obligation with respect to the Bonds or the Liquidity Facility except as expressly provided herein and therein.

(b) If the State Partnership Factors shall have been adopted, the Tax Responsible Partner (but no other holder of Certificates) shall be liable without limitation for all debts and obligations of, and claims against, the Trust (including those referred to in Section 2.3(c) below); provided that the Tax Responsible Partner shall not be responsible for the payment to holders of Certificates of any amount that represents, directly or indirectly, principal, interest or premium with respect to the Bonds or the Purchase Price.

(c) If the State Partnership Factors shall not have been adopted, the Tax Responsible Partner shall not be liable for the debts and obligations of, or any claims against, the Trust, except that the Tax Responsible Partner shall be liable for penalties imposed on the Trust and other costs of the Trust arising from any failure to duly and timely file (i) the abbreviated Form 1065 referred to in Section 2.5(m) or (ii) other required tax returns or information reports.

Section 2.04. Holders’ Direct Interests; Relationship between Related Stated Amounts and Bond Base Price.

(a) With respect to any Series, each Floater Certificate evidences beneficial ownership of and the right to receive certain future payments equal to the amount of principal, interest and premium, if any, on an undivided interest in all Maturities of Bonds of such Series and, except for Liquidity Floater Certificates, the right to receive the Purchase Price of the Floater Certificates from amounts available under the related Liquidity Facility pursuant to Sections 4.1, 5.2, 6.4 and 11.9. The Beneficial Owners of Floater Certificates of a Series shall have all the rights and privileges of an owner of a proportionate principal amount of the Bonds of all Maturities of such Series to the extent provided in the Agreement.

(b) With respect to any Series, each Residual Certificate evidences beneficial ownership of and the right to receive certain future payments equal to the amount of principal, interest and premium, if any, on an undivided interest in the particular Maturity of Bonds with which such Residual Certificate is identified. The Residual Certificates of any Series shall, as of the Deposit Date and as of any date thereafter, be held by one Beneficial Owner. The Beneficial Owner of the Residual Certificates of a Series shall have all the rights and privileges of an owner of the Related Maturity of Bonds to the extent provided in the Agreement.

(c) With respect to each Maturity of Bonds of a Series, the sum of the Related Stated Amount of Floater Certificates of such Maturity and the Stated Amount of the Related Residual Certificates of such Maturity may not exceed the Bond Base Price of such Maturity of Bonds as of the Deposit Date; provided that the Trustee may review but has no obligation to insure that the requirement of this clause is satisfied.

Section 2.05. Tax Matters.

(a) Each Beneficial Owner of Certificates acknowledges that it understands and intends that the arrangement created hereunder is a partnership for federal income tax purposes and any other purpose that conforms to federal and (where relevant) state and local income tax law (but for no other purpose) and that it intends and expects to be treated as a partner therein for such purposes. The provisions of the Agreement shall be interpreted and applied in a manner consistent with such intent. No election to treat the Trust other than as a partnership for federal income tax purposes or any relevant state or local tax purposes shall be made by or on behalf of the Trust, or by any Holder or Beneficial Owner.

(b) The Trust shall make an election (the “Monthly Closing Election”) under Revenue Procedure 2003-84, effective as of the later of the date the Trust has more than one owner for tax purposes and the date the Trust has more than a de minimis amount of assets (in either case, the “Start-Up Date”). This election is binding on all present and future Holders, Beneficial Owners and other persons treated as partners in the Trust for federal income tax purposes and each of their nominees (each, a “Partner” for this purpose) and each Partner, by acceptance of its Certificates or interest therein, is deemed to consent to this election.

(c) Prior to the Start-Up Date, the Trust shall not have any income producing assets and shall not earn any income. The Trust shall not file a tax return for the period prior to the Start-Up Date.

(d) The Trust shall neither (and no person is authorized on behalf of the Trust to) elect to be an association taxable as a corporation for federal income tax purposes nor make an election under Section 761(a) of the Code to be excluded from the application of all or part of the provisions of subchapter K of chapter 1 of the Code.

(e) To the extent the Trust is required to have a tax matters partner, as defined under Temporary Treasury Regulations Section 301.6231(a)(7)-1 (a “Tax Matters Partner”), the Tax Responsible Partner shall be the Tax Matters Partner; provided that the Tax Responsible Partner holds the Tax Responsible Partner’s Required Controlling Interest; and provided, further, that, if the Tax Responsible Partner does not hold the Tax Responsible Partner’s Required Controlling Interest, the Tax Responsible Partner shall be the agent and attorney-in-fact of the Tax Matters Partner. By its acceptance thereof, the Tax Matters Partner and each holder of Certificates hereby agrees to irrevocably appoint the Tax Responsible Partner as its agent to perform all of the duties of the Tax Matters Partner for the Trust. Such appointment shall be coupled with an interest.

(f) Consistent with the Monthly Closing Election, each Beneficial Owner by purchasing Certificates agrees to directly report income, gain, loss and deduction with respect to its ownership interest in the Bonds in a manner consistent with the allocations set forth in Section 2.5(g).

(g) For federal income tax purposes and the maintenance of capital accounts, including the Trust’s deemed closing of its books at the end of each calendar month under Treasury Regulation § 1.706-1(c)(2) that is required by Section 6 of Revenue Procedure 2003- 84, the Trust’s tax-exempt income, taxable income, gain, loss, deductions and credits will be allocated for federal income tax and applicable state and local franchise and income tax purposes as follows:

(i) Interest on the Bonds of any Maturity (including Accrued OID) for any period shall be allocated:

(A) first, to the Beneficial Owners of Floater Certificates, an amount equal to accrued interest distributable for such period on the Floater Certificates at the Floater Certificate Rate, and

(B) second, to the Beneficial Owner of the Related Residual Certificates, the remaining interest on the Bonds.

(ii) Gain on the sale or redemption of the Bonds of any Maturity shall be allocated:

(A) to the extent any gain on the sale of such Maturity of Bonds is treated as ordinary income under Section 1276 of the Code, 100% to the Beneficial Owner of the Related Residual Certificates;

(B) to the extent of the Gain Share for such Maturity of Bonds, to the Beneficial Owners of Floater Certificates, their respective shares in the distribution of such amount, and

(C) to the extent of the balance of all other gain, to the BeneficialOwner of the Related Residual Certificates.

(iii) Loss recognized on the sale of the Bonds of any Maturity shall be allocated 100% to the Beneficial Owner of the Related Residual Certificates (except to the extent the loss is borne economically by other Partners, in which case it will be allocated to that extent to such other Partners).

(iv) Unrecognized loss on any in-kind distribution of the Bonds of any Maturity shall be allocated to the Beneficial Owners of Floater Certificates and Related Residual Certificates in a manner that reflects their respective interests in the Trust and the Bonds of such Maturity, their shares of such Bonds distributed, and the effects on their respective interests of such distribution (taking account of all facts and circumstances).

(v) All expenses of the Trust (including all Amortized Premium on the Bonds of such Maturity to the extent treated as a separate item of expense of the Trust) shall be allocated 100% to the Beneficial Owner of the Related Residual Certificates.

(h) All of the allocations set forth in Section 2.5(g) are intended to be made in accordance with Section 704(b) of the Code. If allocation of the Trust’s tax-exempt income, taxable income, gain, loss, deductions and credits as provided in Section 2.5(g) would not be in accordance with Section 704(b) of the Code, then allocations shall be made in a manner that is in accordance with Section 704(b) of the Code. If the Tax Responsible Partner believes in its sole judgment that such other allocations are required by applicable law or regulations it shall promptly give notice to Holders (or, in the case of Certificates held by a regulated investment company (as defined in Section 851(a) of the Code)(each, a “RIC”) with respect to which an election is in place for a manager (the “Electing Manager”) to be responsible for collecting, retaining, and providing beneficial ownership information to the IRS, the Tax Responsible Partner shall promptly give notice to the Electing Manager).

(i) Notwithstanding anything herein to the contrary, the Trust shall not acquire any asset unless the Trust reasonably expects that the acquisition of that asset will not cause less than 95 percent of the Trust’s gross income (for this purpose, including the gross amount of interest income that is excluded from gross income) to be from:

(A) interest on tax-exempt obligations as defined in Section 1275(a)(3) of the Code and Treasury Regulation § 1.1275-1(e);

(B) exempt-interest dividends as defined in Section 852(b)(5) of the Code that are paid by a RIC; and

(C) gain from the sale, redemption or other disposition of assets generating the income described in clauses (A) and (B) of this Section 2.5(i), and income from the temporary investment (for a period no greater than seven months) of the proceeds of the disposition, but only if the assets that are sold, redeemed, or disposed of are original assets of the Trust. For this purpose, an asset is an original asset of the Trust if the asset is contributed to the Trust or is acquired with capital contributed to the Trust (and not with the proceeds of the sale, redemption or other disposition of a Trust asset).

(j) The Trust shall distribute (or make payments of expenses with) the proceeds of any of the assets that are sold, redeemed or disposed of, and shall not reinvest such proceeds unless otherwise permitted. The Trust may assume that amounts treated, for federal income tax purposes, as exempt interest described in Section 2.5(i)(A) satisfy the requirement of this Section 2.5(j); provided that an Opinion of Counsel was rendered with respect to such exemption and until it has received notice from its tax advisors or the Tax Responsible Partner or Remarketing Agent to the contrary.

(k) The Trust shall not incur any liability or expense, if doing so would prevent substantially all of the Trust’s expenses and deductions from being properly allocable to: (A) producing, collecting, managing, protecting, and conserving the income described in Section 2.5(i)(A), (B) or (C), above, (B) acquiring, managing, conserving, maintaining, or disposing of property held for the production of the income described in Section 2.5(i)(A), (B) or (C), above, and (C) servicing the equity in the Trust. Payments to the Remarketing Agent, the Liquidity Bank and the Trustee comply with this Section 2.5(k). Furthermore, for purposes of this Section 2.5(k), the costs of collecting, managing, computing and supplying the information required under Revenue Procedure 2003-84 to be provided to the IRS and to the Partners shall not be taken into account.

(l) In connection with its formation, the Trust shall obtain an employer identification number. The Trustee, the Tax Responsible Partner, and each of their accountants are each authorized to obtain such number and each of the foregoing is authorized to delegate such authority to its agents. Each Partner, by acceptance of its Certificates or interest therein, is deemed to consent to the foregoing.

(m) The Trust shall file an abbreviated Form 1065, “U.S. Return of Partnership Income” (“Form 1065”) as required by, and in the format outlined in Section 8.01 of, Revenue Procedure 2003-84, for its first taxable year as soon as reasonably possible after the Start-Up Date, but in no event later than the date that the partnership’s income tax return for that taxable year would ordinarily be due. The Trustee, the Tax Responsible Partner, and each of their accountants are each authorized to sign the abbreviated Form 1065, and each of the foregoing is authorized to delegate such authority to its agents. Each Partner, by acceptance of its Certificates or interest therein, is deemed to consent to the foregoing and authorize the filing of the abbreviated Form 1065 on behalf of the Trust and itself. Copies of the abbreviated Form 1065 will be made available to Partners upon request.

(n) The Trust shall, within 45 days of a request by the IRS or a Partner, make available all the information necessary to compute a Partner’s monthly tax-exempt income, taxable income, gain, loss, deductions or credits, including sufficient information for a Partner to determine the portion of the tax-exempt interest that may be subject to the alternative minimum tax, and information regarding each Partner’s share of any bond premium amortization under Section 171 of the Code, any market or original issue discount, and capital gain or loss. The Trust shall not charge any fee to the IRS or a Partner for providing the information required to be provided by this Section 2.5(n). If any Partner specifically requests such information for any taxreporting reason, however, the Tax Responsible Partner may charge such Partner (but not the IRS) a reasonable fee (disclosed to the Partner in advance) for any information required to be provided to or on behalf of such Partner by this Section 2.5(n).

(o) Except in the case of a RIC with respect to which an Electing Manager has elected under Section 8.04 of Revenue Procedure 2003-84 to be responsible for collecting, retaining and providing to the IRS the beneficial ownership information otherwise required to be collected, retained and provided to the IRS, each Partner on whose behalf another Person holds an interest in a Certificate as a nominee shall, and by its acceptance of its Certificates or any interest therein is deemed to agree to, notify the Tax Responsible Partner on behalf of the Trust of its beneficial ownership of a Certificate and provide the Tax Responsible Partner on behalf of the Trust all information as required by Section 8.04 of Revenue Procedure 2003-84 substantially contemporaneously with, or immediately following, the acquisition of any Certificates. No particular format is required of such notice; provided, however, that such notice must be in writing, by Electronic Means and in a format reasonably satisfactory to the Trust.

(p) Each Electing Manager shall, and by notifying the Trust of its election is deemed to agree to, collect, retain and provide to the IRS or the Tax Responsible Partner on behalf of the Trust the information required to be collected, retained and provided to the IRS or the Trust as required under Revenue Procedure 2003-84. In addition, each Electing Manager shall (or shall cause one of its agents to) notify the Trust of the names, CUSIP numbers or other identifying information, and amounts of the Certificates that are owned or have been owned by any RIC that it manages or advises (i) either (a) substantially contemporaneously with, or immediately following, the acquisition of any Certificates or (b) otherwise, at least quarterly and (ii) within ten (10) business days of a request for such information if the IRS (or a RIC that such Electing Manager manages) has requested such information from the Trust or the Tax Responsible Partner. No particular format is required of such notice; provided, however, that such notice must be in writing, by Electronic Means and in a format reasonably satisfactory to the Trust.

(q) The Trust shall retain sufficient records, including records regarding the legal and beneficial ownership of Certificates provided to it by Partners and by Electing Managers, to comply with its obligations under Revenue Procedure 2003-84.

(r) It is the intention of the parties hereto that this Section 2.5 fulfill the requirements for making a Monthly Closing Election under Revenue Procedure 2003-84 and shall be interpreted consistently therewith.

(s) The Tax Responsible Partner will notify the Partners (or, in the case of Certificates held by a RIC with respect to which an election is in place for an Electing Manager to be responsible for collecting, retaining, and providing beneficial ownership information to the IRS, the Tax Responsible Partner will notify such Electing Manager), if the Tax Responsible Partner becomes aware (in its sole but reasonable judgment) that there is a material risk that the Trust does not qualify for the Monthly Closing Election.

Section 2.06. Tax Responsible Partner’s Obligations with respect to Revenue Procedure 2003-84.

(a) The Tax Responsible Partner shall undertake, on behalf of the Trust, the Trust’s obligations under Revenue Procedure 2003-84 (or successor guidance), including the obligations of the Trust under Section 2.5 hereof to: (i) obtain (or cause to be obtained) a taxpayer identification number for the Trust; (ii) file (or cause to be filed) an abbreviated Form 1065 for the Trust’s first taxable year and any other return that might be required of the Trust; (iii) provide, within 45 days of a request by the IRS or a Partner, all the information necessary to compute for purposes of federal income taxes, a Partner’s income that is excluded from gross income, taxable income, gain, loss, deductions or credit, including sufficient information for a Partner to determine the portion of the interest which is excluded from gross income for purposes of federal income taxes that may be subject to the alternative minimum tax and information regarding each Partner’s share of any bond premium amortization under Section 171 of the Code, any market or original issue discount, and capital gain or loss; (iv) retain sufficient records, including records regarding the beneficial ownership of Certificates provided to it by Partners and Electing Managers as required by Revenue Procedure 2003-84, to comply with its obligation to provide information for as long as the Trust is required to provide such information; and (v) at the request of the Trustee, confirm whether or not an expense or liability to be incurred by the Trust would prevent substantially all of the Trust’s expenses and deductions from being properly allocable pursuant to the provisions of Section 2.5(k) hereof.

(b) The Trustee will cooperate with the Tax Responsible Partner and upon request will provide the Tax Responsible Partner with information available to the Trustee that may be necessary or helpful for the Tax Responsible Partner to comply with its obligations under Section 2.6 hereof. Except as provided in the previous sentence, it is recognized that, as between the Tax Responsible Partner and the Trustee, the Tax Responsible Partner is primarily responsible for compliance with Sections 2.5 and 2.6 and the Trustee is secondarily responsible therefor only upon notice, from the Tax Responsible Partner or a Holder or Beneficial Owner, of the Tax Responsible Partner’s failure or inability to act, with any costs or expenses of the Trustee in connection therewith being subject to Section 13.5. Until the Trustee receives such notice, the Trustee shall have no liability for any failure to comply with Sections 2.5 and 2.6.

Section 2.07. Intention of Parties

It is the express intent of the parties hereto that the transfer of the Bonds by the Trustor to the Trustee pursuant to a Series Trust Agreement or an Additional Deposit Notice, as provided in the Agreement, be, and be construed as, an absolute sale of the Bonds. It is, further, not the intention of the parties that such transfer be deemed the grant of a security interest in the Bonds by the Trustor to the Trustee to secure a debt or other obligation of the Trustor. In the event, however, that, notwithstanding the intent of the parties, the Bonds are held to be the property of the Trustor, or if for any other reason a Series Turst Agreement, an Additional Deposit Notice, or the Agreement is held or deemed to create a security interest in the Bonds, then (a) the Agreement shall constitute a security agreement, and (b) such transfer of Bonds shall be deemed to be a grant by the Trustor to the Trustee of, and the Trustor hereby grants to the Trustee, to secure all of the Trustor’s obligations hereunder, a security interest in all of the Trustor’s right, title, and interest, whether now owned or hereafter acquired, in and to (i) the Bonds; (ii) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing; and (iii) all proceeds of the foregoing.

ARTICLE III

INTEREST DISTRIBUTIONS

Section 3.01. Method of Payment; Trustee Agent for Payment of Fees.

(a) With respect to any Series, during any period in which the Certificates are held in the name of any Securities Depository or its nominee, payments of interest on the Certificates shall be transferred by the Trustee to such Securities Depository under such Securities Depository’s procedures for distribution to the Beneficial Owners. At any other time, interest shall be distributed as specified in Section 10.3(e).

(b) Each Holder of Floater Certificates, by such Holder’s purchase of Floater Certificates, appoints the Trustee as its agent in connection with the payment by such Holder of its share of the Trustee Fee and the Remarketing and Liquidity Charges. The Holder of the Residual Certificates, by such Holder’s purchase of Residual Certificates, appoints the Trustee its agent in connection with the payment by such Holder of its share of the Trustee Fee and the Remarketing and Liquidity Charges and the reimbursement by such Holder of its share of any Trustee Advances.

Section 3.02. Date and Priority of Distribution of Bond Interest.

(a) With respect to each Series, interest on the Bonds shall be distributed as provided in Section 3.2(b) on each Bond Interest Payment Date; provided that, if the Trustee on the Bond Interest Payment Date has not confirmed receipt of such interest in immediately available funds and does not elect to make a Trustee Advance, notwithstanding any other provision hereof, such distribution may be delayed until the Business Day on which the Trustee confirms receipt of immediately available funds; and provided, further, that, if the Bond Interest Payment Date is not a Business Day, then the interest distribution otherwise payable on such Bond Interest Payment Date shall be payable on the Business Day next succeeding such Bond Interest Payment Date or the Business Day succeeding such Bond Interest Payment Date on which the Trustee confirms receipt of interest in immediately available funds, whichever is later, as though paid on such Bond Interest Payment Date.

(b) With respect to each Series, payments of interest on the Bonds of each Maturity will be distributed in the following order of priorities: (i) to pay a pro rata share of the accrued and unpaid Trustee Fee with respect to the Related Stated Amount of Certificates of such Maturity and, if applicable, to reimburse any Trustee Advances, (ii) to pay the parties entitled thereto a pro rata share of the Remarketing and Liquidity Charges with respect to the Related Stated Amount of Certificates of such Maturity, (iii) to fund a pro rata share of the interest due on the Floater Certificates, (iv) to pay any Floater Certificate Redemption Amount with respect to such Maturity and, if applicable, any Residual Certificates Redemption Amount with respect to such Maturity, due pursuant to Section 11.9, (v) to pay accrued interest on any Liquidity Loans to the extent interest on the Bonds is sufficient therefor and (vi) to pay any balance to the Related Residual Certificates.

Section 3.03. Trustee Fee and Remarketing and Liquidity Charges.

(a) On each Bond Interest Payment Date or other date on which interest is distributed pursuant to Section 3.2(a), the Trustee shall, in the order of priority set forth in Section 3.2(b), pay the Trustee Fee and reimburse any Trustee Advances to the Trustee and pay the Remarketing and Liquidity Charges to the Remarketing Agent and the Liquidity Bank in immediately available funds out of interest paid on the Bonds.

(b) The Trustee Fee, with respect to each Bond Interest Payment Date, shall be an amount equal to the sum of (i) the Trustee Fee Rate, multiplied by the aggregate Stated Amount of all Certificates in the Trust on such Bond Interest Payment Date, accrued for the Fee Calculation Period immediately preceding such Bond Interest Payment Date calculated on the Actual/Actual Basis, plus (ii) the Trustee Advance Fee.

(c) The Remarketing and Liquidity Charges, with respect to each Bond Interest Payment Date, shall consist of the sum of:

(i) the fee payable to the Remarketing Agent calculated on the Actual/Actual Basis, which shall be the Remarketing Agent Fee Rate multiplied by the Stated Amount of Floater Certificates Outstanding on such Bond Interest Payment Date; and

(ii) the fee payable to the Liquidity Bank calculated on the Actual/Three Sixty Basis, which shall be:

(A) the Liquidity Fee Rate specified in the related Series Trust Agreement multiplied by the average Amount Available from time to time on each day during the applicable Fee Calculation Period, and

(B) subtracting from the result of the immediately preceding product the total of the amounts paid to the Liquidity Bank in respect of such fee during such Fee Calculation Period pursuant to Sections 5.1, 5.2, 6.2, 11.1, 11.8(c) and 11.8(d); provided that, if a Liquidity Event with respect to the Liquidity Bank shall have occurred and be continuing, the Liquidity Fee Rate on and after the occurrence of such Liquidity Event shall be zero.

(d) The Trustor shall reimburse the Trustee and Tender Agent for any additional fees and expenses payable or incurred by the Trustee or the Tender Agent in connection with the performance of its duties or the exercise of any remedies or the administration of any Trust hereunder, which fees and expenses shall be billed to the Trustor commensurate with the services rendered.

(e) The parties hereto may amend the Agreement at any time to change the Remarketing Agent Fee Rate, the Liquidity Fee Rate or the Trustee Fee Rate; provided that any such amendment complies with the provisions of Section 14.4(c) and is effective only as of a Rate Determination Time.

Section 3.04. Interest Distributable on Floater Certificates. Interest distributions on the Floater Certificates will be made on either (i) the first Business Day of each month, if so specified in the Series Trust Agreement, or (ii) each Bond Interest Payment Date, if so specified in the Series Trust Agreement (each, in either case, a “Floater Certificate Interest Payment Date”), in arrears for interest which shall have accrued in the Calculation Period ending on the day before the related Floater Certificate Interest Payment Date. Absent manifest error, the amount of interest distributed on the Floater Certificates on any Floater Certificate Interest Payment Date shall be the amount determined as the “Floater Certificate Interest Amount” by the Trustee. Such interest shall be payable to Holders of record as of the related Regular Record Date to the extent of (A) interest on the Bonds, if any, received and distributed by the Trustee on or about such Floater Certificate Interest Payment Date pursuant to Section 3.2, plus (B) Trustee Advances, if any, made by the Trustee pursuant to Section 3.7. The Floater Certificate Interest Amount in respect of each Calculation Period for any Floater Certificates shall be calculated on the Actual/Actual Basis by multiplying the Stated Amount of such Floater Certificates by the Floater Certificate Rate or Rates in effect from time to time for such Calculation Period.

Section 3.05. Determination of Floater Certificate Rate.

(a) The Floater Certificate Rate shall be determined by the Remarketing Agent at each Rate Determination Time in accordance with the procedures and standards set forth in this Section 3.5. Each Floater Certificate Rate so determined shall be in effect for the ensuing Interest Period. If the Remarketing Agent fails to determine the Floater Certificate Rate at a Rate Determination Time, the Floater Certificate Rate and Rate Mode shall be the Floater Certificate Rate and Rate Mode in effect on the preceding Rate Determination Time. The Remarketing Agent shall immediately upon determination inform the Trustee, in writing and in any event not later than the close of business on the Business Day of such Rate Determination Time, of the Floater Certificate Rate. In addition, the Remarketing Agent shall inform each Holder and/or Beneficial Owner of Certificates requesting by telephone to be informed of the Floater Certificate Rate. The determination of the Floater Certificate Rate by the Remarketing Agent shall be conclusive and binding, in the absence of manifest error, upon the Trustee, the Tender Agent, the Liquidity Bank, and the Holders and Beneficial Owners of Floater Certificates and Residual Certificates.

(b) The Daily, Weekly, Monthly or Term Rate shall be the per annum rate determined by the Remarketing Agent as the lowest rate of interest that would, in its opinion, under then existing market conditions, without reference to any amounts payable under Sections 5.1(d)(vi), 6.4(c)(ii) and 11.1(a)(iv), result in a sale of the Floater Certificates at a price equal to the Stated Amount thereof plus accrued and unpaid interest, if any, at the Rate Determination Time; provided that, if the Floater Certificate Rate would otherwise be greater than the Maximum Floater Certificate Rate, the Floater Certificate Rate shall be the Maximum Floater Certificate Rate. If the Maximum Floater Certificate Rate applicable at any Rate Determination Time shall be higher than the then applicable Minimum Maximum Floater Certificate Rate, the Remarketing Agent shall determine a new Minimum Maximum Floater Certificate Rate and give the Trustee notice thereof by Electronic Means. Upon receipt of such notice, the Trustee shall forward such notice by Electronic Means to the other Notice Parties and to the Securities Depositories for transmission to the Holders of Certificates. The Term Rate shall be at least equal to the Preliminary Term Rate required to be set pursuant to Section 3.5(c).

(c) In the event the Rate Mode is the Term Mode, the Remarketing Agent shall determine the Preliminary Term Rate. The Preliminary Term Rate shall be determined by 1:30 p.m. on the Business Day prior to the beginning of each Term Period and shall be the per annum rate determined by the Remarketing Agent as of such time pursuant to the standards set forth in Section 3.5(b). The Remarketing Agent shall immediately upon determination inform each Holder and/or Beneficial Owner of Certificates requesting by telephone to be informed of the Preliminary Term Rate.

Section 3.06. Interest Distributable on Residual Certificates. Interest distributions on the Residual Certificates will be made on each Bond Interest Payment Date as provided in Section 3.2. Each Residual Certificate will be entitled to its pro rata share of the balance of the interest received on the Related Maturity of Bonds after payment of the amounts set forth in clauses (i), (ii), (iii), (iv) and (v) of Section 3.2(b).

Section 3.07. Trustee Advances.

(a) The Trustee may, but need not, advance to Holders of the Floater Certificates on each Floater Certificate Interest Payment Date an amount up to the related Floater Certificate Interest Amount (each, a “Trustee Advance”). The decision by the Trustee to advance any such amount shall be made in the sole discretion of the Trustee and no decision to advance funds shall impose any obligation to advance any further amount.

(b) The Trustee shall be entitled to receive in respect of any Trustee Advances a fee (the “Trustee Advance Fee”), which shall be calculated based on the method and paid on the dates and in accordance with the priority of the Trustee Fee, as shall be set forth in the Series Trust Agreement.

(c) Trustee Advances shall be reimbursed from interest payments received on the Bonds as provided in Sections 3.2 and as elsewhere provided herein upon the withdrawal, sale or redemption of Bonds.

(d) Although it is expected that the Trustee will be reimbursed for Trustee Advances from interest on or the proceeds of the withdrawal, sale or redemption of a particular Maturity of Bonds as provided herein, the security interest of the Trustee granted pursuant to Section 3.7(e) extends to all Maturities of Bonds of the related Series and, if for any reason the Trustee is not reimbursed for such Trustee Advances from such interest or proceeds with respect to a particular Maturity of Bonds, the Trustee shall be entitled to be reimbursed for such Trustee Advances from the interest or proceeds with respect to other Maturities of Bonds of the related Series.

(e) As security for the payment of all unreimbursed Trustee Advances (regardless of the Maturity with respect to which such Trustee Advance was made), the Trust hereby assigns and pledges to the Trustee and grants to the Trustee a first priority security interest in all of its right, title and interest, whether now owned or hereafter acquired, in, to, and under all Bonds (regardless of Maturity) and all proceeds thereof. The Trustor has taken, or caused to be taken, all applicable steps required for the perfection of the security interest created pursuant to this paragraph, and shall take, or cause to be taken, all steps necessary to continue such perfection throughout the term of the Agreement.

(f) By purchasing any Certificate or any beneficial interests therein, the Holders and Beneficial Owners of Certificates shall be deemed to acknowledge that the Bonds and all proceeds thereof are subject to the security interest granted pursuant to Section 3.7(e).

ARTICLE IV

OPTIONAL TENDER

Section 4.01. Optional Tender in Daily, Weekly, Monthly and Term Mode.

(a) By the purchase and acceptance of Floater Certificates, each Holder and Beneficial Owner of Floater Certificates (other than Liquidity Floater Certificates) acquires the right to exercise the Tender Option in the Daily, Weekly, Monthly and Term Mode with Term Periods 30 days or less in duration prior to the earlier of (i) the Scheduled Expiration Date, (ii) the Last Designated Termination Date, or (iii) the occurrence of a Tender Option Termination Event with respect to all Maturities; provided that, if the Optional Tender Date would occur during the Grace Period, such Optional Tender Date shall not occur unless the payment default that is subject to such Grace Period shall be cured during such Grace Period, in which case such Optional Tender Date shall be the first Business Day following the expiration of such Grace Period, so long as no other Tender Option Termination Event shall have occurred on or before such Business Day.

(b) The Trustee is hereby directed to enter into a Liquidity Facility to provide for Liquidity Loans to the Trust to fund the purchase of Floater Certificates (other than Liquidity Floater Certificates) appropriately tendered or deemed tendered and not remarketed, as provided therein, at the Purchase Price on any Optional Tender Date with proceeds drawn under such Liquidity Facility pursuant to Article IX hereof.

(c) To exercise its Tender Option, a Beneficial Owner of Floater Certificates is required to deliver irrevocable written notice of tender, or irrevocable telephonic notice of tender promptly confirmed in writing, to the Remarketing Agent and the Tender Agent, by delivering a Tender Notice specifying the principal amount of such Beneficial Owner’s Floater Certificates to be purchased on the Optional Tender Date, which shall be in Authorized Denominations. Such notice must be given during business hours on any Business Day prior to the applicable times set forth as follows:

(i) for tenders in Daily Mode, 10:30 a.m. on the Optional Tender Date;

(ii) for tenders in Weekly Mode, 3:00 p.m. on the Business Day seven calendar days before the Optional Tender Date;

(iii) for tenders in Monthly Mode, 3:00 p.m. on the Business Day five Business Days before the Optional Tender Date;

(iv) for tenders in Term Mode with Term Periods 30 days or less in duration, 3:00 p.m. on the Business Day preceding the Optional Tender Date; and

(v) for tenders in connection with an Optional Tender Date described in clause (iv) of the definition thereof in Section 1.1, 3:00 p.m. on the Business Day five Business Days before such Optional Tender Date.

The Tender Agent shall promptly give a copy of each notice to the Liquidity Bank by Electronic Means.

Section 4.02. Holders to Comply with Tender Procedures. In consideration of the Trustee’s entering into this Master Terms of Trust Agreement and the Trustor’s causing the Liquidity Bank to execute and deliver the Liquidity Facility, each Holder and Beneficial Owner of Floater Certificates agrees to comply with the requirements herein established for such Tender Option. The tender of Floater Certificates may be made only to the Tender Agent and only as herein provided. Any tender of Floater Certificates not made in substantial compliance with the terms of this Master Terms of Trust Agreement shall be invalid and shall be rejected; provided that, with the written consent of the Liquidity Bank, the Tender Agent may waive any defect, irregularity or informality in any notice of tender. The determination by the Tender Agent as to whether a tender of Floater Certificates is made in accordance with the terms of this Master Terms of Trust Agreement shall be binding upon the Holders and Beneficial Owners of Floater Certificates, the Trustor, the Trustee, the Liquidity Bank and the Remarketing Agent. If a tender of Floater Certificates to the Tender Agent is rejected pursuant to this Section 4.2, notice of such rejection shall be given by Electronic Means (but only to the extent that facsimile numbers or the equivalent thereof are provided to the Tender Agent) to such Holder and/or Beneficial Owner, and the Floater Certificates shall be transferred by DTC to the DTC Participant of such Beneficial Owner or, if the Certificates are not deposited with DTC, held for delivery to such Beneficial Owner at the principal office of the Tender Agent or sent by registered mail to such Beneficial Owner at its request, risk and expense.

ARTICLE V

TENDER OPTION TERMINATION EVENTS, LIQUIDITY EVENTS AND MANDATORY TENDER EVENTS

Section 5.01. Tender Option Termination Events and Liquidity Events.

(a) Immediately upon the occurrence of any Tender Option Termination Event or any Liquidity Event with respect to any Maturity of Bonds of a Series, the right of Holders and Beneficial Owners of the Related Stated Amount of Floater Certificates Selected by Lot as provided in this Section 5.1 to exercise the Tender Option shall terminate without notice to such Holders and Beneficial Owners with respect to such Maturity of Bonds.

(b) Not later than the first Business Day following the day on which the Trustee is given notice of the occurrence of any Tender Option Termination Event or any Liquidity Event, the Trustee shall give notice by Electronic Means to the Notice Parties and each Securities Depository, stating that a Tender Option Termination Event or a Liquidity Event, as applicable, has occurred, and specifying the type of event, and shall direct the Remarketing Agent to obtain a Quotation of Bond Price and to determine the Bond Base Price and the Accrued Market Discount, Accrued OID and Unamortized Premium, if any, separately with respect to each Maturity of Bonds affected by such Tender Option Termination Event or Liquidity Event. Not later than the first Business Day following the day on which the Remarketing Agent receives such direction from the Trustee, the Remarketing Agent shall give notice by Electronic Means to the Trustee of the Quotation of Bond Price so obtained, the Bond Base Price so determined and the Accrued Market Discount, Accrued OID and Unamortized Premium, if any, so calculated with respect to each such Maturity.

(c) Upon the occurrence of a Tender Option Termination Event or a Liquidity Event, the Trustee shall proceed to cause the sale of or to deliver out the Bonds of each affected Maturity separately as follows:

(i) If the Quotation of Bond Price, including accrued and unpaid interest, with respect to such Maturity required by Section 5.1(b) is such that, if all the Bonds of such Maturity were sold at such Quotation of Bond Price, the total proceeds would result, if distributed in accordance with Section 5.1(d), in the Beneficial Owners of the Related Stated Amount of Floater Certificates Selected by Lot receiving less than an amount equal to the Stated Amount thereof plus accrued and unpaid interest thereon at the Floater Certificate Rate, the Beneficial Owner of the Related Residual Certificates receiving less than an amount equal to the Stated Amount thereof and the Liquidity Bank receiving less than an amount equal to payment of all amounts due on any Liquidity Loans, on the Business Day following the day on which the notice to the Trustee required by Section 5.1(b) is given:

(A) the Trustee shall instruct the Remarketing Agent to sell a principal amount of the Bonds of such Maturity sufficient to pay the accrued and unpaid Trustee Fee, Trustee Advances, if any, and Remarketing and Liquidity Charges with respect to the Related Stated Amount of Certificates to the date of such delivery and the Trustee shall distribute the proceeds of such sale to the Trustee, the Remarketing Agent and Liquidity Bank, as the case may be, sufficient to pay all such amounts due and payable; and

(B) the Trustee shall instruct DTC to transfer the remaining Bonds of such Maturity, plus any proceeds from the sale of Bonds pursuant to clause (A) above remaining after the payment of all amounts due and payable pursuant to clause (A) above, as promptly as practicable through the facilities of DTC to the Beneficial Owners of the Related Stated Amount of Floater Certificates Selected by Lot, the Beneficial Owner of the Related Residual Certificates and the Liquidity Bank, pro rata based on the Stated Amount of each such Beneficial Owner’s Floater Certificates, the Stated Amount of Residual Certificates and the unpaid principal amount of any Liquidity Loans, respectively, compared, in each case, to the aggregate Related Stated Amount of all Certificates of such Maturity;

provided that any such Beneficial Owner of Floater Certificates Selected by Lot shall have the right to pay to the Trustee (for distribution to the Trustee, Remarketing Agent and Liquidity Bank, as the case may be) its pro rata share of the accrued and unpaid Trustee Fee, Trustee Advances and Remarketing and Liquidity Charges in lieu of the sale of such Beneficial Owner’s pro rata share of the Bonds of such Maturity pursuant to clause (A) above and receive a distribution in kind of such Bonds by notifying the Trustee, the Trustor and the Remarketing Agent by Electronic Means of its election to exercise such right by 12:00 noon on such Business Day.

(ii) If the Quotation of Bond Price, including accrued and unpaid interest, with respect to such Maturity required by Section 5.1(b) is such that, if all the Bonds of such Maturity were sold at such Quotation of Bond Price, the total proceeds would result, if distributed in accordance with Section 5.1(d), in the Beneficial Owners of the Related Stated Amount of Floater Certificates Selected by Lot receiving at least an amount equal to the Stated Amount thereof plus accrued and unpaid interest thereon at the Floater Certificate Rate, the Beneficial Owner of the Related Residual Certificates receiving at least an amount equal to the Stated Amount thereof and the Liquidity Bank receiving payment of all amounts due on any Liquidity Loans, the Remarketing Agent shall sell the Bonds of such Maturity in such manner as the Trustor deems advisable at the highest obtainable price under current market conditions, on the day on which such Quotation of Bond Price is obtained, any such sale to conform to the further requirements set forth herein.

(d) The Trustee shall apply the proceeds received from the sale pursuant to Section 5.1(c)(ii) of each Maturity separately in the following order of priority, each priority being fully paid before proceeds are used to pay any lower priority and no payment being made on any priority if the proceeds have been exhausted in the payment of higher priorities:

(i) to the Trustee, to pay the accrued and unpaid Trustee Fee with respect to the Related Stated Amount of Certificates and to reimburse any Trustee Advances;

(ii) to the parties entitled thereto, to pay the accrued and unpaid Remarketing and Liquidity Charges with respect to the Related Stated Amount of Certificates;

(iii) (A) to the extent any accrued interest is received on the sale of the Bonds of such Maturity, (A) on a pari passu basis based on the Stated Amount of Floater Certificates and the principal amount of Liquidity Loans, (1) to the Beneficial Owners of the Related Stated Amount of Floater Certificates Selected by Lot, to pay accrued and unpaid interest on such Floater Certificates at the Floater Certificate Rate, and (2) to the Liquidity Bank, to pay accrued and unpaid interest on any Liquidity Loans, and (B) the remainder of any such accrued interest, less the amounts paid under priority (i) and (ii) above, to be paid to the Beneficial Owner of the Related Residual Certificates;

(iv) (A) to the Beneficial Owners of the Related Stated Amount of Floater Certificates Selected by Lot, to pay an amount up to but not exceeding an amount equal to the Stated Amount thereof and (B) to the Liquidity Bank, to pay the amount of the unpaid principal amount of all Liquidity Loans;

(v) to the Beneficial Owner of the Related Residual Certificates, to pay an amount up to but not exceeding the aggregate amount of any Accrued Market Discount, Accrued OID and Unamortized Premium on the Bonds of such Maturity;

(vi) to the Beneficial Owners of the Related Stated Amount of Floater Certificates Selected by Lot, to pay the Gain Share to which such Beneficial Owners are entitled; and

(vii) to the Beneficial Owner of the Related Residual Certificates, to pay any balance remaining.

(e) Upon the completion of payments and deliveries required by this Section 5.1 for all affected Maturities, the Related Stated Amount of Floater Certificates Selected by Lot and the Related Residual Certificates shall be cancelled.

(f) The distributions described in this Section 5.1 upon the occurrence of a Liquidity Event are not in any way intended to, and shall not, negate or waive any rights of the Trustee on behalf of the Holders of Floater Certificates to take any action against, or to pursue any other remedy available to the Trustee on behalf of the Holders of Floater Certificates hereunder, under any other document related hereto, at law, in equity or otherwise against the Liquidity Bank with respect to any failure by such party to make Liquidity Loans to fund the Purchase Price when required to do so.

Section 5.02. Mandatory Tender Events.

(a) Each of the following events constitutes a “Mandatory Tender Event”; provided that no Tender Option Termination Event shall have occurred; and provided, further, that, if a Mandatory Tender Date would occur during the Grace Period, such Mandatory Tender Date shall not occur unless the payment default that is subject to such Grace Period shall be cured during such Grace Period, in which case such Mandatory Tender Date shall occur on the first Business Day following the expiration of such Grace Period:

(i) with respect to each Maturity separately, and subject to the proviso in Section 5.2(b), the Related Designated Termination Date shall have occurred;

(ii) with respect to all Certificates regardless of Maturity, the date shall have occurred that is 25 days prior to the Scheduled Expiration Date without (A) an irrevocable and unconditional renewal thereof having been agreed to by the Liquidity Bank or (B) the effectiveness of the appointment of a Successor Liquidity Bank to assume such obligations pursuant to Section 8.3;

(iii) with respect to all Certificates regardless of Maturity, notice shall have been received by the Trustee from the Remarketing Agent or the Liquidity Bank that either (A) five Business Days have elapsed after at least 50% or (B) ten Business Days have elapsed after at least 25% of the Floater Certificates have been tendered pursuant to Section 4.1 without the remarketing of all of such Floater Certificates, and the Remarketing Agent or the Liquidity Bank shall have given notice of its election to declare a Mandatory Tender Event;

(iv) with respect to all Certificates regardless of Maturity, if (but only if) the State Partnership Factors shall have been adopted in the related Series Trust Agreement, notice shall have been received by the Trustee from the Trustor that the Agreement shall have terminated as provided in Section 14.5 upon the occurrence of an Act of Bankruptcy of the Tax Responsible Partner or failure of the Tax Responsible Partner to maintain the Tax Responsible Partner’s Required Controlling Interest;

(v) with respect to each Maturity separately, notice shall have been received by the Trustee from the Liquidity Bank or the Remarketing Agent that the rating of the Bonds of such Maturity by each of the Bond Rating Agencies has either been withdrawn or has fallen below the Rating Threshold, and the Liquidity Bank shall have given notice of its election to declare a Mandatory Tender Event;

(vi) with respect to all Certificates regardless of Maturity, notice shall havebeen received by the Trustee from the Liquidity Bank or the Remarketing Agent that the Floater Certificate Ratio has fallen below the Minimum Floater Certificate Ratio, and the Liquidity Bank shall have given notice of its election to declare a Mandatory Tender Event;

(vii) with respect to all Certificates regardless of Maturity, notice shall have been received by the Trustee from the Remarketing Agent or the Liquidity Bank that the Remarketing Agent or the Liquidity Bank, as applicable, has reasonable grounds, based on an Opinion of Counsel (which may be from internal counsel of the Remarketing Agent or the Liquidity Bank, as applicable), for the belief that registration of the Trust is required under the Investment Company Act, or that Certificates have been sold in violation of the Securities Act, and the Remarketing Agent or the Liquidity Bank shall have given notice of its election to declare a Mandatory Tender Event;

(viii) with respect to all Certificates regardless of Maturity, notice shall have been received by the Trustee from the Trustor, the Remarketing Agent or the Liquidity Bank that there exist reasonable grounds, based on an Opinion of Counsel (which may be from internal counsel of the Trustor, the Remarketing Agent or the Liquidity Bank, as applicable), for the belief that the Trust is subject to material tax liabilities such that continuation of the Trust is disadvantageous to the Beneficial Owners of the Floater Certificates or the Residual Certificates, and the Trustor, the Remarketing Agent or the Liquidity Bank shall have given notice of its election to declare a Mandatory Tender Event;

(ix) with respect to all Certificates regardless of Maturity, notice shall havebeen received by the Trustee from the Remarketing Agent or the Liquidity Bank that a Tax Event shall have occurred, and the Remarketing Agent or the Liquidity Bank shall have given notice of its election to declare a Mandatory Tender Event; it being understood that, upon receipt of notice of any Tax Event from the Issuer’s trustee or other applicable fiduciary, the Trustee shall promptly give notice of such Tax Event to the other Notice Parties and to DTC for transmission to the Holders of Certificates, regardless of whether or not the Remarketing Agent or the Liquidity Bank, upon the occurrence of such Tax Event, has elected to declare a Mandatory Tender Event pursuant to this Section 5.2(a)(ix);

(x) with respect to all Certificates regardless of Maturity, notice shall have been received by the Trustee from the Trustor, the Liquidity Bank or the Remarketing Agent that an Act of Bankruptcy shall have occurred with respect to the Liquidity Bank;

(xi) with respect to all Certificates regardless of Maturity, any Mode Change Date or the first Business Day of any Term Period with a duration of more than 30 days, as applicable, subject to the right of a Beneficial Owner of Floater Certificates to elect to retain Floater Certificates that otherwise would be subject to mandatory tender and purchase (the “Election to Retain”), which right must be exercised, by delivery of a notice to the Trustee, substantially in the form of Exhibit I hereto (each, a “Notice of Election to Retain”), (A) in the case of a Mandatory Tender Date that is the first Business Day of a Term Period, by 2:30 p.m. on the Business Day preceding such Mandatory Tender Date or (B) otherwise, by 3:00 p.m. on the Business Day that is five Business Days prior to the related Mandatory Tender Date;

(xii) with respect to all Certificates regardless of Maturity, and subject to the Election to Retain, the effective date of any delivery of any Substitute Liquidity Facility or any appointment of a Successor Liquidity Bank pursuant to Section 8.3;

(xiii) with respect to all Certificates regardless of Maturity, (A) in the case where the Liquidity Bank has entered into a Reimbursement Agreement and a notice shall have been received by the Trustee from the Liquidity Bank that an event of default (or other event triggering the Liquidity Bank’s right to declare a Mandatory Tender Event) has occurred under such Reimbursement Agreement, and the Liquidity Bank shall have given notice of its election to declare a Mandatory Tender Event, or (B) in the case where a notice shall have been received by the Trustee from the Liquidity Bank that an event of default has occurred under the Liquidity Facility; and

(xiv) with respect to any Floater Certificates that have been acquired by a Disqualified Transferee, the date the Trustee shall have received notice from the Remarketing Agent or the Trustor that such Floater Certificates have been acquired by a Disqualified Transferee.

(b) Upon the occurrence of a Mandatory Tender Event, the Outstanding Floater Certificates shall be subject to mandatory tender and purchase from funds drawn under the Liquidity Facility by the Tender Agent on the Mandatory Tender Date and the Outstanding Related Residual Certificates shall be subject to simultaneous redemption from either a portion of the proceeds of the sale of the Bonds of the respective Related Maturities or a distribution in kind of the Bonds of such Maturities; provided that, if a Mandatory Tender Event occurs under Section 5.2(a)(i) or (v) with respect to less than all the Maturities, only the Related Stated Amount of Floater Certificates of such Maturities Selected by Lot shall be subject to mandatory tender and only the Related Residual Certificates shall be subject to redemption; and provided, further, that, in case of the occurrence of a Mandatory Tender Event described in Section 5.2(a)(xi), (xii) or (xiv), no Residual Certificates shall be subject to redemption pursuant to this Section 5.2(b); and provided, further, that, in case of the occurrence of a Mandatory Tender Event described in Section 5.2(a)(xiv), only the Floater Certificates that were acquired by a Disqualified Transferee shall be subject to mandatory tender; and provided, further, that, in case of any Mandatory Tender Event, the Remarketing Agent may notify the Trustee that the Remarketing Agent elects not to have Floater Certificates which are held by the Remarketing Agent for its own account be paid the Purchase Price on the Mandatory Tender Date from funds drawn under the Liquidity Facility and in lieu thereof directs the Trustee to sell the Remarketing Agent’s proportionate share of the Related Bonds and pay the liquidation proceeds thereof (but not to exceed the Purchase Price) to the Remarketing Agent. If the Remarketing Agents makes the election provided for under this Section 5.2(b), then the Remarketing Agent shall assist the Trustee in arranging for the sale of the Remarketing Agent’s proportionate share of the Related Bonds.

(c) Failure to deliver Floater Certificates upon a mandatory purchase or Residual Certificates upon a redemption shall not prevent the mandatory purchase or redemption of such Certificates; such Certificates shall be deemed tendered or deemed redeemed whether or not delivered to the Trustee.

(d) The Trustee shall notify each Securities Depository and each Notice Party of the occurrence of any such Mandatory Tender Event at or prior to the close of business not later than the Business Day immediately following the Business Day on which an officer of the Trustee assigned to the administration of the Trust obtains knowledge thereof (or in the case of a Mandatory Tender Event described in Section 5.2(a)(i), 14 days prior to the Related Designated Termination Date). Such notice shall set forth the nature and date of the Mandatory Tender Event and the applicable “Mandatory Tender Date,” which shall be:

(i) in the case of a Mandatory Tender Event under Section 5.2(a)(x), the first Business Day after the notice required by this subsection (d);

(ii) in the case of a Mandatory Tender Event under Section 5.2(a)(xi), the Mode Change Date or the first Business Day of any Term Period with a duration of more than 30 days, as applicable;

(iii) in the case of a Mandatory Tender Event under Section 5.2(a)(xii), the Business Day preceding the effective date of any delivery of a Substitute Liquidity Facility or any appointment of a Successor Liquidity Bank pursuant to Section 8.3;

(iv) in the case of a Mandatory Tender Event under Section 5.2(a)(xiii), a Business Day at least three (3) Business Days after the notice required by this subsection (d); provided that, in the case of any Mandatory Tender Event under Section 5.2(a)(xiii) that is not an event of default under the Reimbursement Agreement, the Mandatory Tender Date shall be a Business Day at least 45 days after the notice required by this subsection (d).

(v) in the case of any other Mandatory Tender Event, a Business Day at least five (5) Business Days after the notice required by this subsection (d); provided, however, that such Mandatory Tender Date shall not be less than six (6) calendar days prior to the Scheduled Expiration Date.

(e) In the case of a Mandatory Tender Event under Section 5.2(a)(i) through (x) or on the Business Day on which the notice required by subsection (d) is given, the Trustee shall direct the Remarketing Agent to (i) obtain a Quotation of Bond Price for all Bonds for a sale that is consummated so that the proceeds thereof will be available for distribution on the Mandatory Tender Date; provided that, if a Mandatory Tender Event under Section 5.2(a)(i) or (v) has occurred with respect to less than all the Maturities, a Quotation of Bond Price for only Bonds of the Related Maturities shall be obtained; and (ii) determine the Bond Base Price and the Accrued Market Discount, Accrued OID and Unamortized Premium on each Maturity of Bonds to be sold. In the case of a Mandatory Tender Event under Section 5.2(a)(xi), (xii) or the Trustee shall direct the Remarketing Agent to remarket the Floater Certificates, subject to mandatory tender on the related Mandatory Tender Date pursuant to Section 9.2, subject in the case of clauses (xi) and (xii) to the right of an Election to Retain such Floater Certificates pursuant to this Section 5.2. In the case of a Mandatory Tender Event under Section 5.2(a)(xi), (xii) or (xiv), following the payment of the Purchase Price of tendered Floater Certificates with the proceeds of a draw by the Trustee under the Liquidity Facility pursuant to Section 5.2(f), all Floater Certificates the Purchase Price of which is paid with the proceeds of such draw (such Certificates, thereafter, “Liquidity Floater Certificates”) shall be held by the Trustee in trust until remarketed as provided herein.

(f) The Floater Certificates (other than Liquidity Floater Certificates) subject to mandatory tender on the Mandatory Tender Date shall be purchased at the Purchase Price. On such Mandatory Tender Date, not later than 11:30 a.m., the Trustee shall draw on the Liquidity Facility (in the case of a Mandatory Tender Event under Section 5.2(a)(xii), the Liquidity Facility being replaced) in an amount equal to the Purchase Price for the Floater Certificates in the manner provided for in Article VIII and forward such Purchase Price in immediately available funds to DTC for distribution to each DTC Participant of a Beneficial Owner of such Floater Certificates. The failure by the Liquidity Bank to fund such draw on the Liquidity Facility shall constitute a Liquidity Event, with the consequences provided for in Section 5.1. On the Mandatory Tender Date, DTC shall deliver the Floater Certificates to the account of the Trustee against payment therefor of the Purchase Price (together, except in the case of a Mandatory Tender Event described in Section 5.2(a)(xi), (xii) or (xiv), with the amount, if any, specified in priority (F) of Section 5.2(i)) to the account of the DTC Participants of the Beneficial Owners of such Floater Certificates without any action on the part of or on behalf of such Beneficial Owners.

(g) The Residual Certificates to be redeemed on the Mandatory Tender Date shall be redeemed either (i) by a distribution in kind of the Bonds of the Related Maturities pursuant to Section 5.2(h) or (ii) at a price equal to the respective pro rata share of such Residual Certificates in the amount distributable to the Related Residual Certificates pursuant to priorities (C), (E) and (G) of Section 5.2(i). On such Mandatory Tender Date, the Trustee shall forward such Bonds or such redemption amount to the Securities Depository in immediately available funds for distribution to the Beneficial Owner of the Related Residual Certificates. Such Securities Depository shall deliver the Related Residual Certificates to the account of the Trustee against payment therefor of such Bonds or such redemption amount on the Mandatory Tender Date to the account of the Beneficial Owner of such Residual Certificates without any action on the part of or on behalf of such Beneficial Owner.

(h) On the Mandatory Tender Date (other than with respect to a Mandatory Tender Event under Section 5.2(a)(xi), (xii) or (xiv)), the Trustee shall proceed to cause the sale of or to deliver out the Bonds of each affected Maturity separately as follows:

(i) If the Election Letter states that the provisions of clause (i) of Section5.2(h) shall apply and the Quotation of Bond Price, including accrued and unpaid interest, with respect to such Maturity required by Section 5.2(e) is such that, if all the Bonds of such Maturity were sold at such Quotation of Bond Price, the total proceeds would result, if distributed in accordance with Section 5.2(i), in the Liquidity Bank receiving less than the unpaid principal amount of any Liquidity Loan plus accrued and unpaid interest thereon on the Mandatory Tender Date:

(A) the Trustee shall instruct the Remarketing Agent to sell a principal amount of the Bonds of such Maturity sufficient to pay the accrued and unpaid Trustee Fee, Trustee Advances, if any, and Remarketing and Liquidity Charges with respect to the Related Stated Amount of Certificates to the date of such delivery and the Trustee shall distribute the proceeds of such sale to the Trustee, the Remarketing Agent and Liquidity Bank, as the case may be;

(B) the Trustee shall either instruct the Remarketing Agent to sell a principal amount of Bonds of such Maturity sufficient to pay the unpaid principal amount of any Liquidity Loans plus accrued and unpaid interest thereon and to pay the proceeds thereof to the Liquidity Bank or, at the direction of the Liquidity Bank, instruct DTC to transfer an amount of the Bonds of such Maturity as promptly as practicable through the facilities of DTC to the account of the DTC Participant of the Trustee and Tender Agent, for the benefit of the Liquidity Bank (such Bonds, thereafter “Liquidity Bonds”), such that the Liquidity Bank receives Bonds with a market value (based on such Quotation of Bond Price) equal to the unpaid principal amount of any Liquidity Loans plus accrued interest thereon; and

(C) the Trustee shall distribute any remaining Bonds and any remaining proceeds from the sale of Bonds pursuant to clause (A) to the Beneficial Owner of the Related Residual Certificates.

(ii) If the Election Letter states that the provisions of clause (i) of Section 5.2(h) shall apply and the Quotation of Bond Price, including accrued and unpaid interest, with respect to such Maturity required by Section 5.2(e) is such that, if all the Bonds of such Maturity were sold at such Quotation of Bond Price, the total proceeds would result, if distributed in accordance with Section 5.2(i), in the Liquidity Bank receiving an amount equal to the unpaid principal amount of any Liquidity Loans plus accrued interest thereon, the Remarketing Agent shall sell the Bonds of such Maturity in such manner as the Trustor deems advisable at the highest obtainable price under current market conditions, on the Mandatory Tender Date, any such sale to conform to the further requirements set forth herein.

(iii) If the Election Letter states that the provisions of clause (iii) of Section 5.2(h) shall apply (or no Election Letter is delivered) and the Quotation of Bond Price, including accrued and unpaid interest, with respect to such Maturity required by Section 5.2(e) is such that, if all the Bonds of such Maturity were sold at such Quotation of Bond Price, the total proceeds would result, if distributed in accordance with Section 5.2(i), in either the Liquidity Bank receiving less than an amount equal to the unpaid principal amount of any Liquidity Loans plus accrued interest thereon, on the Mandatory Tender Date or the Beneficial Owner of the Related Residual Certificates receiving less than an amount equal to the Stated Amount thereof, on the Mandatory Tender Date:

(A) the Trustee shall instruct the Remarketing Agent to sell a principal amount of the Bonds of such Maturity sufficient to pay the accrued and unpaid Trustee Fee, Trustee Advances, if any, and Remarketing and Liquidity Charges with respect to the Related Stated Amount of Certificates to the date of such delivery and the Trustee shall distribute the proceeds of such sale to the Trustee, the Remarketing Agent and Liquidity Bank, as the case may be;

(B) the Trustee shall instruct DTC to transfer an amount of the Bonds of such Maturity as promptly as practicable through the facilities of DTC to the respective accounts of (i) the DTC Participant of the Trustee and Tender Agent, for the benefit of the Liquidity Bank (such Bonds, thereafter “Liquidity Bonds”) and (ii) the Beneficial Owner of Related Residual Certificates, such that the Liquidity Bank and Beneficial Owner of Related Residual Certificates each receives a pro rata principal amount of the Bonds of such Maturity based on the aggregate principal amount of Liquidity Loans and the aggregate Stated Amount of the Related Residual Certificates, respectively; provided that the Liquidity Bank shall have the right to direct the Remarketing Agent to sell Bonds which would otherwise have been distributed to the Liquidity Bank , in which case the proceeds of such liquidation shall be distributed to the Liquidity Bank; and

(C) the Trustee shall distribute any remaining Bonds and any remaining proceeds from the sale of Bonds pursuant to clause (A) to the Beneficial Owner of the Related Residual Certificates.

(iv) If the Election Letter states that the provisions of clause (iii) of Section 5.2(h) shall apply (or no Election Letter is delivered) and the Quotation of Bond Price, including accrued and unpaid interest, with respect to such Maturity required by Section 5.2(e) is such that, if all the Bonds of such Maturity were sold at such Quotation of Bond Price, the total proceeds would result, if distributed in accordance with Section 5.2(i), in the Liquidity Bank receiving an amount equal to the unpaid principal amount of any Liquidity Loans plus accrued interest thereon and the Beneficial Owner of the Related Residual Certificates receiving at least an amount equal to the Stated Amount thereof, the Remarketing Agent shall sell the Bonds of such Maturity in such manner as the Trustor deems advisable at the highest obtainable price under current market conditions, on the Mandatory Tender Date, any such sale to conform to the further requirements set forth herein.

(i) On the Mandatory Tender Date, the proceeds of the sale, if any, of each Maturity separately pursuant to Section 5.2(h)(ii) or (iv) shall be distributed in the following order of priority, each priority being fully paid before proceeds are used to pay any lower priority and no payment being made on any priority if the proceeds have been exhausted in the payment of higher priorities:

(A) to the Trustee, to pay the accrued and unpaid Trustee Fee with respect to the Related Stated Amount of Certificates and to reimburse any Trustee Advances;

(B) to the parties entitled thereto, to pay the accrued and unpaid Remarketing and Liquidity Charges with respect to the Related Stated Amount of Certificates;

(C) to the Liquidity Bank, to the extent accrued interest is received on the sale of the Bonds of such Maturity, to pay accrued and unpaid interest on any Liquidity Loans, the remainder of any such accrued interest, less the amounts paid under priority (A) and (B) above, to be paid to the Beneficial Owner of Related Residual Certificates;

(D) (1) if the Election Letter states that the provisions of clause (i) of Section 5.2(h) shall apply, to the Liquidity Bank, to pay an amount up to but not exceeding an amount equal to the principal amount of any unpaid Liquidity Loans, and (2) if the Election Letter states that the provisions of clause (iii) of Section 5.2(h) shall apply, to the Liquidity Bank, to pay an amount equal to the principal amount of any unpaid Liquidity Loans, and to the Beneficial Owner of the Related Residual Certificates an amount equal to the Stated Amount thereof on a pari passu basis based on the unpaid principal amount of any Liquidity Loans and the Stated Amount of the Related Residual Certificates, respectively;

(E) to the Beneficial Owner of Related Residual Certificates, to pay an amount up to but not exceeding the aggregate amount of any Accrued Market Discount, Accrued OID and Unamortized Premium on the Bonds of such Maturity;

(F) to the Beneficial Owners of the Related Stated Amount of Floater Certificates Selected by Lot tendered on the Mandatory Tender Date an amount equal to the Gain Share to which such Holders are entitled; provided that, in the case of a Mandatory Tender Event under Section 5.2(a)(xi), (xii) or (xiv), no amount shall be paid pursuant to this priority (F); and

(G) to the Beneficial Owner of Related Residual Certificates, to pay the balance remaining.

(j) Upon the completion of payments and deliveries required by this Section 5.2 for all affected Maturities, the Related Stated Amount of Floater Certificates Selected by Lot and the Related Residual Certificates shall be cancelled.

ARTICLE VI

TRANSFER OF ADDITIONAL BONDS; WITHDRAWAL OF BONDS

Section 6.01. Transfer of Additional Bonds After the Deposit Date.

(a) With the consent of the Beneficial Owner of the Residual Certificates, on any Floater Certificate Interest Payment Date or the date of any Rate Determination Time after the Deposit Date with respect to any Series (each, an “Additional Deposit Date”), the Trustor may deliver or cause to be delivered to the Trustee Bonds that satisfy the Bond Criteria; provided that the requirements set forth in this Section 6.1 are satisfied; it being understood that, even if such Bonds are of the same Maturity as Bonds already held in the Trust, such Bonds shall be treated as a separate and distinct Maturity of Bonds for all purposes of this Agreement.

(b) With respect to each such delivery of Bonds on an Additional Deposit Date, the Trustor hereby represents and warrants that (i) such Bonds, at the time of their original issuance, were delivered with an Opinion of Counsel generally to the effect that interest on the Bonds is excludable from gross income for federal income tax purposes, (ii) immediately prior to the delivery thereof to the Trustee on behalf of the Trust, the Trustor owns such Bonds free and clear of any lien, pledge, encumbrance or any other security interest, and (iii) upon the delivery thereof, the Trustor thereby releases all right, title and interest in and to such Bonds to the Trustee on behalf of the Trust for the related Series.

(c) After obtaining the consent of the Liquidity Bank to an appropriate increase in the Amount Available, the Remarketing Agent at the direction of the Trustor shall, at least fifteen days prior to each Additional Deposit Date, deliver a notice to the Notice Parties, substantially in the form of Exhibit C (each, an “Additional Deposit Notice”), containing the following items:

(i) the name of the Bonds; the name of the Issuer; the Principal Credit Source, if any; whether or not the Bonds are Prerefunded Bonds as of the Additional Deposit Date; and the principal amount of the Bonds, the Accrued Interest on Bonds and the Bond Base Price as of the Additional Deposit Date;

(ii) with respect to each Maturity of Bonds, a certification that the sum of the Related Stated Amount of Floater Certificates of such Maturity and the Stated Amount of the Related Residual Certificates of such Maturity will not exceed the Bond Base Price of such Maturity of Bonds as of the Additional Deposit Date;

(iii) a certification that the Bonds satisfy the Bond Criteria;

(iv) a reaffirmation of the representations and warranties set forth in Section 6.1(b);

(v) if Proportionality has been adopted in the related Series Trust Agreement, the Level of Proportionality that will apply with respect to each Maturity of Bonds;

(vi) if Proportionality and/or the State Partnership Factors have been adopted in the related Series Trust Agreement, directions to the Trustee to execute and deliver additional Residual Certificates pursuant to Section 10.8(c), including, by Maturity, the Stated Amount thereof and delivery instructions with respect thereto;

(vii) directions to the Trustee to notify the Beneficial Owners of Floater Certificates, through the Securities Depository, of their option to purchase a proportionate amount of the additional Floater Certificates to be executed and delivered pursuant to Section 10.8(c), such option to be exercised by contacting the Trustor as provided in Section 6.1(d), attaching a form of notice that the Trustee can use for such purpose;

(viii) a certification that the Trustor will seek confirmation from each Floater Certificate Rating Agency that the ratings of such Floater Certificate Rating Agency on the Floater Certificates will not, as a result of such transfer of additional Bonds and issuance of additional Floater Certificates, be withdrawn or reduced below the rating prior to such transfer and issuance;

(ix) a certification that the Trustee will receive an Opinion of Counsel of appropriate special tax and securities counsel to the effect that such transfer of additional Bonds and issuance of additional Floater Certificates will not result in the withdrawal of, or modification of the conclusions of, any opinion previously delivered regarding tax and securities law treatment of the Certificates;

(x) if the related Series is a Premium Funded Series, a revised Amortization Schedule of Base Prices; and

(xi) such other items as may be specified in the related Series Trust Agreement.

(d) The Trustee shall notify each Securities Depository of each Additional Deposit Date no later than the Business Day immediately following the date of receipt by the Trustee of the Additional Deposit Notice required by Section 6.1(c) by transmitting a copy of such Additional Deposit Notice to each Securities Depository for retransmission to the Beneficial Owners of Floater Certificates. Each such Beneficial Owner of Floater Certificates shall have the option to purchase a proportionate Stated Amount of the additional Floater Certificates to be executed and delivered pursuant to Section 10.8(c) such that the percentage of the aggregate Outstanding Stated Amount of Floater Certificates owned by such Beneficial Owner will remain the same following the Additional Deposit Date. A Beneficial Owner shall exercise the foregoing option by contacting the Trustor on or prior to the third Business Day preceding the Additional Deposit Date. Thereupon, the Trustor shall allocate to such Beneficial Owner its proportionate share of the additional Floater Certificates delivered to the Trustor pursuant to Section 10.8(c) and shall provide directions to the Trustee to execute and deliver such additional Floater Certificates, including the Stated Amount thereof and delivery instructions with respect thereto.

(e) On or prior to the Additional Deposit Date, the Trustor will obtain confirmation from each Floater Certificate Rating Agency that the ratings of such Floater Certificate Rating Agency on the Floater Certificates will not, as a result of such transfer of additional Bonds and issuance of additional Floater Certificates, be withdrawn or reduced below the rating prior to such transfer and issuance.

(f) On or prior to the Additional Deposit Date, the Trustor will cause to be delivered to the Trustee an Opinion of Counsel of appropriate special tax and securities counsel to the effect that such transfer of additional Bonds and issuance of additional Floater Certificates will not result in the withdrawal of, or modification of the conclusions of, any opinion previously delivered regarding tax and securities law treatment of the Certificates.

Section 6.02. Right of Withdrawal.

(a) With respect to any Series, the Beneficial Owner of Residual Certificates may withdraw a proportionate share (up to 100%) of the Bonds of any Maturity of such Series by delivering a proportionate share (up to 100%) of the Related Stated Amount of Floater Certificates of such Maturity and, if Proportionality shall have been adopted in the related Series Trust Agreement, a proportionate share (up to 100%) of the Related Residual Certificates of such Maturity (such that, following such withdrawal, Proportionality is maintained, as nearly as possible, subject to adjustment due to all applicable Authorized Denominations and rounding conventions). No such withdrawal may occur during a Closed Period, if applicable pursuant to Section 6.2(c), and any such withdrawal shall be subject to the provisions of Sections 11.8(d). Bonds may be withdrawn by:

(i) causing the Securities Depositories to deliver the required Stated Amount of Floater Certificates and, if Proportionality shall have been adopted in the related Series Trust Agreement, the required Stated Amount of Related Residual Certificates free to the Trustee (in the case of Floater Certificates, by book-entry transfer into the Trustee’s accounts at DTC);

(ii) delivering to the Trustee a request substantially in the form of Exhibit D (each, a “Withdrawal Request”); and

(iii) paying to the Trustee a sum sufficient to pay (A) any tax or other governmental or Securities Depository charge that may be imposed in relation thereto and (B) the accrued and unpaid Trustee Fee and Remarketing and Liquidity Charges with respect to the Related Stated Amount of Certificates being delivered and to reimburse any Trustee Advances; provided, however, that the amount due in respect of the accrued and unpaid Remarketing and Liquidity Charges shall not exceed the difference between (A) the accrued and unpaid interest on the Bonds being withdrawn and (B) the sum of the accrued and unpaid interest on the Stated Amount of Floater Certificates being delivered plus the amount due in respect of the accrued and unpaid Trustee Fee.

(b) If the Beneficial Owner of Residual Certificates complies with the foregoing, the Trustee shall deliver free from its account at DTC by book-entry transfer as specified in the Withdrawal Request the principal amount of Bonds of the designated Maturity entitled to be withdrawn. Such principal amount of Bonds will, however, be reduced by a principal amount equal to the payment of money, if any, to such Beneficial Owner from the Odd-Lot Subaccount pursuant to Section 11.8(d).

(c) Unless the Beneficial Owner of Residual Certificates is also the Beneficial Owner of 100% of the Floater Certificates of the Series, withdrawal of Bonds cannot be made during a “Closed Period,” which term is defined as any period:

(i) commencing on the third Business Day immediately preceding any Bond Interest Payment Date and ending immediately prior to the opening of business on such Bond Interest Payment Date;

(ii) commencing on the date of mailing a notice of redemption and ending on the related Bond Redemption Date; provided that, in the case of a partial redemption after Selection by Lot has been made, such Closed Period shall apply only to the Floater Certificates Selected by Lot for such redemption;

(iii) commencing upon the giving of notice by the Trustee of a Tender Option Termination Event or a Liquidity Event through to the resulting cancellation of Certificates;

(iv) commencing upon the giving of notice by the Trustee of a Mandatory Tender Event through to the resulting cancellation of Certificates; provided that, if such Mandatory Tender Event applies with respect to less than all the Maturities, after Selection by Lot has been made, such Closed Period shall apply only to the Floater Certificates Selected by Lot and the Related Residual Certificates and Related Maturities of Bonds; or

(v) commencing when the Trustee receives notice that a Tender Demand Owner seeks a Mandatory Tender of Floater Certificates and ending on the Tender Date; provided that, after Selection by Lot has been made, such Closed Period shall apply only to the Floater Certificates with respect to which such tender is demanded.

(d) The Trustee shall use its best efforts to effect delivery of Bonds by the close of business on any day when the Withdrawal Request has been submitted prior to 10:00 a.m. on such day and provide notice pursuant to Section 14.2 to the Liquidity Bank and each Holder of any withdrawal of Bonds pursuant to this Section 6.2. If applicable, the Trustee shall deliver to the Liquidity Bank a certificate in the appropriate form annexed to the Liquidity Facility, appropriately completed in order to effect a reduction of the Amount Available under the Liquidity Facility.

(e) Notwithstanding anything herein to the contrary, the Related Stated Amount of Residual Certificates of any Maturity of a Series must at all times, whether or not Proportionality shall have been adopted in the related Series Trust Agreement, both prior to and after any partial withdrawal of Bonds of such Maturity pursuant to this Section 6.2, be at least equal to $5,000.

Section 6.03. Change in Proportionality.

(a) With respect to any Maturity of a Series, the Beneficial Owner of the Residual Certificates may decrease the Level of Proportionality of such Maturity, by delivering a Stated Amount of Floater Certificates of such Series and obtaining delivery of an equivalent Stated Amount of Related Residual Certificates of the designated Maturity, by:

(i) causing the Securities Depository to deliver such Stated Amount of Floater Certificates free to the Trustee by book-entry transfer into the Trustee’s accounts at such Securities Depository;

(ii) delivering a notice to the Trustee substantially in the form of Exhibit H (each, a “Notice of Change in Proportionality”) at least five Business Days prior to such date of delivery, which Notice of Change in Proportionality:

(A) if Proportionality shall have been adopted in the related Series Trust Agreement, shall specify, for each Maturity of the Series on and after such date of delivery, (1) the Level of Proportionality, (2) the Related Stated Amount of Floater Certificates and (3) the Stated Amount of Related Residual Certificates; or

(B) if Proportionality shall not have been adopted in the related Series Trust Agreement, shall state that such Beneficial Owner elects to have Proportionality adopted for such Series on and after such date of delivery and shall specify, for each Maturity of the Series on and after such date of delivery, (1) the Level of Proportionality, (2) the Related Stated Amount of Floater Certificates and (3) the Stated Amount of Related Residual Certificates;

(iii) paying to the Trustee a sum sufficient to pay any tax or other governmental or Securities Depository charge that may be imposed in relation thereto; and

(iv) (iv) if such Series is a Premium Funded Series, delivering or causing to be delivered a revised Amortization Schedule of Base Prices.

(b) If the Beneficial Owner of Residual Certificates complies with the foregoing requirements of Section 6.3(a), the Trustee shall, on the Floater Certificate Interest Payment Date or the date of a Rate Determination Time specified in the Notice of Change in Proportionality, execute and deliver to such Beneficial Owner additional Related Residual Certificates of the designated Maturity in a Stated Amount equal to the Stated Amount of Floater Certificates being delivered (such that, following such issuance of additional Related Residual Certificates, the designated Level of Proportionality is maintained, as nearly as possible, subject to adjustment due to all applicable Authorized Denominations and rounding conventions). The Floater Certificates so delivered to the Trustee shall be cancelled. The Trustee shall provide notice pursuant to and in accordance with Section 14.2 to the Remarketing Agent and the Liquidity Bank of any execution and delivery of additional Related Residual Certificates pursuant to this Section 6.3(a) and (b).

(c) With respect to any Maturity of a Series, the Beneficial Owner of Related Residual Certificates may increase the Level of Proportionality of such Maturity, by delivering a Stated Amount of Related Residual Certificates of such Maturity and obtaining delivery of an equivalent Stated Amount of Floater Certificates of such Series (so long as such Beneficial Owner maintains a Stated Amount of Related Residual Certificates of such Maturity at least equal to $5,000), by:

(i) causing the Securities Depository to deliver a specified Stated Amount of Related Residual Certificates of such Maturity free to the Trustee by book-entry transfer into the Trustee’s accounts at such Securities Depository;

(ii) delivering a Notice of Change in Proportionality at least ten (10) Business Days prior to such date of delivery, which Notice of Change in Proportionality:

(A) if Proportionality shall have been adopted in the related Series Trust Agreement, shall specify, for each Maturity of the Series on and after such date of delivery, (1) the Level of Proportionality, (2) the Related Stated Amount of Floater Certificates and (3) the Stated Amount of Related Residual Certificates; or

(B) if Proportionality shall not have been adopted in the related Series Trust Agreement, shall state that such Beneficial Owner elects to have Proportionality adopted for such Series on and after such date of delivery and shall specify, for each Maturity of the Series on and after such date of delivery, (1) the Level of Proportionality, (2) the Related Stated Amount of Floater Certificates and (3) the Stated Amount of Related Residual Certificates;

(iii) paying to the Trustee a sum sufficient to pay any tax or other governmental or Securities Depository charge or any other charges that may be imposed in relation thereto and, if such date of delivery is not a Floater Certificate Interest Payment Date, an amount equal to the accrued and unpaid Floater Certificate Interest Amount on such Floater Certificates as of such date of delivery, such amount to be held in an account separate and apart from all other funds by the Trustee uninvested and paid to the Holders of Floater Certificates on the next Floater Certificate Interest Payment Date;

(iv) delivering or causing to be delivered to the Trustee the written consent of the Liquidity Bank to such execution and delivery of additional Floater Certificates and evidence satisfactory to the Trustee that the Amount Available has been appropriately increased;

(v) delivering or causing to be delivered to the Trustee evidence that, after giving effect to such additional Floater Certificates, the Floater Certificate Rate will not exceed the Maximum Floater Certificate Rate and the Floater Certificate Ratio will not be below the Minimum Floater Certificate Ratio; and

(vi) if such Series is a Premium Funded Series, delivering or causing to be delivered a revised Amortization Schedule of Base Prices.

(d) On the Business Day following receipt of any Notice of Change in Proportionality, the Trustee shall transmit a copy of such Notice of Change in Proportionality to the Remarketing Agent and to the Securities Depositories for transmission to the Beneficial Owners of Certificates.

(e) If the Beneficial Owner of Residual Certificates complies with the foregoing requirements of Section 6.3(c), the Trustee shall on the Floater Certificate Interest Payment Date or the date of a Rate Determination Time specified in the Notice of Change in Proportionality execute additional Floater Certificates in a Stated Amount equal to the aggregate Stated Amount of Residual Certificates delivered to the Trustee by such Beneficial Owner and deliver such additional Floater Certificates to such Beneficial Owner as specified in such notice. The Residual Certificates so delivered to the Trustee shall be cancelled.

Section 6.04. Mandatory Tender of Floater Certificates Upon Demand of Residual Certificates Holder.

(a) In connection with the exercise of its right of withdrawal pursuant to Section 6.2 or its right to decrease the Level of Proportionality pursuant to Section 6.3(a) and (b), the Beneficial Owner of Residual Certificates shall have the right at any time prior to the Last Designated Termination Date to cause the mandatory tender to such Beneficial Owner of a Stated Amount of Floater Certificates, provided that such Beneficial Owner complies with the provisions of this Section 6.4.

(b) Any Beneficial Owner of Residual Certificates causing a mandatory tender pursuant to this Section 6.4 is hereinafter referred to as the “Tender Demand Owner”. The mandatory tender shall be accomplished as described in this Section 6.4 by the Tender Demand Owner’s submitting prior to 10:00 a.m. on any Business Day a notice substantially in the form of Exhibit E containing the following items to the Trustee:

(i) a statement that such Tender Demand Owner is the Beneficial Owner of the Residual Certificates;

(ii) the identity of such Tender Demand Owner and the identity of its DTC Participant;

(iii) the specified aggregate Stated Amount in Authorized Denominations of Floater Certificates to be tendered;

(iv) the date on which such tender is to occur (a “Tender Date”), which shall be (A) if the Daily Mode or the Weekly Mode shall be in effect, any Business Day at least five Business Days after the date of such notice, or (B) if the Monthly Mode or the Term Mode shall be in effect, the date of a Rate Determination Time at least five Business Days after the date of such notice; and

(v) with respect to each Maturity, an election to either (A) withdraw a proportionate share (up to 100%) of the Bonds of such Maturity pursuant to Section 6.2, equal to the proportionate share (up to 100%) of the Related Stated Amount of Floater Certificates of such Maturity represented by the Floater Certificates subject to tender pursuant to this Section 6.4 or (B) direct the Trustee to execute and deliver a Stated Amount of additional Related Residual Certificates, pursuant to Section 6.3(a) and (b), equal to the Stated Amount of the Floater Certificates subject to tender.

(c) The price to be paid in consideration of such tender of Floater Certificates (the “Tender Price”) shall equal the sum of:

(i) the Stated Amount of Floater Certificates being purchased plus accrued and unpaid interest thereon to the Tender Date at the Floater Certificate Rate, and

(ii) the Gain Share to which the Holders of the Floater Certificates being purchased would be entitled assuming the Bonds were sold, which Gain Share shall be determined based on a Quotation of Bond Price obtained by the Remarketing Agent on the Business Day following the date notice is given by the Tender Demand Owner to the Trustee.

(d) Not later than the Business Day of receipt of a notice described in Section 6.4(b), the Trustee shall transmit the contents of such notice to DTC and the Remarketing Agent by Electronic Means and shall request the Remarketing Agent to furnish to the Trustee and the Tender Demand Owner a Quotation of Bond Price and the Bond Base Price for the Business Day following the date notice is given by the Tender Demand Owner to the Trustee.

(e) If the Floater Certificates to be tendered shall be less than 100% of the Outstanding Floater Certificates, the Floater Certificates to be tendered shall be Selected by Lot and the Beneficial Owners of the Floater Certificates so Selected by Lot shall be notified thereof on the second Business Day following the day of DTC’s receipt of the notice pursuant to Section 6.4(d).

(f) The Floater Certificates so Selected by Lot are subject to mandatory tender on the Tender Date specified therein against payment of the Tender Price. On the Tender Date, the Trustee shall instruct the Tender Demand Owner to forward the Tender Price to the Tender Agent in immediately available funds by 11:00 a.m. on the Tender Date. Not later than 11:30 a.m. on the Tender Date, the Tender Agent shall draw on the Liquidity Facility in an amount equal to the portion of the Tender Price provided for in clause (i) of the definition thereof in Section 6.4(c). Any draw properly made by the Trustee on the Tender Date shall be paid by the Liquidity Bank in immediately available funds by 2:00 p.m. on such date. If the Tender Agent shall have received the Tender Price from the Tender Demand Owner by 11:00 a.m. on the Tender Date:

(i) the Tender Agent shall forward (A) the portion of the Tender Price provided for in clause (i) of the definition thereof in Section 6.4(c) received from the Liquidity Bank and (B) the portion of the Tender Price provided for in clause (ii) of the definition thereof in Section 6.4(c) received from such Tender Demand Owner in immediately available funds to DTC for distribution to each DTC Participant of a Beneficial Owner of Floater Certificates Selected by Lot pursuant to Section 6.4(e); and

(ii) the Tender Agent shall forward the portion of the Tender Price provided for in clause (i) of the definition thereof in Section 6.4(c) so received from the Tender Demand Owner in immediately available funds to the Liquidity Bank.

DTC shall deliver the Floater Certificates so Selected by Lot against payment therefor of the sum so specified by book-entry transfer on the Tender Date to the account of the DTC Participant of the Tender Demand Owner without any action on the part of or on behalf of the Beneficial Owners of the Floater Certificates so Selected by Lot. The Tender Demand Owner shall thereupon take all actions required to have the Floater Certificates so Selected by Lot submitted for either withdrawal of Bonds pursuant to Section 6.2 or execution and delivery of additional Related Residual Certificates pursuant to Section 6.3(a) and (b) within five Business Days of receipt. If the Tender Agent does not receive the Tender Price from the Tender Demand Owner by 11:30 a.m. on the Tender Date:

(i) the Trustee shall immediately return the portion of the Tender Price received from the Liquidity Bank in immediately available funds to the Liquidity Bank; and

(ii) the purchase of the Floater Certificates so specified shall not take place on such Tender Date.

(g) If a Tender Demand Owner has given a notice as permitted by Section 6.4(b), but (i) such Tender Demand Owner fails to provide the sum specified in Section 6.4(c) for the purchase of the Floater Certificates specified therein or to take the actions required by Section 6.4(f) or (ii) the Liquidity Bank fails to make Liquidity Loans to fund the portion of the Tender Price as described in Section 6.4(f), in either case on the Tender Date therefor, the purchase of the Floater Certificates so specified shall not take place on such Tender Date.

ARTICLE VII

CHANGE OF RATE MODE

Section 7.01. Selection of Rate Mode. Except during an Initial Interest Period during which the Initial Rate Mode for a Series of Certificates and the Initial Rate for such Series shall prevail, the Floater Certificate Rate shall be determined by reference to one of the Rate Modes. Each Series Trust Agreement shall specify any Initial Rate Mode, Initial Rate and Initial Interest Period for the related Series of Certificates. The Trustor may effect a change in the Rate Mode to begin on any Mode Change Date subject to the provisions of this Article VII. With respect to any Series of Certificates, only one Rate Mode shall be in effect at any time.

Section 7.02. Changes Among Rate Modes; Changes in Term Periods.

(a) With respect to any Series of Certificates, if the Remarketing Agent, at the direction of the Trustor and with the prior written consent of the Beneficial Owner of Residual Certificates, determines to change the Rate Mode to a Daily, Weekly or Monthly Mode from the Daily, Weekly, Monthly or Term Mode, it shall give notice to the other Notice Parties by Electronic Means of its intention to effect such a change in the Rate Mode and the proposed Mode Change Date no later than the 14th day preceding the proposed Mode Change Date, which Mode Change Date shall also constitute a Mandatory Tender Date under Section 5.2(a)(xi). The Trustee shall, at or prior to the close of business on the Business Day immediately following the Business Day on which it receives such notice, deliver a copy of such notice, together with the notice required by Section 5.2(d), by Electronic Means to each Floater Certificate Rating Agency and to each Securities Depository for transmission to Beneficial Owners stating the new Rate Mode, the proposed Mode Change Date, that such proposed Mode Change Date also constitutes a Mandatory Tender Date and the procedures for the exercise of the Election to Retain. Whereupon, on the Mode Change Date so specified, the new Rate Mode shall become effective without the requirement of further action.

(b) With respect to any Series of Certificates, if the Remarketing Agent at the direction of the Trustor and with the prior written consent of the Beneficial Owner of Residual Certificates, determines to change to the Term Mode from the Daily, Weekly or Monthly Mode, it shall give notice by Electronic Means to the other Notice Parties of its intention to effect such a change to Term Mode, the proposed Mode Change Date and the proposed Term Periods in Term Mode no later than the 14th day preceding the proposed Mode Change Date, which Mode Change Date shall also constitute a Mandatory Tender Date under Section 5.2(a)(xi). On the same day on which the notice is given to the Notice Parties pursuant to the foregoing sentence, the Remarketing Agent shall provide a form of notice to be used by the Trustee for delivery to each Securities Depository by Electronic Means for transmission to the Beneficial Owners. The Trustee shall at or prior to the close of business on the Business Day immediately following the Business Day on which it receives such notice from the Remarketing Agent transmit such notice, together with the notice required by Section 5.2(d), to each Securities Depository. Such notice shall contain the following items of information:

(i) the proposed change to Term Mode, the first day of such Term Mode, a description of the terms of each Term Period as set forth in the definition of “Term Period” in Section 1.1 and the Rate Determination Time for such Term Period;

(ii) that during each Term Period, Holders and Beneficial Owners of Floater Certificates will not have the right to exercise the Tender Option;

(iii) that (A) with respect to a Term Mode with Term Periods with a duration of 30 days or less, each Beneficial Owner of Floater Certificates will have the right to exercise its Tender Option on the first day of a Term Period for purchase on the Optional Tender Date as described in Section 4.1(d) after such Beneficial Owner has had the opportunity to be notified of the Preliminary Term Rate pursuant to Section 3.5(c) (although a Beneficial Owner may give notice of its intent to tender its Floater Certificates before the last day of a Term Period), or (B) with respect to a Term Mode with Term Periods with a duration of more than 30 days, the first Business Day of each Term Period shall constitute a Mandatory Tender Date pursuant to Section 5.2(a)(xi); and

(iv) a statement that prior to the change to Term Mode, each Beneficial Owner of Floater Certificates that has requested by telephone to be notified of the Preliminary Term Rate will be so notified pursuant to Section 3.5(c) on the Business Day preceding the beginning of the Term Mode.

Whereupon, on the Mode Change Date so specified, the Term Mode shall become effective without the requirement of further action.

(c) If the Remarketing Agent, at the direction of the Trustor and with the prior written consent of the Beneficial Owner of Residual Certificates, determines to change the term of the Term Period in the Term Mode, it shall give:

(i) notice to the other Notice Parties by Electronic Means of its intention to effect such a change in the term of the Term Period and the proposed effective date (the “Effective Date”) no later than ten (10) days before such Effective Date, and

(ii) a form of notice to the Trustee for delivery to each Securities Depository by Electronic Means for transmission to Beneficial Owners on the next Business Day describing the terms of the new Term Period (as contained in the definition thereof) to be in effect on the Effective Date and stating that with respect to a Term Mode with Term Periods with a duration of more than 30 days, the first Business Day of each Term Period shall constitute a Mandatory Tender Date pursuant to Section 5.2(a)(xi).

Whereupon, on the Effective Date specified in clause (i) above, the new Term Period shall become effective without the requirement of further action; provided that such Effective Date shall be a day which is the first day of a new Term Period.

ARTICLE VIII

THE LIQUIDITY FACILITY

Section 8.01. Obligations of the Liquidity Bank. With respect to each Series of Certificates, it shall be an irrevocable obligation of the Liquidity Bank to make Liquidity Loans to the Trustee, upon the terms and conditions set forth herein and in the Liquidity Facility, the proceeds of which shall be used to pay the Purchase Price of Floater Certificates (a) tendered by the Holder thereof pursuant to Article IV and not remarketed on or prior to the Optional Tender Date in accordance with Article IX, or (b) subject to mandatory tender pursuant to Section 5.2, 6.4 or 11.9.

Section 8.02. Concerning the Liquidity Facility. The following provisions apply to any Liquidity Facility provided by any Liquidity Bank, unless other provisions are explicitly adopted in a particular Liquidity Facility:

(a) The Liquidity Facility shall terminate on the Scheduled Expiration Date and shall be automatically reduced or terminated upon the occurrence of any Tender Option Termination Event. The Trustee shall give written notice to each Floater Certificate Rating Agency of the termination of the obligation of the Liquidity Bank under the related Liquidity Facility and under this Agreement with respect to the Floater Certificates on the Scheduled Expiration Date.

(b) On the date which is sixty (60) days prior to the Scheduled Expiration Date, the Trustor shall direct the Trustee to request in writing that the Liquidity Bank extend such date by sending the Liquidity Bank a completed Extension Request (as defined in the Liquidity Facility) in substantially the form attached to the Liquidity Facility. The Liquidity Bank shall, within 30 days of its receipt of such request, give the other Notice Parties written notice of its decision to extend or not extend such date. The Liquidity Bank shall be under no obligation to extend such date and its decision to extend or not extend such date shall be in its sole discretion. If the Liquidity Bank fails to give notice of its decision within 30 days of its receipt of such request, such failure shall constitute a decision not to extend such date. Upon receipt of a written notice from the Liquidity Bank that it intends to extend the Scheduled Expiration Date, the Remarketing Agent shall take commercially reasonable steps to cause the relevant Bloomberg Financial Markets screen to reflect such extension; provided that failure of the Remarketing Agent to take such action shall not constitute a default by the Remarketing Agent and shall not expose the Remarketing Agent to liability.

(c) In drawing on the Liquidity Facility, the Trustee shall be acting for the exclusive benefit of the Holders and Beneficial Owners of Floater Certificates and not for the benefit of the Trustor or any affiliate thereof; neither the Trustor, nor any Issuer nor any affiliate thereof shall have any right, title, or interest in or to moneys drawn under the Liquidity Facility, and such moneys shall be applied solely in accordance with the terms hereof. Moneys drawn under the Liquidity Facility shall be held by the Trustee uninvested, separate and apart from any other moneys held by the Trustee. Any draw properly made by the Trustee pursuant to Section 5.2(f), 6.4(f), 9.1(d) or 11.9(e) by 11:30 a.m. on the Mandatory Tender Date or the Optional Tender Date, as applicable, shall be paid by the Liquidity Bank in immediately available funds by 2:00 p.m. on such date. The Trustee shall have no responsibility for the failure of the Liquidity Bank to perform under the Liquidity Facility.

Section 8.03. Substitution of Liquidity Facility.

(a) If so directed by the Trustor, on or prior to the date that is twenty-five (25) days before the Scheduled Expiration Date, the Trustee shall accept a liquidity facility in any form contemplated by the definition of “Liquidity Facility” in Section 1.1 and substantially similar to the Liquidity Facility (each, a “Substitute Liquidity Facility”) issued by a successor Liquidity Bank (each, a “Successor Liquidity Bank”). The Trustee shall have no responsibility for the failure of any Successor Liquidity Bank to perform under the Substitute Liquidity Facility or for the adequacy of the Substitute Liquidity Facility.

(b) A Successor Liquidity Bank appointed pursuant to Section 8.3(a) shall succeed to that position only upon satisfaction of the following:

(i) written notice shall have been received from each Floater Certificate Rating Agency that the rating of such Floater Certificate Rating Agencies on the Floater Certificates will not, as a result of such substitution or succession, be withdrawn or reduced below the ratings prior to such succession;

(ii) the Trustor and the Trustee shall have received an opinion of counsel to the Successor Liquidity Bank to the effect that the Substitute Liquidity Facility delivered by such Successor Liquidity Bank has been duly authorized, executed and delivered and constitutes a valid and binding obligation of the Successor Liquidity Bank enforceable in accordance with its terms;

(iii) the Trustor and the Trustee shall have received an Opinion of Counsel of appropriate special tax and securities counsel to the effect that such substitution or succession will not result in the withdrawal of, or modification of the conclusions of, the opinion delivered by such counsel in connection with the original delivery of the Floater Certificates;

(iv) the Trustee and the Trustor shall have received an Opinion of Counsel that all conditions precedent set forth in this Master Terms of Trust Agreement have been satisfied;

(v) the mandatory tender pursuant to Section 5.2(a)(xii) shall have taken place with Floater Certificates not subject to an Election to Retain having been purchased with the proceeds of Liquidity Loans advanced by the Liquidity Bank being replaced; and

(vi) if applicable, all obligations owing to the Liquidity Bank, pursuant to any agreement providing for the reimbursement of amounts to the Liquidity Bank, have been paid in full in cash and the Trustee shall have tendered the Liquidity Facility to the Liquidity Bank for cancellation.

(c) In order to effectuate the delivery of any Substitute Liquidity Facility or the appointment of any Successor Liquidity Bank, the Trustor must give the Tender Agent and the Liquidity Bank 30 calendar days’ notice of the proposed delivery or succession date and the name of the Successor Liquidity Bank, and the Trustee must give notice thereof to the Holders of Floater Certificates by delivering such information not later than the second Business Day following receipt of such notice to DTC by Electronic Means for transmission to Beneficial Owners of Floater Certificates. Such notice shall also contain a statement to the effect that the effective date of such delivery of the Substitute Liquidity Facility or such appointment of the Successor Liquidity Bank shall constitute a Mandatory Tender Date under Section 5.2(a)(xii) and Floater Certificates not subject to an Election to Retain shall be purchased with the proceeds of Liquidity Loans advanced by the Liquidity Bank being replaced.

ARTICLE IX

PROCEDURES FOR PURCHASE AND REMARKETING

Section 9.01. Purchase of Floater Certificates Delivered to Tender Agent for Purchase; Delivery of Floater Certificates.

(a) On each Optional Tender Date and each Mandatory Tender Date pursuant to Section 5.2(a)(xi), (xii) or (xiv) (each a “Remarketing Date”), the Remarketing Agent shall:

(i) before 10:45 a.m., notify the Tender Agent by Electronic Means of the aggregate Purchase Price of Floater Certificates which have been remarketed and the aggregate Purchase Price of Floater Certificates as to which a failure to remarket has occurred;

(ii) deliver instructions as to registration and denominations of remarketed Floater Certificates to the Trustee by Electronic Means no later than 1:00 p.m.; and

(iii) before 11:00 a.m., pay an amount equal to the proceeds of remarketed Floater Certificates to the Tender Agent in immediately available funds.

(b) The Purchase Price for any tendered Floater Certificates shall be paid first with amounts provided by the Remarketing Agent, as principal, in connection with the remarketing of such Floater Certificates, and second with amounts funded by the Liquidity Bank through Liquidity Loans under the Liquidity Facility and no other funds from any other source shall be used for such purchase.

(c) If the Remarketing Agent is unable to remarket Floater Certificates tendered on a Remarketing Date, the Purchase Price of such Floater Certificates shall be paid by the Tender Agent with the proceeds of a draw by the Trustee under the Liquidity Facility pursuant to Article VIII. Upon any such purchase of Floater Certificates by the Tender Agent, all Floater Certificates the Purchase Price of which is paid with the proceeds of such draw (such Certificates, thereafter, “Liquidity Floater Certificates”) shall thereafter be held by the Trustee in trust until remarketed as provided herein. No right to exercise the Tender Option or to receive the Purchase Price thereof from amounts available under the Liquidity Facility is associated with such Liquidity Floater Certificates. Holders shall bear the risk of any failure by the Liquidity Bank to advance Liquidity Loans which may be used for the purchase of Floater Certificates and the risk of any failure by the Liquidity Bank to perform under the Liquidity Facility and shall have no claim under the Agreement against the Trustor, the Trustee, the Tender Agent or the Remarketing Agent for payment from any other source of funds.

(d) If the notice from the Remarketing Agent delivered pursuant to Section 9.1(a)(i) states that some or all of the tendered Floater Certificates have not been remarketed or if the Tender Agent does not receive the payment pursuant to Section 9.1(a)(iii), the Trustee shall, at or prior to 11:30 a.m. on the Remarketing Date, draw on the Liquidity Facility in an amount equal to the Purchase Price of the Floater Certificates tendered but not successfully remarketed. The Tender Agent shall forward such Purchase Price in immediately available funds by 3:00 p.m. on such Remarketing Date to DTC for distribution to each DTC Participant of a Beneficial Owner of tendered Floater Certificates. The tendering Beneficial Owner shall cause its DTC Participant to deliver the Floater Certificates against payment of such Purchase Price by book-entry transfer on the Remarketing Date to the account of the Tender Agent. All Liquidity Floater Certificates shall be transferred to the Trustee and held by the Trustee in trust until remarketed as provided herein. Until remarketed, the Liquidity Floater Certificates shall be treated as not Outstanding.

(e) If, at 11:00 a.m. on the Remarketing Date, the Tender Agent has not received from the Remarketing Agent the notice required pursuant to Section 9.1(a)(i), the Tender Agent shall assume that none of the Floater Certificates were remarketed. In such event, not later than 11:30 a.m. on each Remarketing Date, the Tender Agent shall give telephonic notice to the Liquidity Bank, confirmed by Electronic Means or in writing or by hand delivery, of the amount of Floater Certificates that were not remarketed or are assumed not to be remarketed (and are therefore to be purchased) and the Purchase Price and shall draw upon the Liquidity Facility in order to obtain funds from the Liquidity Bank in an amount equal to the Purchase Price by delivering the appropriate draw certificate properly completed and substantially in the form annexed to the Liquidity Facility, requesting a Liquidity Loan from the Liquidity Bank to the extent necessary to fund the Purchase Price of all Floater Certificates with respect to which notice of tender has been received and the Tender Agent shall pay the Purchase Price of such tendered Floater Certificates to the Holders thereof as provided in this Section 9.1. Any Liquidity Floater Certificates shall be held by the Trustee in trust until remarketed as provided herein.

(f) Notwithstanding any other provisions of this Agreement, any proceeds of draws under the Liquidity Facility and any payments by the Remarketing Agent, as principal, in amounts equal to remarketing proceeds, shall not be used for any purpose other than to pay the Purchase Price of Floater Certificates tendered or deemed tendered hereunder. The Trustee shall immediately return to the Liquidity Bank in immediately available funds any proceeds of draws under the Liquidity Facility that are not used to pay the Purchase Price of such Floater Certificates on the date of such draw or are not being held pending delivery of Floater Certificates deemed tendered hereunder.

Section 9.02. Remarketing of Floater Certificates.

(a) On each Business Day on which a Holder or Beneficial Owner gives notice of tender in accordance with Section 4.1, the Tender Agent shall give notice to the Notice Parties, by Electronic Means, of the aggregate Stated Amount of Floater Certificates subject to tender.

(b) On the date notice of the aggregate Stated Amount of Floater Certificates subject to tender is received by the Remarketing Agent pursuant to Section 9.2(a), the Remarketing Agent shall commence to offer for sale and use its best efforts to sell Floater Certificates so tendered at the Purchase Price. If the Remarketing Agent elects to effect a remarketing of Floater Certificates, then the Remarketing Agent shall purchase Floater Certificates to be remarketed as principal and not as agent. Delivery in connection with any such sale shall be made against payment on the Remarketing Date.

(c) The Remarketing Agent shall offer for sale and use its best efforts to sell all or any part of any Liquidity Floater Certificates at the Purchase Price. If the Remarketing Agent shall effect the sale of Liquidity Floater Certificates it shall notify the Liquidity Bank and the Trustee by telephone or Electronic Means confirmed in writing of the amount of Liquidity Floater Certificates so sold, the date set for settlement of such sale and information necessary to register such Liquidity Floater Certificates for delivery upon remarketing. The Trustee shall register the transfer of such Liquidity Floater Certificates and shall deliver (provided that the Trustee has received a direction from the Liquidity Bank to make such delivery) such Liquidity Floater Certificates to the Remarketing Agent against payment of the Purchase Price therefor out of remarketing proceeds, which proceeds shall be promptly remitted by the Trustee to the Liquidity Bank prior to the close of business on the day such proceeds are received by the Trustee.

(d) In connection with any Mandatory Tender Event under Sections 5.2(a)(xi) or (xii), the Remarketing Agent shall use its best efforts to sell at the Purchase Price any Floater Certificates with respect to which no Election to Retain was exercised.

Section 9.03. Procedures when Floater Certificates Deposited with DTC. Notwithstanding anything herein to the contrary, when the Floater Certificate are deposited with DTC:

(a) A Beneficial Owner tendering Floater Certificates shall instruct its DTC Participant at the same time as such Beneficial Owner gives notice to the Remarketing Agent, to cause DTC to transfer ownership of tendered Floater Certificates to the account of the Tender Agent against payment therefor on the Remarketing Date, which Floater Certificates shall be held in trust for the benefit of such Beneficial Owner pending payment therefor.

(b) If the Remarketing Agent has successfully remarketed the tendered Floater Certificates, it shall purchase the tendered Floater Certificates or arrange for the tendered Floater Certificates to be purchased from such Beneficial Owner as follows:

(i) if the Remarketing Agent is the DTC Participant through which such Beneficial Owner holds tendered Floater Certificates, it will remit the Purchase Price to such Beneficial Owner in immediately available funds and debit the interest of such Beneficial Owner in the tendered Floater Certificates on its books;

(ii) if the Remarketing Agent is not the DTC Participant through which such Beneficial Owner holds tendered Floater Certificates, the Remarketing Agent will give appropriate instructions to such Beneficial Owner and will arrange for the Persons to which the tendered Floater Certificates have been remarketed to purchase the tendered Floater Certificates on the Remarketing Date at the Purchase Price using the DTC book-entry system.

If the Remarketing Agent has not successfully remarketed the tendered Floater Certificates, it shall give notice to the Tender Agent, the Trustee, the Liquidity Bank and such Beneficial Owner that the remarketing has failed. Such notice will be given by telephone or telecopy not later than 10:45 a.m. on the Remarketing Date. Such notice to such Beneficial Owner shall instruct it to cause its DTC Participant to transfer the tendered Floater Certificates to the Tender Agent against payment therefor using the DTC book-entry system.

(c) Upon payment of the Purchase Price of Floater Certificates on any Remarketing Date with funds drawn under the Liquidity Facility by the Trustee, DTC shall deliver the Floater Certificates against payment therefor of such tender price by book-entry transfer on such Remarketing Date to the account of the Trustee and Tender Agent, as a DTC Participant.

Section 9.04. Repayment of Liquidity Loans. Upon notice from the Liquidity Bank received on or before 11:00 a.m. on any Business Day and provided that the Election Letter states that the provisions of clause (i) of Section 5.2(h) shall apply, the Trustee shall direct the Remarketing Agent to obtain a Quotation of Bond Price and to determine the Accrued Market Discount, Accrued OID and Unamortized Premium, if any, separately with respect to each Maturity on the second Business Day immediately following the day of notice to the Trustee. On the Business Day following the day on which the Quotation of Bond Price is obtained, the Trustee shall instruct the Remarketing Agent to sell a portion of the Bonds of each Maturity sufficient in the aggregate to pay the accrued and unpaid Trustee Fees and accrued and unreimbursed Trustee Advances, the accrued and unpaid Remarketing and Liquidity Charges and the unpaid principal amount of any Liquidity Loans together with accrued and unpaid interest thereon as of such date and all other amounts due the Liquidity Bank, and distribute such proceeds to the Trustee, Remarketing Agent and Liquidity Bank as applicable with the balance of such proceeds being paid to the Beneficial Owner of the Related Residual Certificates; provided that no more than the principal amount of the Bonds of a particular Maturity multiplied by a fraction the numerator of which is the principal amount of Liquidity Loans and the denominator of which is the sum of the Stated Amount of Floater Certificates Outstanding and the principal amount of Liquidity Loans shall be sold for this purpose; provided, further, that, if no Floater Certificates are Outstanding, then any Maturity of Bonds may be sold for this purpose and in the event any proceeds remain after such sale and the payment of the amounts described above, then such excess shall be paid to the Beneficial Owner of the Related Residual Certificates; provided, further, that the Liquidity Bank may notify the Trustee that the Liquidity Bank elects not to have such Bonds be sold and in lieu thereof, the Liquidity Bank may (i) pay the Trustee the accrued and unpaid Trustee Fees and accrued and unreimbursed Trustee Advances, (ii) pay the Remarketing Agent the Remarketing Agent’s portion of the accrued and unpaid Remarketing and Liquidity Charges and (iii) direct the Trustee to deliver to the Liquidity Bank such Bonds.

ARTICLE X

THE SECURITIES

Section 10.01. Ownership of Underlying Bonds; Voting.

(a) With respect to any Series, each Floater Certificate evidences ownership of and the right to receive certain future payments of principal, interest and premium, if any, on an undivided interest in all Maturities of Bonds of such Series and the right to receive the Purchase Price of the Floater Certificates from amounts available under the related Liquidity Facility pursuant to Sections 4.1, 5.2, 6.4 and 11.9. With respect to any Series, each Residual Certificate evidences ownership of and the right to receive certain future payments of principal, interest and premium, if any, on an undivided interest in the particular Maturity of Bonds with which such Residual Certificates is identified. The Beneficial Owners of Floater Certificates of a Series shall have all the rights and privileges of an owner of a proportionate principal amount of the Bonds of all Maturities of such Series to the extent provided in the Agreement. The Residual Certificates of any Series shall, as of the Deposit Date and as of any date thereafter, be held by one Beneficial Owner. The Beneficial Owner of the Related Residual Certificates of a Series shall have all the rights and privileges of an owner of the Related Maturity of Bonds to the extent provided in the Agreement.

(b) In the event of any action or consent requiring the vote of the owners of any Bonds, the Trustee shall, within three Business Days of its being informed of any such action or consent, deliver to each Holder of the Certificates of the related Series such Holder’s proxies for such vote, returnable to the Trustee, which shall vote solely in accordance with such proxies, weighted by the Stated Amount of the Certificates held by each Holder. Liquidity Floater Certificates shall be deemed to be not Outstanding for purposes of this Section 10.1(b).

(c) The Trustee shall not take any action as the nominal holder or owner of any of the Bonds, either alone or as part of a group of such holders or owners of such Bonds, except in accordance with the affirmative direction of the Holders of the Certificates of the related Series as provided in Section 10.1(b) above; provided that, in the event the owners of the Bonds are requested to vote on any matter that would alter the timing, amount or priority of any payment on the Bonds or that would result in the exchange, substitution or tender of any Bond, then the Trustee shall not vote in favor of such matter unless the Holder of the Residual Certificates has voted in favor of such matter. Holders of the Certificates shall return their proxies to the Trustee no later than the later of (i) the fifth Business Day after the date of the proxy and (ii) the fifteenth (15th) day before the Trustee is required to submit its vote with respect to the Bonds. The proxies shall be dated the date they are sent to Holders by the Trustee. On any Business Day after the date proxies are delivered by the Trustee, any Holder of a Certificate may request that the Trustee inform such Holder of the number of proxies returned to the Trustee and how such proxies were voted, and the Trustee shall provide such Holder with the requested information. The Trustee shall have no liability for any failure to act resulting from the late return of, or failure to return, any such proxy sent by the Trustee to the Holders of the Certificates.

Section 10.02. Form and Numbering of Certificates. The definitive Certificates are issuable in fully registered form in Authorized Denominations. Each Certificate shall be substantially in the form set forth in Exhibit A or Exhibit B, as applicable, with such appropriate variations, omissions and insertions as may be necessary or appropriate to conform to the provisions of this Master Terms of Trust Agreement. All Certificates may have endorsed thereon such letters, numbers or other marks of identification and such legends or text as may be necessary or appropriate to conform to any applicable rules and regulations of any governmental authority or of any securities exchange on which the Certificates may be listed or any usage or requirement of law with respect thereto.

Section 10.03. Details of Certificates.

(a) The Certificates shall be dated the Deposit Date or the Additional Deposit Date, as the case may be, shall entitle their Holders to payments of interest, principal and, under certain circumstances, premium on the Bonds, the right, in the case of Floater Certificates, to receive the Purchase Price of the Floater Certificates in connection with the remarketing thereof, amounts available under any Liquidity Facility and proceeds of any bond insurance or other credit enhancement and shall be redeemable, all as herein provided.

(b) The Certificates shall be executed by the manual signature of an Authorized Trustee Officer. In case any Authorized Trustee Officer whose signature shall appear on any Certificates shall cease to be such officer before the delivery of such Certificates, such signature shall nevertheless be valid and sufficient for all purposes the same as if he or she had remained in office until such delivery.

(c) The Stated Amount of all Certificates shall be payable at the Designated Office of the Trustee upon the presentation and surrender of such Certificates as the same shall become due and payable.

(d) All Certificates surrendered for payment, exchange, transfer, withdrawal of Bonds, optional or mandatory tender or redemption shall forthwith be cancelled by the Trustee.

(e) If the Certificates are not held by a Securities Depository such interest will be paid by check to the Person in whose name such Certificates are registered at the close of business on the relevant Regular Record Date; provided that such interest will be paid by wire transfer of immediately available funds to any Holder of not less than $1,000,000 in aggregate Stated Amount of Certificates, at its option, according to wire instructions given to the Trustee in writing for such purpose.

(f) Any interest payment on the Bonds to which the Holder of any Certificates is entitled which is payable, but is not punctually paid or duly provided for with respect to any Bond Interest Payment Date, shall forthwith cease to be payable to the Holder on the relevant Regular Record Date solely by virtue of such Holder having been such Holder, and such interest payment when received shall be paid by the Trustee as provided in Article III.

(g) Subject to the foregoing provisions of this Section 10.3, each Certificate delivered under the Agreement upon registration of transfer of or in exchange for or in lieu of any other Certificates shall carry all the rights to interest accrued and unpaid, and to accrue, on the Bonds that were carried by such other Certificates and each such Certificate shall entitle the Holder thereof to receive interest payments from such date, so that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

Section 10.04. Validity of Certificates. Only such Certificates as shall have been duly executed by an Authorized Trustee Officer shall be entitled to any benefit or security under the Agreement. No Certificates shall be valid or become obligatory for any purpose unless and until such Certificates shall have been duly executed by an Authorized Trustee Officer, and such signature of an Authorized Trustee Officer upon any such Certificates shall be conclusive evidence that such Certificates have been duly executed and delivered under the Agreement.

Section 10.05. Exchange of Certificates. Subject to Sections 10.6 and 10.12, Certificates, upon surrender thereof at the Designated Office of the Trustee, together with an assignment duly executed by the registered owner or his or her attorney or legal representative in such form as shall be satisfactory to the Trustee, may, at the option of the Holder thereof, be exchanged for an equal aggregate Stated Amount of Certificates of the same Series and terms, of any Authorized Denominations, entitling the Holder thereof to receive payments in the same manner, and in the same form as the Certificates surrendered for exchange.

Section 10.06. Registration and Transfer of Certificates.

(a) The Trustee shall keep books for the registration and registration of transfer of Certificates as provided in the Agreement. Said registration books shall be available at all reasonable times for inspection by the Trustor and its agents and representatives, and the Trustee shall provide to the Trustor upon its written request, an accurate copy of the names and addresses of the Holders set forth on such books.

(b) The transfer of any Certificates may be registered only upon the books kept for the registration and registration of transfer of Certificates upon surrender thereof to the Trustee together with an assignment duly executed by the registered owner or such owner’s attorney or legal representative in such form as shall be satisfactory to the Trustee. Upon any such registration of transfer the Trustee shall execute and deliver in exchange for such Certificates one or more new registered Certificates, registered in the name of the transferee, of any denomination or denominations authorized by the Agreement in the aggregate Stated Amount equal to the Stated Amount of such Certificates surrendered or exchanged, of the same Series and terms, and entitling the Holder thereof to receive interest payments in the same manner and in the same form as the Certificates so surrendered.

(c) In all cases in which Certificates shall be exchanged or the transfer of Certificates shall be registered hereunder, the Trustee shall execute and deliver at the earliest practicable time Certificates in accordance with the provisions of the Agreement. All Certificates surrendered in any such exchange or registration of transfer shall forthwith be canceled by the Trustee. No service charge shall be made for any registration, transfer, or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates. The Trustee shall not be required (i) to issue or register the transfer or exchange of Certificates during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Certificates in accordance with Section 11.4 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Certificates so selected for redemption.

Section 10.07. Ownership of Certificates. The Trustor, the Trustee, the Tender Agent, the Liquidity Bank, the Remarketing Agent and any of their agents may treat the Person in whose name any Certificate is registered, including, without limitation, any Securities Depository or its nominee, as the owner of such Certificate for the purpose of receiving distributions of principal of and redemption premium, if any, and interest on, such Certificate, and, except as otherwise provided, for all other purposes whatsoever, whether or not such Certificate be overdue, and, to the extent permitted by law, neither the Trustor, the Trustee, the Tender Agent, the Liquidity Bank, the Remarketing Agent nor any such agent shall be affected by notice to the contrary.

Section 10.08. Issuance of Certificates; Prior Accrued Bond Interest.

(a) There shall from time to time be issued under this Master Terms of Trust Agreement one or more Series of Certificates. Each Series of Certificates shall consist of Floater Certificates and Residual Certificates in the aggregate Stated Amounts set forth in the related Series Trust Agreement or the related Additional Deposit Notice, as the case may be. Each Certificate of a Series shall be dated the Deposit Date thereof or the Additional Deposit Date with respect thereto, as applicable.

(b) Before the Certificates of a Series shall be executed and delivered by the Trustee on the Deposit Date thereof, there shall be filed or deposited with the Trustee the following:

(i) a copy of this Master Terms of Trust Agreement;

(ii) a fully executed counterpart of the Series Trust Agreement;

(iii) a fully executed counterpart of the Remarketing Agreement;

(iv) a fully executed original of the Liquidity Facility;

(v) a counterpart of the DTC Letter executed by the Trustor;

(vi) an opinion of Orrick, Herrington & Sutcliffe LLP, special counsel to the Trustor, as to the due authorization, execution and delivery of and the validity of and enforceability against the Trustor of this Master Terms of Trust Agreement and the Series Trust Agreement, in form and substance satisfactory to the Trustor and the Trustee;

(vii) opinions of Orrick, Herrington & Sutcliffe LLP, special counsel to the Trustor, as to certain securities law matters and certain tax matters, in form and substance satisfactory to the Trustor, the Trustee and the Remarketing Agent;

(viii) an Opinion of Counsel to the Trustee and Tender Agent as to the due authorization, execution and delivery of and the validity of and enforceability against the Trustee and Tender Agent of this Master Terms of Trust Agreement and the Series Trust Agreement, in form and substance satisfactory to the Trustor and the Trustee;

(ix) an Opinion of Counsel to the Liquidity Bank as to the due authorization, execution and delivery of and the validity of and enforceability against the Liquidity Bank of the Liquidity Facility, in form and substance satisfactory to the Trustor and the Trustee;

(x) an Opinion of Counsel to the Remarketing Agent as to the due authorization, execution and delivery of and the validity and enforceability against the Remarketing Agent of the Remarketing Agreement, in form and substance satisfactory to the Trustor and the Trustee; and

(xi) such other documents, certificates and opinions as the Trustee reasonably may require.

When the documents mentioned in items (i) to (xi), inclusive, of this Section 10.8(b) shall have been filed with the Trustee and when the Certificates of a Series shall have been executed as required by this Master Terms of Trust Agreement, the Trustee shall deliver the Certificates of such Series at one or more times to or upon the order of the Trustor, but only upon transfer of the Bonds with the Trustee.

(c) Before Certificates shall be executed and delivered by the Trustee on any Additional Deposit Date, there shall be filed or deposited with the Trustee the following:

(i) a fully executed Additional Deposit Notice complying in all respects with Section 6.1(c);

(ii) evidence satisfactory to the Trustee that the related Bonds satisfy the Bond Criteria;

(iii) evidence satisfactory to the Trustee that the Amount Available under the Liquidity Facility has been appropriately increased by the Liquidity Bank;

(iv) evidence satisfactory to the Trustee that any additional requirements specified in the related Series Trust Agreement applicable to such Additional Deposit Date have been satisfied; and

(v) such other documents, certificates or opinions as the Trustee may require.

When the documents mentioned in items (i) to (v), inclusive, of this Section 10.8(c) shall have been filed with the Trustee and when the Certificates of a Series shall have been executed as required by this Master Terms of Trust Agreement, the Trustee shall deliver the Certificates of such Series at one or more times to or upon the order of the Trustor, but only upon transfer of the Bonds with the Trustee.

(d) With respect to each Series of Certificates, on the first Bond Interest Payment Date following the Deposit Date and following each Additional Deposit Date thereafter, or on the first date thereafter on which the Trustee shall have confirmed receipt in immediately available funds all payments of interest with respect to each such Bond Interest Payment Date (or if earlier on the date of the redemption or sale of the Bonds), the Trustee shall transfer to the Person and in the manner set forth in the related Series Trust Agreement or related Additional Deposit Notice, as the case may be, the respective amounts set forth in such Series Trust Agreement or such Additional Deposit Notice, as applicable, as “Accrued Interest on Bonds” of each Maturity representing the portion of the interest received by the Trustee in immediately available funds that accrued prior to the Deposit Date or the Additional Deposit Date, as the case may be, on the Bonds of each Maturity acquired by the Trust on the Deposit Date or the Additional Deposit Date, as applicable; provided that, if the Trustee on such Bond Interest Payment Date has not received interest on the Bonds of any Maturity in immediately available funds, the above described payment may be delayed until the Business Day on which the Trustee holds an amount equal to such interest in immediately available funds; and provided, further, that, if the Bond Interest Payment Date is not a Business Day, then the above described payment otherwise payable on such Bond Interest Payment Date shall be payable on the Business Day next succeeding such Bond Interest Payment Date as though paid on such Bond Interest Payment Date.

Section 10.09. Temporary Certificates.

(a) Until definitive Certificates are ready for delivery, upon request of the Trustor who shall supply the Trustee with the number of Certificates required, the Trustee shall execute and deliver, in lieu of definitive Certificates and subject to the same limitations and conditions, typewritten, printed, engraved or lithographed temporary Certificates, in the form of fully registered Certificates in Authorized Denominations, substantially of the tenor of the Certificates set forth in the Agreement and with such appropriate omissions, insertions and variations as may be required.

(b) Until definitive Certificates are ready for delivery, any temporary Certificates may be exchanged at the Designated Office of the Trustee, without charge to the Holder thereof, for an equal aggregate Stated Amount of temporary fully registered Certificates of Authorized Denominations, of like tenor, of the same terms, and entitling the Holder thereof to receive interest payments on the Bonds in the same manner as the Certificates so exchanged.

(c) If temporary Certificates shall be issued, the Trustee shall prepare the definitive Certificates and execute the same, and the Trustee, upon presentation to it at its principal office of any temporary Certificates, shall cancel the same and deliver in exchange therefor at the place designated by the Holder, without charge to the Holder thereof, one or more definitive Certificates of an equal aggregate Stated Amount, of the same terms, and entitling the Holder thereof to receive interest payments in the same manner as the temporary Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefit of the Agreement as the definitive Certificates to be issued and authenticated hereunder.

Section 10.10. Mutilated, Destroyed, Lost or Stolen Certificates. In case any Certificate shall become mutilated or be destroyed, lost or stolen, the Trustee shall execute and deliver a new Certificate of like date, terms and tenor in exchange and substitution for and upon the cancellation of such mutilated Certificate or in lieu of and in substitution for such Certificate destroyed, lost or stolen, and the Holder shall pay the reasonable expenses and charges of the Trustee in connection therewith and, in case of any Certificates destroyed, lost or stolen, the Holder shall file with the Trustee evidence satisfactory to it that such Certificates were destroyed, lost or stolen, and of its ownership thereof, and shall furnish the Trustor and the Trustee with such indemnity as shall be satisfactory to them (which, in the case of a Holder that has a net worth of at least $50 million, may, at the request of such Holder, be provided on an unsecured basis if permitted by the Trustee in its sole discretion). Any replacement Certificate issued pursuant to this Section 10.10 shall constitute complete and indefeasible evidence of ownership in the Bonds (and, in the case of Floater Certificates other than Liquidity Floater Certificates, the right to receive the Purchase Price of the Floater Certificates from amounts available under the related Liquidity Facility) as if originally issued, whether or not the destroyed or lost or stolen Certificate shall be found at any time.

Section 10.11. Book-Entry Only System for Certificates.

(a) Except as otherwise provided herein, with respect to each Series, one or more fully registered Floater Certificates, each in an Authorized Denomination, shall be registered in the name of DTC or its nominee, and ownership thereof shall be maintained in book-entry form by DTC for the account of the DTC Participants thereof. Initially, the Floater Certificates shall be registered in the name of Cede & Co., as the nominee of DTC. Transfers of beneficial ownership interests in the Floater Certificates which are registered in the name of Cede & Co. will be accomplished by book entries made by DTC and in turn by the DTC Participants who act on behalf of the Beneficial Owners of Floater Certificates.

(b) Neither the Trustor, the Trustee, the Tender Agent, the Liquidity Bank, the Remarketing Agent nor any of their respective affiliates shall have any responsibility or obligation with respect to:

(i) the accuracy of the records of DTC or any DTC Participant with respect to any beneficial ownership interest in the Floater Certificates;

(ii) except as otherwise provided, the delivery to any DTC Participant, any beneficial owner of the Floater Certificates or any other Person, other than DTC, of any notice with respect to the Floater Certificates;

(iii) the payment to any DTC Participant, any beneficial owner of the Floater Certificates or any other Person, other than DTC, of any amount distributable with respect to the Floater Certificates; or

(iv) the failure of DTC to effect any transfer.

(c) So long as the Floater Certificates are registered in the name of DTC or its nominee, the Trustee may treat DTC as, and deem DTC to be, the absolute owner of the Floater Certificates for all purposes whatsoever, including without limitation:

(i) the payment of distributions to Holders of the Floater Certificates;

(ii) except as otherwise provided, giving notices of redemption, tender and other matters with respect to the Floater Certificates;

(iii) registering transfers with respect to the Floater Certificates; and

(iv) the selection of Floater Certificates for redemption or tender.

(d) If at any time DTC notifies the Trustee that it is unwilling or unable to continue as Securities Depository with respect to the Floater Certificates, or if at any time DTC shall no longer be registered or in good standing under the Securities Exchange Act or other applicable statute or regulation and a successor Securities Depository is not appointed by the Trustee within 90 days after it receives notice or becomes aware of such condition, as the case may be, or, to the extent permitted by law, if the Trustor determines that it is in the best interests of the Beneficial Owners that they be able to obtain the Floater Certificates in certificated form, then the Trustee shall execute and deliver certificates representing the Floater Certificates in exchange for the global certificates which shall be registered in such names and be in such Authorized Denominations as DTC, pursuant to instructions from the DTC Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such certificates representing the Floater Certificates to the Persons in whose names such Certificates are so registered. The Trustee and the Trustor may enter into an amendment hereto to make such changes as shall be necessary or appropriate if DTC is not the Securities Depository.

(e) Except as otherwise provided herein, one or more fully registered Residual Certificates for each Maturity, each in an Authorized Denomination, shall be registered in the name of the Beneficial Owner thereof or its nominee, and ownership thereof shall be maintained by the Securities Depository for the account of such Beneficial Owner.

Section 10.12. Limitations on Transfer.

(a) Certificates and interests therein may only be issued and sold or transferred to Persons that (I) are (i) either Accredited Investors or QIBs and, in either case, (ii) QPs, in each case purchasing the Certificates for their own account and (II) are not residents of Canada. Neither the Certificates nor any interest therein may be transferred or resold except as permitted under the Securities Act pursuant to registration or an exemption therefrom and under any applicable State securities or “Blue Sky” laws.

(b) For the purpose of monitoring compliance with the foregoing restrictions, each transferee of a Certificate or any beneficial interest therein shall deliver a completed and duly executed Purchaser’s Letter to the Remarketing Agent substantially in the form attached hereto as Exhibit F. Such Purchaser’s Letter shall be available for inspection by the Trustor and the Trustee during normal business hours. The Trustor, the Trustee, the Tender Agent, the Liquidity Bank and the Remarketing Agent may rely conclusively upon the information contained in any such Purchaser’s Letter in the absence of actual knowledge of information to the contrary. In connection with any transfer, the Remarketing Agent or the Trustee may require an unqualified Opinion of Counsel to the effect that such transfer may be effected without registration under the Securities Act and under any applicable State securities or “Blue Sky” laws.

(c) The Certificates shall bear legends stating that they have not been registered under the Securities Act and are subject to the transfer requirements described in Section 10.12(a), (b) and (h). By purchasing a Certificate or any interest therein, each purchaser shall be deemed to have agreed to these transfer requirements.

(d) The Certificates and related documentation including the Agreement may be amended or supplemented from time to time by the Trustor to modify the restrictions on and procedures for resale and other transfers of the Certificates and interests therein to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or other transfer of restricted securities generally if the Trustor and the Trustee shall have received an Opinion of Counsel to the effect that such amendment or supplement is necessary or appropriate.

(e) In order to preserve the exemption for resales and transfers provided by Rule 144A under the Securities Act, the Trustor shall provide to any Holder of a Certificate and any prospective purchaser designated by such Holder, upon request of such Holder or such prospective purchaser, such information required by Rule 144A as will enable the resale of such Certificate to be made pursuant to Rule 144A. However, the Trustor shall not be required to provide with respect to any Certificate more information than is required by Rule 144A as of the date such Certificate is issued but may elect to do so if necessary under subsequent revisions of Rule 144A. In addition, the Trustor may from time to time modify the foregoing restrictions on resale and other transfers (including the form of Purchaser’s Letter), without the consent but upon notice to the Holders of the Certificates, in order to reflect any amendment to Rule 144A or change in the interpretation thereof or practices thereunder if the Trustor shall have received an Opinion of Counsel to the effect that such amendment or supplement is necessary or appropriate.

(f) Certificates shall not be listed on any established securities market. For this purpose, established securities market includes any national securities exchange registered under the Securities Exchange Act of 1934 or exempted from registration because of the limited volume of transactions, any local exchange, and any over the counter market characterized by an interdealer quotation system which regularly disseminates quotations of obligations by identified brokers or dealers, by Electronic Means or otherwise.

(g) Notwithstanding the foregoing provisions of this Section 10.12, the Beneficial Owner of the Residual Certificates of any Series shall not transfer the Related Residual Certificates of any Maturity of such Series, except as provided in this Section 10.12(g); provided that the Beneficial Owner of the Residual Certificates of any Series may, with the consent of the Trustor, transfer all Residual Certificates of such Series in a single transaction to a single transferee, who will thereafter hold all Residual Certificates of such Series. The Beneficial Owner of the Residual Certificates of any Series shall have the right to tender such Residual Certificates to the Trustor on any Business Day for purchase at a price equal to (i) the aggregate market value of the Related Maturities of Bonds of such Series as determined by the Trustor pursuant to a Quotation of Bond Price on such Business Day, minus (ii) the sum of (A) the aggregate Related Stated Amount of Floater Certificates of such Series, plus accrued and unpaid interest thereon to the settlement date at the Floater Certificate Rate, (B) the pro rata share of such Stated Amount of Floater Certificates in any accrued and unpaid Trustee Fee, Trustee Advances and Remarketing and Liquidity Charges, and (C) the Gain Share to which the Holders of such Stated Amount of Floater Certificates are entitled. Notwithstanding the second sentence of the definition of “Quotation of Bond Price” in Section 1.1, in the event that the Beneficial Owner of Residual Certificates tendering the Related Residual Certificates of a particular Maturity of such Series pursuant to this Section 10.12(g) disputes the Quotation of Bond Price provided by the Remarketing Agent with respect to such Maturity of Bonds, (A) if the Remarketing Agent is able to obtain only two bids for such Maturity of Bonds on such Business Day, such Quotation of Bond Price shall be based on the higher of such two bids; (B) if the Remarketing Agent is able to obtain only one bid for such Maturity of Bonds on such Business Day, such Quotation of Bond Price shall be based on such bid; and (C) if the Remarketing Agent is unable to obtain at least one bid for such Maturity of Bonds on such Business Day, the tender of Residual Certificates shall be cancelled and all Residual Certificates shall continue to be owned by the tendering Beneficial Owner. The Beneficial Owner of the Residual Certificates shall exercise the foregoing tender right by delivering written notice to the Trustor prior to 10:00 a.m. on any Business Day. If the Beneficial Owner of the Residual Certificates exercises such tender right, such Beneficial Owner shall also deliver a notice of mandatory tender of Floater Certificates pursuant to Section 6.4(b) to the Trustee. Upon the delivery of such notices to the Trustor and the Trustee, respectively, and the Trustor obtaining at least one actionable bid for each Related Maturity, the Trustor shall become obligated to purchase such Related Residual Certificates on the settlement date specified below. The settlement date for the purchase of such Related Residual Certificates upon such tender shall be the later of the fifth day after the Business Day on which the Beneficial Owner of such Residual Certificates gives notice of its exercise of its tender right pursuant to this Section 10.12(g) or the Tender Date specified by such Beneficial Owner in such notice of mandatory tender of Floater Certificates pursuant to Section 6.4(b). When the Beneficial Owner of the Residual Certificates exercises its right to cause a mandatory tender of Floater Certificates pursuant to Section 6.4 in conjunction with its exercise of its tender right pursuant to this Section 10.12(g), such Beneficial Owner shall be deemed to have assigned all of its rights as Tender Demand Owner to the Trustor. If the Trustor, in exercising such rights of the Tender Demand Owner, elects to rescind the mandatory tender of Floater Certificates, (1) the Trustor shall have the right to transfer the Residual Certificates acquired on the settlement date to a transferee satisfying the requirements of this Section 10.12, and (2) the purchase price payable on the settlement date shall be increased by the amount specified in clause (ii)(C) above.

(h) If the Trustor, the Liquidity Bank or the Remarketing Agent determines that a Certificate has been acquired by a Person that did not satisfy the requirements of Sections 10.12(a)(I) and 10.12(a)(II) at the time of such Person’s acquisition of the Certificates or that a Certificate was acquired in a transaction that does not satisfy any other requirement of this Section 10.12 (any such person, a “Disqualified Transferee”), either (i) the Trustee shall, upon notice from the Remarketing Agent or the Trustor, if the Certificate is a Floater Certificate, declare a mandatory tender of the Certificates at the Stated Amount of the Floater Certificates plus accrued and unpaid interest on such Floater Certificates at the Floater Certificate Rate to but excluding the mandatory tender date, or (ii) the Trustee shall, if the Certificate is a Residual Certificate, purchase such Person’s Residual Certificates with funds provided by the Trustor at the price described in Section 10.12(g) hereof. The Trustor or the Remarketing Agent shall notify the Trustee in the event the Trustor or the Remarketing Agent determine that a Certificate was acquired by a Disqualified Transferee. By its purchase of such Certificate, such Person shall be deemed to acknowledge the right of the Trustee to implement the provision of this Section 10.12(h).

ARTICLE XI

REDEMPTION

Section 11.01. General.

(a) With respect to each Series of Certificates, the proceeds of a redemption in whole or in part of the Bonds of any Maturity shall be applied (1) if Proportionality shall have been adopted in the related Series Trust Agreement, to the redemption of Stated Amounts of the Floater Certificates and the Related Residual Certificates such that, following such redemption, Proportionality is maintained, as nearly as possible, subject to adjustment due to all applicable Authorized Denominations and rounding conventions, or (2) otherwise, to the redemption of the Floater Certificates until no such Floater Certificates are Outstanding and then shall be applied to the redemption of the Related Residual Certificates. The Trustee shall apply any moneys received on account of such redemption as follows:

(i) any payment of accrued and unpaid interest (the Trustor being hereby directed to calculate such accrued and unpaid interest and notify the Trustee thereof) on the Bonds so redeemed to the date of redemption of the Bonds shall be applied (A) first to the payment of any accrued and unpaid Trustee Fee and accrued and unreimbursed Trustee Advances allocable to the Certificates being redeemed, (B) then to accrued and unpaid Remarketing and Liquidity Charges allocable to the Certificates being redeemed, (C) then to the accrued and unpaid interest due on the Floater Certificates then being redeemed at the Floater Certificate Rate to the date of redemption of the Bonds, (D) then to the accrued interest on the Liquidity Loan and (E) then to the Beneficial Owner of the Related Residual Certificates, any balance from such payment of accrued interest;

(ii) if Proportionality shall have been adopted in the related Series Trust Agreement, principal of the Bonds so redeemed (A) shall be applied first to the payment of the Liquidity Bank and of the Beneficial Owners of Stated Amounts of the Floater Certificates and the Related Residual Certificates then being redeemed selected pursuant to Section 11.2, such that, following such redemption, Proportionality is maintained, as nearly as possible, subject to adjustment due to all applicable Authorized Denominations and rounding conventions, and (B) any remaining principal amount paid in redemption of Bonds, together with payments of interest and premium allocable thereto, shall be paid into the Odd-Lot Subaccount pursuant to Section 11.8;

(iii) if Proportionality shall not have been adopted in the related Series Trust Agreement, principal of the Bonds so redeemed (A) shall be applied first to the payment to the Beneficial Owners of the Related Stated Amount of Floater Certificates then being redeemed of an amount up to the Stated Amount thereof selected pursuant to Section 11.2, and (B) any remaining principal amount paid in redemption of Bonds, together with payments of interest and premium allocable thereto, shall be paid into the Odd-Lot Subaccount pursuant to Section 11.8; provided that, if Floater Certificates in an amount equal to the Related Stated Amount thereof shall have been redeemed, any remaining principal amount paid in redemption of Bonds shall be applied to the redemption of the Related Residual Certificates; and

(iv) the redemption premium, if any, paid on the Bonds of any Maturity shall be paid (A) to the Beneficial Owners of the Floater Certificates then being redeemed, an amount equal to the Gain Share to which such Beneficial Owners of Floater Certificates are entitled, and (B) to the Beneficial Owner of the Related Residual Certificates, the remaining redemption premium.

(b) All amounts so received shall be distributed to the Beneficial Owners of Certificates on the date set forth in the constituent instruments of the Bonds for the payment thereof (the “Bond Redemption Date”); provided that, if the Trustee on such date has not confirmed receipt of such amounts in immediately available funds, notwithstanding any other provision hereof, such distribution may be delayed until the Business Day on which the Trustee has confirmed receipt of immediately available funds; and provided, further, that, if such date is not a Business Day, then the distribution of such amount otherwise payable on such date shall be payable on the Business Day next succeeding such date as though paid on such date.

Section 11.02. Selection for Redemption. With respect to each Series of Certificates, if the Bonds of any Maturity are redeemed in part prior to maturity, the Trustee shall redeem Floater Certificates (and, if Proportionality shall have been adopted in the related Series Trust Agreement, Related Residual Certificates) in Authorized Denominations that would result, as nearly as possible, in Floater Certificates (and, if applicable, Related Residual Certificates) being redeemed in a Stated Amount that bears the same proportion to the Related Stated Amount of such Maturity as the principal amount of such Maturity being redeemed bears to the principal amount of such Maturity prior to such redemption. The Trustee shall Select by Lot the Floater Certificates (and, if applicable, Related Residual Certificates) to be so redeemed. The balance of redemption proceeds remaining shall be paid into the Odd-Lot Subaccount pursuant to Section 11.8. Notwithstanding any other provision in this Master Terms of Trust Agreement, Floater Certificates (and, if applicable, Related Residual Certificates) shall be redeemed only in Authorized Denominations and, so long as DTC is the Securities Depository, redeemed in accordance with applicable DTC procedures.

Section 11.03. Redemption Notice.

(a) If any Certificates are deposited with DTC, notice of any redemption of Bonds shall be given as provided in the DTC Letter and in accordance with applicable DTC procedures. If any Certificates are deposited with another Securities Depository, notice of any redemption of Bonds shall be given in accordance with such Securities Depository’s applicable procedures. The Trustee shall notify the Remarketing Agent within one Business Day after it receives notice of any redemption of Bonds.

(b) If the Certificates are not deposited with a Securities Depository, at least 30 days prior to the date fixed for redemption of the Bonds (or, if notice of redemption of the Bonds is received by the Trustee less than 30 days prior to the date fixed for redemption of the Bonds, on the Business Day following receipt by the Trustee of such notice of redemption of the Bonds), but in no case more than 60 days before any Bond Redemption Date whether such redemption be in whole or in part, the Trustee shall cause a notice of any such redemption to be mailed, postage prepaid, to all Holders of Certificates other than a Security Depository to be redeemed in whole or in part and shall simultaneously provide notice by Electronic Means to each Securities Depository and the Liquidity Bank. Such notice shall be mailed a second time to any Holder of Certificates other than a Securities Depository that have been called for redemption if such Holder has not presented such Certificates for payment of the redemption price within 60 days after the Bond Redemption Date. Failure to mail any such notice to any Holder or any defect in any notice so mailed shall not affect the validity of the proceedings for the redemption of the Certificates of any other Holders. Each such notice shall set forth: the CUSIP numbers and if the Certificates are to be redeemed in part while not held at a Securities Depository, certificate numbers of the Certificates to be redeemed, the Bond Redemption Date, the redemption price to be paid, and, in the case of Certificates to be redeemed in part only, the portion of the Stated Amount thereof to be redeemed, that on the Bond Redemption Date the Certificates called for redemption will be redeemed at the Designated Office of the Trustee or through the facilities of each Securities Depository, as the case may be, and that from that date interest will cease to accrue and be payable. If any Certificate is to be redeemed in part only, the notice of redemption shall state also that on or after the Redemption Date, upon surrender of such Certificate, one or more Certificates in an aggregate Stated Amount equal to the unredeemed portion of such Certificates will be issued.

Section 11.04. Effect of Calling for Redemption. If money sufficient to pay the redemption price of Certificates called for redemption or portions thereof, together with accrued and unpaid interest thereon to the Bond Redemption Date, is held in separate accounts by the Trustee for the Holders thereof, such Certificates and portions of Certificates as to which a notice pursuant to Section 11.3 has been given shall not thereafter be deemed to be Outstanding under this Agreement and shall cease to be entitled to any rights under the Agreement, other than rights to receive payment of the redemption price thereof and accrued and unpaid interest thereon to the Bond Redemption Date, to be given notice of redemption in the manner provided in Section 11.3, and to receive Certificates for any unredeemed portions of Certificates. If applicable, the Trustee shall deliver to the related Liquidity Bank a certificate in the appropriate form annexed to the related Liquidity Facility appropriately completed in order to effect a reduction of the Amount Available under such Liquidity Facility.

Section 11.05. Redemption of Portion of Certificates. If a portion of an Outstanding Certificate shall be selected for redemption, the Holder thereof or his attorney or legal representative shall present and surrender such Certificate to the Trustee for payment of the Stated Amount thereof so called for redemption and the accrued and unpaid interest and redemption premium, if any, on such Stated Amount, and the Trustee shall execute and deliver to or upon the order of such registered owner or his legal representative, without charge therefor, for the unredeemed portion of the Stated Amount of the Certificate so surrendered, one or more Certificates of the same Series, and entitling the Holder to receive interest, principal and premium payments on the Bonds in the same manner; provided, however, that, if the Holder is a nominee of a Securities Depository, if acceptable to the Trustee, such Securities Depository (a) in its discretion, may surrender such Certificate to the Trustee and request that the Trustee issue a new Certificate for the unredeemed portion of the Stated Amount of the Certificate so surrendered, or (b) if such Certificate is not so surrendered, shall make an appropriate notation on the Certificate indicating the dates and amounts of such reduction in Stated Amount.

Section 11.06. Cancellation. Certificates so redeemed, presented and surrendered shall be canceled upon the surrender thereof.

Section 11.07. Revocation of Redemption Notice. Notwithstanding any other provision of this Master Terms of Trust Agreement, if, on any day any Issuer notifies the Trustee that it has elected to revoke its election to redeem Bonds, the Certificates relating thereto called for redemption, if any, shall not be redeemed on such date and any notice of redemption mailed to the Holders pursuant to Section 11.3 shall be null and void. In such event, within five Business Days after the date on which the Trustee receives notice of such revocation, the Trustee shall cause a notice of such revocation to be mailed to all Holders of such Certificates and will provide notice by Electronic Means to the Remarketing Agent.

Section 11.08.	Amounts in Excess of Floater Certificates in Authorized Denominations to be Deposited in the Odd-Lot Subaccounts.

(a) Notwithstanding anything in this Master Terms of Trust Agreement to the contrary, unless and until the Trustee, the Tender Agent, the Liquidity Bank, the Remarketing Agent and the Securities Depository or Depositories agree on procedures for the issuance of Certificates in Stated Amounts which are not in Authorized Denominations upon the partial redemption of Bonds, the Trustee will not issue any such odd-lot Certificates but will hold any moneys remaining in excess of the Stated Amounts of Floater Certificates permitted to be redeemed by Section 11.2 from such principal of the Bonds of any Maturity so redeemed in part and from interest and premium allocable thereto uninvested in a special subaccount within the Trust Related to each Maturity (each, an “Odd-Lot Subaccount”).

(b) If on or prior to any Bond Redemption Date of any Maturity the amount of money held to the credit of principal in the Related Odd-Lot Subaccount plus the amount of funds attributable to principal to be added to such Odd-Lot Subaccount pursuant to such redemption shall equal or exceed an amount equal to an Authorized Denomination of Floater Certificates (or if Proportionality shall have been adopted in the related Series Trust Agreement, an amount sufficient to redeem Floater Certificates and Related Residual Certificates, as nearly as possible, such that, following such redemption, Proportionality is maintained, as nearly as possible, subject to adjustment due to all applicable Authorized Denominations and rounding conventions), the Trustee shall on such Redemption Date increase the number of Certificates to be selected pursuant to such redemption by a Stated Amount of Floater Certificates in the minimum Authorized Denomination. The Trustee shall use as much of such funds as is necessary to pay the principal upon redemption of the Certificates so redeemed.

(c) Accrued premium arising from such redemption allocable to amounts of principal paid under subsection (b) of this Section 11.8 shall be withdrawn from the Related Odd-Lot Subaccount and shall be paid in the following sequence (i) to the allocable Trustee Fee, (ii) to the allocable Remarketing and Liquidity Charges, and (iii) to the Related Residual Certificates. Accrued interest arising from any redemption allocable to amounts of principal paid into the Odd-Lot Subaccount shall be held in the Odd-Lot Subaccount until the next succeeding Bond Interest Payment Date whereupon it shall be added to the amount of interest being distributed to Floater Certificates and Related Residual Certificates.

(d) Upon receipt of a Withdrawal Request submitted pursuant to Section 6.2 by the Beneficial Owner of Related Residual Certificates, the Trustee shall first withdraw from the Related Odd-Lot Subaccount and pay to such Beneficial Owner:

(i) such amount of principal as will exhaust the moneys then held as principal to the credit of the Related Odd-Lot Subaccount, and

(ii) the premium and accrued and unpaid interest identified with such principal (selected on a first-in, first-out basis) less any accrued and unpaid Trustee Fee and Remarketing and Liquidity Charges allocable thereto.

The Trustee shall thereupon instruct DTC to deliver free by book-entry transfer as specified in such Withdrawal Request the principal amount of Bonds of the Maturity specified in such Withdrawal Request such that the sum of the moneys so withdrawn as principal from the Related Odd-Lot Subaccount and the principal amount of Bonds of such Maturity so delivered free shall equal the principal amount of Bonds specified in such Withdrawal Request.

Section 11.09. Special Redemption of Certificates.

(a) If a Series Trust Agreement includes an Amortization Schedule of Base Prices Related to any Maturity of Bonds of such Series, the Trustee shall redeem Floater Certificates (and, if Proportionality shall have been adopted in the related Series Trust Agreement, Residual Certificates of the Related Maturity) Selected by Lot, on the corresponding Bond Interest Payment Dates in the corresponding Floater Certificate Redemption Amounts (and, if applicable, Related Residual Certificate Redemption Amounts) listed on such schedule, such that the Related Stated Amount of Floater Certificates of such Maturity (and, if Proportionality shall have been adopted in the related Series Trust Agreement, the Related Residual Certificates) Outstanding following such redemption does not exceed the par amount of Related Bonds held by the Trust on such Bond Interest Payment Date multiplied by the Related Amortized Base Price set forth on such Amortization Schedule of Base Prices.

(b) Notice of redemption pursuant to this Section 11.9 shall be sent in accordance with Section 11.3 and the Certificates so redeemed, presented and surrendered shall be cancelled upon the surrender thereof.

(c) The redemption price of Certificates of any Series to be redeemed pursuant to this Section 11.9 shall be the Stated Amount thereof together with, in the case of Floater Certificates, accrued and unpaid interest computed at the Floater Certificate Rate of such Series, and shall be paid by the Trustee with funds in the priority as set forth in Section 3.2(b) on such Bond Interest Payment Date.

(d) If a portion of the Bonds of any Maturity are called for redemption and the Related Bond Redemption Date is not also a Bond Interest Payment Date, the Trustee shall, following the redemption of Certificates pursuant to Section 11.1, effect an additional redemption of Certificates pursuant to Section 11.9(a) such that the Related Stated Amount of Floater Certificates of such Maturity (and, if Proportionality shall have been adopted in the related Series Trust Agreement, the Related Residual Certificates) following such redemption does not exceed the par amount of remaining Bonds of such Maturity held by the Trust on such Bond Redemption Date multiplied by an Amortized Base Price determined by interpolating between the Related Amortized Base Prices set forth on the Amortization Schedule of Base Prices for the preceding Bond Interest Payment Date and the next succeeding Bond Interest Payment Date. The redemption of Certificates effected pursuant to Section 11.9(a) on the next succeeding Bond Interest Payment Date shall be reduced by the amount of any additional redemption effected pursuant to this Section 11.9(d).

(e) If all of the Bonds of any Series are called for redemption and following the redemption of Certificates pursuant to Section 11.1 the aggregate Related Stated Amounts of Floater Certificates of such Series Outstanding would be greater than zero, all Floater Certificates of such Series shall be subject to mandatory tender on the related Bond Redemption Date with the consequences described in Section 5.2 as if a Mandatory Tender Event shall have occurred with respect to all Certificates of such Series.

ARTICLE XII

CERTAIN COVENANTS OF THE PARTIES

Section 12.01. Covenant to Perform and Authority of the Trustor. The Trustor shall faithfully perform at all times all of its covenants, undertakings and agreements contained in this Master Terms of Trust Agreement and in any Certificate executed and delivered hereunder. The Trustor represents that it is duly authorized to execute this Master Terms of Trust Agreement and each Series Trust Agreement; that all action on its part for the issuance of the Certificates and the adoption of the Agreement has been duly and effectively taken; and that such Certificates in the hands of the Holders thereof will be valid rights to receive payments on or distributions of the Bonds in the manner herein and in the Certificates specified, enforceable according to their terms, notwithstanding the bankruptcy, insolvency or liquidation of the Trustor. The Remarketing Agent at the direction of the Trustor shall give the other Notice Parties and the Holders of the Certificates notice of any substitution, replacement or resignation of the Trustor under this Master Terms of Trust Agreement at least 30 days prior to the effective date thereof.

Section 12.02. Covenants of the Tax Responsible Partner as to the Tax Responsible Partner’s Required Controlling Interest. The Tax Responsible Partner now has, and shall continue to have during the term of this Agreement, the Tax Responsible Partner’s Required Controlling Interest which term shall mean:

(i) If the State Partnership Factors shall have been adopted in the related Series Trust Agreement, (A) if and so long as the Stated Amount of Outstanding Certificates exceeds $50,000,000, a Stated Amount of Floater Certificates, Residual Certificates, or combination thereof, representing not less than 1% multiplied by the result obtained by dividing $50,000,000 by the Stated Amount of then Outstanding Certificates (but in no event less than two-tenths of one percent); and (B) if and so long as the Stated Amount of Outstanding Certificates equals or is less than $50,000,000, a Stated Amount of Floater Certificates, Residual Certificates, or combination thereof, representing not less than 1%.

(ii) If the State Partnership Factors shall not have been adopted in the related Series Trust Agreement, a Stated Amount of Floater Certificates, Residual Certificates, or combination thereof, of not less than $5,000.

Section 12.03. Covenant of the Parties not to place Trust into Bankruptcy. Each of the parties hereto covenants that it shall not, until at least one year and one day after the termination of the Agreement pursuant to Section 14.5, take any action to file an involuntary bankruptcy petition against the Trust.

Section 12.04. Credit Ratings. The Trustor shall at its expense take all reasonable action necessary to enable at least one NRSRO to provide credit ratings for the Floater Certificates.

ARTICLE XIII

THE TRUSTEE, THE TENDER AGENT AND THE REMARKETING AGENT

Section 13.01. Acceptance of Duties; Purposes and Powers; No Additional Liabilities or Indebtedness.

(a) The Trustee and the Tender Agent by execution hereof accept and agree to fulfill the obligations imposed upon each of them by the Agreement, but only upon the terms and conditions set forth in this Article XIII and subject to the provisions of the Agreement, to all of which the Trustor and the respective Holders agree. The Trustee and the Tender Agent are not authorized to, and by execution hereof each agrees that it will not, engage in activities with respect to the Trust that are not prescribed by the Agreement.

(b) The purpose of the Trust is to engage in the following activities, and only in such activities: (i) purchasing, owning, holding and selling (whether itself or through agents) the assets of the Trust; (ii) the issuance and sale of Certificates as provided in the Agreement; and (iii) such other activities as may be required or permitted by the express terms of the Agreement in connection with the conservation and administration of the assets of the Trust and distributions to Holders of Certificates. The Trust shall engage only in the foregoing activities.

(c) The Trust will not, and the parties to the Agreement and Holders of Certificates will not cause the Trust to, incur, assume or guarantee any liability or indebtedness except pursuant to the express terms of the Agreement.

Section 13.02. Limited Liability.

(a) Although called a Trustee, the Trustee shall be responsible for performing such duties and only such duties as are specifically set forth in the Agreement and no implied covenants, duties or obligations (whether of a fiduciary nature or otherwise) shall be read into the Agreement or implied in law against the Trustee. It is intended that the duties of the Trustee under the Agreement will be ministerial in nature similar to those of a custodian. The foregoing is also intended to restrict the Trustee’s duties at law or in equity (including fiduciary duties) and liabilities relating thereto. The Trustee may exercise any power or perform any obligations required on its part hereunder either directly or through one or more agents chosen with due care.

(b) The Trustee and the Tender Agent shall incur no liability to any Holder of any Certificate if, by reason of any provision of any present or future law or regulation thereunder of any governmental authority or by reason of any natural disaster or war or other similar circumstance beyond its control, the Trustee or the Tender Agent is prevented from doing or performing any act or thing which the terms of the Agreement provide should be done or performed. In no event shall the Trustee or the Tender Agent be liable for special, consequential or punitive damages of any kind whatsoever, including lost profits, even if the Trustee or the Tender Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought. In no event shall the Trustee or Tender Agent be liable for the acts or omissions of any Securities Depository. The Trustee and the Tender Agent shall have no responsibility for the accuracy of any information provided hereunder that has been obtained from, or provided to the Trustee or the Tender Agent by any other entity. If the State Partnership Factors shall have been adopted in the related Series Trust Agreement, the Tax Responsible Partner shall be liable for claims against the Trust as provided in Section 2.3(b).

(c) The Trustee and the Tender Agent shall not be charged with knowledge of any event or condition unless an officer of the Trustee assigned to the administration of the Trust has actual knowledge thereof.

(d) The Trustee and the Tender Agent shall assume no obligation and shall not be subject to any liability to Holders of Certificates in the performance of its respective duties hereunder, other than by reason of its own willful misconduct, bad faith or gross negligence. Neither the Trustee nor the Tender Agent is under any obligation to take any action, including (in the case of the Trustee) making any Trustee Advances, that may tend to involve it in any expense or liability, the recovery or payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Trustee, the Tender Agent and the Trustor may each own and deal in the Bonds, in obligations of the same issue and maturity as the Bonds and in the Certificates, as though they were not the Trustee, the Tender Agent or the Trustor, respectively, under this Agreement.

(e) The Trustee and the Tender Agent shall be entitled to rely on and shall be under no obligation to verify:

(i) any determination of any statistical amount, price, valuation, mathematical value or market price furnished to the Trustee by the Remarketing Agent including, without limitation, accrued and unpaid interest on the Floater Certificates, the Base Price, the Designated Termination Date and the Quotation of Bond Price;

(ii) any rate, price, yield or other numerical amount set forth in any Series Trust Agreement;

(iii) information in any Purchaser’s Letter delivered pursuant to Section 10.12(b); and

(iv) the validity and accuracy of any requests or instructions, including notices delivered by Beneficial Owners, conforming to the requirements of this Agreement.

(f) Neither the Trustee nor the Tender Agent shall have any obligation or be subject to any liability to any Beneficial Owner for the performance of any duties imposed on DTC or any DTC Participant (direct or indirect) under the terms of this Agreement or any Certificate.

Section 13.03. Tender Agent.

(a) The Tender Agent agrees to:

(i) hold all Floater Certificates delivered to it in trust for the benefit of the respective Holders that shall have so delivered such Floater Certificates until moneys representing the Purchase Price of such Floater Certificates shall have been delivered to or for the account of such Holders or Beneficial Owners;

(ii) hold all money delivered to it hereunder for the purchase of Floater Certificates uninvested and separate and apart from all other funds of the Tender Agent, uninvested and in trust for the benefit of the Person which shall have so tendered such money until the Floater Certificates purchased with such money shall have been delivered to or for the account of such Person;

(iii) keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Trustor, the Liquidity Bank, the Remarketing Agent and the Trustee at all reasonable times; and

(iv) (iv) take such actions and perform such duties as are expressly provided herein and take such other actions as are reasonably necessary to enable the Liquidity Bank to make the payments required under this Agreement, and to enable the Remarketing Agent to remarket Floater Certificates delivered to the Tender Agent hereunder.

(b) The office of Tender Agent shall be filled by the Trustee. If the Trustee resigns or is replaced, it shall also resign or be replaced as Tender Agent in accordance with the provisions set forth in Section 13.8.

(c) For all purposes of the Agreement, the Trustee and the Tender Agent may assume that no Tender Option Termination Event, Liquidity Event or Mandatory Tender Event has occurred until and unless an officer of the department of the Trustee administering the Agreement shall have received written notice thereof and neither the Trustee nor the Tender Agent shall be liable for any action taken or omitted to be taken on the basis of such assumption.

(d) Neither the Trustor nor the Liquidity Bank shall have any right, title or interest in or to any moneys delivered to the Tender Agent, the Trustee or to the Remarketing Agent hereunder for the purchase of Floater Certificates.

Section 13.04. Fidelity Bond. The Trustee is required at all times to maintain a fidelity bond or other insurance (which may be self-insurance) in reasonable form and amount to protect against loss due to dishonest or fraudulent action by its employees in connection with its obligations under the Agreement; provided that the amount of such fidelity bond or other insurance shall not exceed the amount required by the regulators of the Trustee.

Section 13.05. Indemnification of Trustee and Tender Agent.

(a) The Trustor agrees to indemnify the Trustee and the Tender Agent, including any directors, officers, employees or agents thereof (the “Indemnitees”), against, and hold the Indemnitees harmless from, any liability or expense (including reasonable counsel fees and expenses) relating to, or in any way connected with acting as Trustee or Tender Agent except for any liability or expense arising out of acts of gross negligence, bad faith or willful misconduct on the part of the Trustee, the Tender Agent or any other Indemnitee to the extent that such Indemnitee is seeking indemnification hereunder. Without limiting the generality of the foregoing, the Indemnitees shall have no duty or responsibility for and shall not be deemed to have been negligent with respect to, and the Trustor shall indemnify and hold harmless the Indemnitees against, any liability arising out of any claim that (i) the Bonds, at the time of their original issuance, were not delivered with an Opinion of Counsel generally to the effect that interest on the Bonds is excludable from gross income for federal income tax purposes, (ii) any disclosure with respect to the Bonds or the Certificates required by applicable federal and state laws was not made, (iii) registration of the Certificates or any investment company relating to the Certificates and this Agreement is required by applicable federal or state securities laws and the Trustor failed to effect such registration or (iv) that the Bonds are not genuine.

(b) If the indemnification provided for in subsection (a) of this Section 13.5 is invalid or unenforceable in accordance with its terms, then the Trustor shall contribute to the amount paid or payable by the Indemnitees as a result of such liability in such proportion as is appropriate to reflect the relative benefits received by the Trustor on one hand and the Indemnitees, on the other, from the issuance and sale of such Certificates. For this purpose the benefits received by the Trustor shall be the aggregate amount received by the Trustor upon the sale of such Certificates, less the costs and expenses of such sale, including the cost of acquisition of the Bonds or parts thereof evidenced thereby, and the benefits received by the Indemnitees shall be the aggregate amount of fees received by each, less costs and expenses incurred by each in relation to the Certificates. If, however, the allocation provided by the immediately preceding two sentences is not permitted by applicable law, then the Trustor shall contribute to such amount paid or payable by the Indemnitees, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Trustor on the one hand and the Indemnitees on the other in connection with the actions or omissions which resulted in such liability, as well as any other relevant equitable considerations.

(c) In case any claim shall be made or action brought against the Indemnitees for any reason for which indemnity may be sought against the Trustor as provided above, the Indemnitees may promptly notify the Trustor in writing setting forth the particulars of such claim or action and the Trustor may assume the defense thereof. In the event that the Trustor assumes the defense, the Indemnitees shall have the right to retain separate counsel in any such action but shall bear the fees and expenses of such counsel unless (i) the Trustor shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit including the Indemnitees and the Trustor have been advised in writing by such counsel that one or more legal defenses may be available to it which may not be available to the Trustor in which case the Trustor shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of such counsel.

(d) The term “liability,” as used in this Section 13.5, shall include any losses, claims, damages, expenses (including without limitation the Indemnitee’s reasonable costs and expenses in defending itself against any losses, claims or investigations of any nature whatsoever, but excluding lost profits or other consequential damages of the Indemnitee) or other liabilities, joint or several, arising for any reason under the Agreement (including without limitation violation of applicable laws or trademarks or service marks).

(e) The obligations of the Trustor under this Section 13.5 shall be in addition to any liability which the Trustor may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Indemnitees and to each Person, if any, who controls any Indemnitee within the meaning of the Securities Exchange Act of 1934.

(f) Upon any removal or resignation of any Indemnitee, such Indemnitee’s right to indemnification and the Trustor’s obligations to indemnify such Indemnitee hereunder shall survive such removal or resignation.

(g) The sole recourse of any Indemnitee under this Section 13.5 shall be to the Trustor and the assets of the Trustor. In no event shall any Indemnitee have any claim under this Section 13.5 for payment against the Trust or any of the assets of the Trust.

Section 13.06. Monthly Statements from Trustee. It shall be the duty of the Trustee, on or before the 15th day of each month, to file with the Trustor and the Liquidity Bank a statement setting forth in respect of the preceding calendar month:

(a) the amount of Bonds withdrawn;

(b) the amount received upon redemption of Bonds and a description of the Certificates or portions thereof redeemed under the provisions of Article XI; and

(c) any other information that the Trustor may reasonably request.

Should none of the events described in clauses (a) and (b) have occurred during such preceding month and should the Trustor not request any other information, then no statement in respect of such preceding month need be given by the Trustee pursuant to this Section 13.6. All records and files pertaining to Certificates and the Bonds in the custody of the Trustee shall be open at all reasonable times to the inspection of the Trustor, the Liquidity Bank, the Holders of Certificates and their agents and representatives.

Section 13.07. Reliance; Advice of Counsel.

(a) The Trustee shall incur no liability to anyone in acting upon any signature, instrument, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties and need not investigate any fact or matter in any such document as long as the Trustee has otherwise satisfied its obligations under this Agreement. As to any fact or matter the method of the determination of which is not specially prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the Trust hereunder the exercise of its rights and powers and in the performance of its duties and obligations under this Agreement, the Trustee: (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and although the Trustee shall be responsible for all obligations of the Trustee hereunder, the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees as shall have been selected with reasonable care by the Trustee in good faith; and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care in good faith an employed by it. The trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such persons as long as no Officer of the Trustee administering this Agreement has any actual knowledge that such opinion or advice is inappropriate or based on incorrect information.

Section 13.08. Resignation, Removal and Replacement of Trustee and Tender Agent.

(a) The Trustee and Tender Agent may at any time resign as Trustee and Tender Agent by giving written notice of its election to do so to the Notice Parties and such resignation shall become effective upon the appointment by the Trustor of a successor Trustee and Tender Agent subject to, and agreeing to comply with, the terms and conditions of the Agreement. If at any time the Trustee and Tender Agent becomes incapable of acting or is adjudged a bankrupt or insolvent, or a receiver of the Trustee and Tender Agent or of its property is appointed, or any public officer takes charge or control of the Trustee and Tender Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Trustor or any Holder of a Floater Certificates, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the removal of the Trustee and Tender Agent and the appointment of a successor Trustee and Tender Agent, and if no such Person has made such a petition within 30 days of such occurrence, then in addition the Holder of Residual Certificates may petition any court of competent jurisdiction for the removal of the Trustee and Tender Agent and the appointment of a successor Trustee and Tender Agent.

(b) If at any time the Trustee and Tender Agent notifies the Trustor that it elects to resign as Trustee and Tender Agent, the Trustor shall, within 45 days after the delivery of the notice of resignation, appoint a successor Trustee and Tender Agent, which shall be a commercial bank with trust powers or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000 or whose obligations hereunder are guaranteed by a Person whose capital and surplus or net worth is at least that amount. If no successor Trustee and Tender Agent has been so appointed within such 45-day period, the Trustee and Tender Agent may petition any court of competent jurisdiction for the appointment of a successor Trustee and Tender Agent. In the event of the resignation of the Trustee or the Tender Agent, the Trustee or Tender Agent, as applicable, shall pay over, assign and deliver any money and Floater Certificates held by it in such capacity to its successor.

(c) Notwithstanding the foregoing, no resignation or removal of the Trustee and Tender Agent in accordance with the provisions hereof shall become effective until its successor Trustee and Tender Agent has accepted its appointment hereunder and the Trustee and Tender Agent shall have transferred the Bonds and the Liquidity Facility, in accordance with its terms, to its successor prior to any such resignation or removal.

(d) Any corporation into which the Trustee and Tender Agent may be merged or converted or with which it may be consolidated or any corporation succeeding to all or substantially all the business of the department or group which administers this Trust shall be the successor of the Trustee and Tender Agent hereunder; provided that such corporation shall be otherwise eligible under Section 13.8(b).

(e) Notwithstanding anything herein to the contrary, a successor Trustee and Tender Agent shall not be the Trustor, the Liquidity Bank, the Remarketing Agent or any affiliate of the foregoing.

Section 13.09. Default on Bonds. With respect to any default on the Bonds, the Trustee is not authorized to and will not proceed against the Issuer thereof or any other obligor on such Bonds or assert the rights and privileges of Holders and has no duty to do so.

Section 13.10. Notice of Certain Defaults. Upon receipt of notice of any default on any Maturity of Bonds from the Issuer’s trustee or other applicable fiduciary or upon actual knowledge thereof by an officer of the Trustee assigned to the administration of the Trust, the Trustee shall promptly give notice of such default to the Notice Parties and the Holders of the Certificates. Such notice shall set forth (a) the date and nature of such default, (b) the amount of principal and the amount of interest to which such default relates, and (c) any other information which the Trustee deems appropriate.

Section 13.11. Remarketing Agent.

(a) On the date of the Master Terms of Trust Agreement, the Trustor is entering into a Remarketing Agreement with the party identified therein as the initial Remarketing Agent. The Remarketing Agent shall serve as such under the terms and provisions hereof and of the Remarketing Agreement. The Remarketing Agent, including any successor appointed pursuant to the Remarketing Agreement shall be a member of the National Association of Securities Dealers, Inc., having capitalization of at least $50,000,000, and be authorized by law to perform all the duties imposed upon it by this Agreement and the Remarketing Agreement.

(b) If the Trustor elects in a Series Trust Agreement that the Remarketing Agent for the related Series be a Person other than the initial Remarketing Agent, the Trustor shall enter into a Remarketing Agreement with the Remarketing Agent for such Series.

ARTICLE XIV

MISCELLANEOUS

Section 14.01. Waiver of Jury Trial; Governing Law; Submission to Jurisdiction.

EACH OF THE PARTIES TO THE TRUST AGREEMENT, INCLUDING ANY HOLDER OR BENEFICIAL OWNER OF CERTIFICATES, HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THE TRUST AGREEMENT, THE TRANSACTIONS CONTEMPLATED THEREBY OR THE RELATIONSHIP ESTABLISHED THEREUNDER AND AGREE THAT ANY SUCH PROCEEDING SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

The Trust Agreement and the rights and obligations of the parties to the Trust Agreement, including any Holder or Beneficial Owner of Certificates, shall be governed by and construed in accordance with the laws of the State of New York. For purposes of any suit, action or proceeding involving the Trust Agreement or any judgment entered by any court in respect of such suit, action or proceeding, each of the parties hereto expressly submits to the exclusive jurisdiction of any New York State or U.S. Federal court sitting in The City of New York, New York, and each of the parties irrevocably waives any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Trust Agreement brought in such New York State or U.S. Federal court sitting in The City of New York, New York and further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto agrees that any order, process or other paper may be served upon it within or without such court’s jurisdiction by mailing a copy to such party at its address for notices provided herein, provided that a reasonable time for appearance is allowed and provided further that if for any reason the New York State and U.S. Federal courts sitting in The City of New York, New York cannot or will not accept jurisdiction over any such suit, action or proceeding, then the exclusivity of jurisdiction in such New York courts shall not apply.

Each Holder and Beneficial Owner of Certificates by its purchase of its Certificates agrees to this provision.

Section 14.02. Notices.

(a) Any notice or other instrument in writing which is authorized or required by the Agreement to be given shall be sufficiently given if sent by Electronic Means or addressed to and received by the addressee at its office specified below if the entities listed below serve in the respective capacities listed below, or at such other place as the addressee may from time to time designate to the parties hereto in writing, or if an entity listed below does not serve in the capacity listed below, then at the address provided in the Series Trust Agreement or otherwise provided in writing by such entity:

(i)	If to the Trustor, addressed:

RBC Municipal Products, Inc.

60 South Sixth Street

Minneapolis, Minnesota 55402-4422

Attention: Rob Foerster

Email:Rob.Foerster@rbcdain.com

(ii)	If to the Trustee, at the address provided by the Trustee in writing.

(iii)	If to the Tender Agent, at the address provided by the Tender Agent in writing.

(iv)	If to the Remarketing Agent, at the address provided in the Remarketing Agreement:

(v)	(vi) If to the Liquidity Bank, addressed:

Royal Bank of Canada

— New York Branch

One Liberty Plaza, 3rd Floor

New York, New York 10006-1404

Attention: Manager, Loans Administration

Telephone No.: (212) 428-6369

Facsimile No.: (212) 428-2372

with a copy to: Royal Bank of Canada

One Liberty Plaza, 3rd Floor

New York, New York 10006-1404

Attention: Laurent Mastey

Telephone No.: (212) 428-6534

Facimile No.: (212)-428-6201

(b) With respect to any notice to be provided hereunder to the Trustee or Tender Agent, the Trustee or Tender Agent may require that such notice be signed by an officer of the party giving notice. The Trustee is hereby authorized and directed to give notice by first class mail, postage prepaid or by Electronic Means, to (i) any Beneficial Owners who have requested to receive notice pursuant to Section 14.2(c) hereof and (ii) each of the Floater Certificate Rating Agencies identified as such in the Series Trust Agreement, which may include:

Moody’s Investors Service, Inc. 99 Church Street

New York, New York 10007

Facsimile No.: (212) 553-4090

E-mail: mdymuni.deriv@moodys.com

(or such other address as it may specify in writing to the Trustee) and/or

Standard & Poor’s Ratings Services

55 Water Street, 38th Floor

New York, New York 10041

Attn: Municipal Structured Group

Facsimile No.: (212) 438-2151

Email: pubfin_structured@sandp.com

(or such other address as it may specify in writing to the Trustee) and/or

Fitch Ratings

One State Street Plaza, 30th Floor

New York, New York 10004

Facsimile No.: (212) 480-4421

E-mail: mary.ziga@fitchratings.com

(or such other address as it may specify in writing to the Trustee)

or their respective successors of the occurrence of any of the following:

(i) any amendment of or supplement to the Agreement pursuant to Section 14.4;

(ii) any substitution, removal or resignation of the Trustor, the Trustee, the Tender Agent or the Remarketing Agent and the appointment of a successor pursuant to Section 12.1, 13.8 or 13.11, as applicable;

(iii) any redemption of Certificates pursuant to Section 11.1;

(iv) any Mandatory Tender Event pursuant to Section 5.2;

(v) any Liquidity Event or any Tender Option Termination Event pursuant to Section 5.1;

(vi) the Floater Certificates no longer being registered solely in the name of DTC or its nominee;

(vii) any acquisition of Bonds pursuant to Section 6.1 or withdrawal of Bonds pursuant to Section 6.2;

(viii) each Maturity of Bonds held in the Trust as of the last day of the month and the principal amount thereof; provided that such information need only be sent in the month following any transfer or withdrawal of Bonds pursuant to Section 6.1 or Section 6.2;

(ix) any change in proportionality pursuant to Section 6.3, including any execution and delivery of additional Residual Certificates pursuant to Section 6.3(a) and (b) or additional Floater Certificates pursuant to Section 6.3(c) and (d);

(x) any redemption of Bonds pursuant to Article XI or the revocation of any such redemption of Bonds as provided in Section 11.7;

(xi) the extension of or the amendment of the Liquidity Facility hereunder; provided that, prior to entering into an amendment of the Liquidity Facility, the Trustee shall send notice of the proposed amendment to Beneficial Owner’s whose names are on the list maintained pursuant to Section 14.2(c) hereof at least 15 days prior to the effective date of such amendment. Further, the Trustee shall not enter into an amendment of the Liquidity Facility unless an Optional Tender Date shall occur prior to the effective date of the amendment and after the date the Trustee sends notice of the amendment to the Beneficial Owner’s described in the immediately preceding sentence.

(xii) any default specified in Section 13.10, (xiii) any increase in the Remarketing Agent Fee Rate, the Liquidity Fee Rate or the Trustee Fee Rate, as provided in Section 3.3(e);

(xiii) the receipt of notice by the Trustee from the Remarketing Agent or the Trustor, as applicable, of the occurrence of any amendment to provisions of the Remarketing Agreement relating to responsibilities of the Remarketing Agent with respect to bids for Floater Certificates being remarketed which are binding on the bidder;

(xiv) the receipt of notice by the Trustee from the Remarketing Agent or the Liquidity Bank, as applicable, of the occurrence of any of the events described in Section 5.2(a)(iii), (vii), (viii) or (ix), regardless of whether or not the Liquidity Bank or Remarketing Agent, as applicable, upon the occurrence thereof, has elected to declare a Mandatory Tender Event;

(xv) any determination by the Remarketing Agent of a new Minimum Maximum Floater Certificate Rate pursuant to Section 3.5(b);

(xvi) any change of a Rate Mode pursuant to Section 7.2; and

(xvii) each Quotation of Bond Price.

(c) Any Beneficial Owner may indicate on its Purchaser’s Letter that it requests to receive by Electronic Means any notice provided by the Trustee to Holders pursuant to this Agreement and provide thereon (i) the name of the contact person to whom such notice shall be addressed; (ii) a facsimile number; and (iii) a telephone number. The Remarketing Agent will provide to the Trustee the identity and address of the Beneficial Owners who have requested to be provided with such notice by Electronic Means. The Trustee shall provide such notice only to Beneficial Owners identified by the Remarketing Agent as those Beneficial Owners who have requested such notice and the Trustee shall provide notice to such Beneficial Owners at the same time that it provides such notice to Holders of Certificates.

(d) Notwithstanding the foregoing provisions of this Section 14.2, it is expressly understood and agreed that the Trustee is agreeing to give such notices as a matter of courtesy and accommodation and will endeavor to provide them, but shall not incur any liability or obligation, of any kind with respect to any such notices delivered to any Floater Certificate Rating Agency or any Beneficial Owner of Certificates registered on the list referred to in Section 14.2(c) or by reason of any failure to deliver any such notice or to maintain the accuracy of such list of Beneficial Owners of Certificates.

(e) The Remarketing Agent and Trustor each agrees that, immediately upon becoming aware of any Tender Option Termination Event, Liquidity Event or Mandatory Tender Event, it shall give notice thereof to the Trustee and the Liquidity Bank.

Section 14.03. Binding Agreement. The Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns.

Section 14.04. Amendments.

(a) The Trustor and the Trustee may amend this Agreement at any time, such amendment to be immediately effective without the consent of any Beneficial Owners of Certificates, for purposes of any of the following:

(i) obtaining or maintaining any rating on the Floater Certificates and/or the Residual Certificates by any NRSRO;

(ii) providing for a qualified Securities Depository to replace DTC or another Securities Depository;

(iii) modifying the restrictions on resale and other transfers of the Certificates in accordance with the terms of Section 10.12(d) and (e) hereof; or

(iv) modifying the definition of “Maximum Floater Certificate Rate” in Section 1.1 and related provisions of the Agreement to the extent necessary to comply with Section 171 of the Code and the regulations thereunder and otherwise to maintain the tax-exempt treatment of interest distributions on the Certificates;

provided that (i) the Trustee shall have received an Officer’s Certificate of the Trustor to the effect that such amendment will not adversely affect the interests of any Beneficial Owners of Certificates; (ii) the Trustee receives an Opinion of Counsel of appropriate special tax and securities counsel to the effect that such amendment will not result in the withdrawal of, or modification of the conclusions of, any opinion previously delivered regarding tax and securities law treatment of the Certificates; (iii) the Liquidity Bank consents to such amendment and (iv) concurrent notice of such amendment is given by the Remarketing Agent at the direction of the Trustor to all Notice Parties and to the Securities Depositories for transmission to the Beneficial Owners of Certificates and, in the case of any amendments pursuant to Section 14.4(a)(iv), directly to Registered Holders, Electing Managers and any Beneficial Owners who have requested to receive notice pursuant to Section 14.2(c) hereof.

(b) The Trustor and the Trustee may also amend the Agreement at any time without the consent of any of the Beneficial Owners to the extent that any such amendment is, in the Opinion of Counsel, necessary for the Trust to reduce a material risk of noncompliance with Revenue Procedure 2003-84 (including any amendment or successor thereto); provided that (i) the Trustee receives an Officer’s Certificate of the Trustor to the effect that such amendment will not adversely affect the interests of any Beneficial Owners; (ii) the Trustee receives an Opinion of Counsel of appropriate special tax and securities counsel to the effect that such amendment will not result in the withdrawal of, or modification of the conclusions of, any opinion previously delivered regarding tax and securities law treatment of the Certificates; (iii) the Liquidity Bank consents to such amendment and (iv) notice of such amendment is given by the Remarketing Agent at the direction of the Trustor at least two Business Days prior to the effective date of such amendment to all Notice Parties, Registered Holders, Electing Managers and any Beneficial Owners who have requested to receive notice pursuant to Section 14.2(c) hereof.

(c) The Trustor and the Trustee may also amend the Agreement at any time and from time to time for any other purpose and in any other respect which they may deem necessary or desirable (except with respect to matters explicitly addressed in Section 14.4(a)(iv) or Section 14.4(b)), with the consent of the Beneficial Owner of the Residual Certificates and the consent of the Beneficial Owners of a majority of the Stated Amount of Floater Certificates; provided that (i) any amendment the sole purpose of which is to cure any formal defect, omission, inconsistency or ambiguity in the Agreement shall not require the consent of any Beneficial Owners of Floater Certificates, (ii) the Trustee shall have received an Officer’s Certificate of the Trustor to the effect that such amendment will not adversely affect the interests of any Beneficial Owners, (iii) the Trustee has received an Opinion of Counsel of appropriate special tax and securities counsel to the effect that such amendment will not result in the withdrawal of, or modification of the conclusions of, any opinion previously delivered regarding tax and securities law treatment of the Certificates; (iv) the Liquidity Bank consents to such amendment and (v) the effective date of such amendment shall be a date which is no earlier than the later of (x) the tenth (10th) Business Day following delivery of notice of such amendment by the Trustee by Electronic Means to the Notice Parties and to the Securities Depositories for transmission to the Beneficial Owners of Certificates and (y) the Optional Tender Date for the Floater Certificates affected by such amendment that occurs immediately following the delivery of the notice pursuant to subclause (x) of this clause (v).

(d) No amendment pursuant to this Section 14.4, except for an amendment pursuant to Section 14.4(a)(i), shall take effect unless each Floater Certificate Rating Agency shall have confirmed in writing to the Trustee that such amendment will not cause the rating then assigned to the Floater Certificates to be reduced or withdrawn.

(e) No amendment pursuant to this Section 14.4 shall take effect unless the Trustee shall have received an Opinion of Counsel to the effect that any such amendment complies with this Section 14.4. Furthermore, the Trustee shall have no liability for determinations made in good faith, upon receipt of an Officer’s Certificate of the Trustor, pursuant to this Section 14.4.

Section 14.05. Termination.

(a) This Agreement shall terminate on the date upon which the Bonds or the proceeds thereof have been distributed to the Holders of Certificates pursuant to one or more provisions of this Agreement; and provided, further, that this Agreement shall terminate in any event:

(i) if State Partnership Factors shall have been adopted in the related Series Trust Agreement, with the consequences set forth in Section 5.2 if an Act of Bankruptcy occurs with respect to the Tax Responsible Partner or if the Tax Responsible Partner fails to maintain the Tax Responsible Partner’s Required Controlling Interest;

(ii) upon the occurrence of the Last Designated Termination Date.

(b) The discharge of any indenture or other document related to any of the Bonds will not in and of itself result in a termination of this Agreement.

Section 14.06. Section 14.6. Severability. Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

Section 14.07. Beneficiaries. The Trust Agreement is for the benefit of Holders and Beneficial Owners of Floater Certificates and Residual Certificates and the related Liquidity Bank and no one other than the parties thereto. The Holders and Beneficial Owners of Floater Certificates and Residual Certificates and the related Liquidity Bank shall be entitled to claim any rights granted thereunder, or to enforce any obligation of the parties thereto arising thereunder. Notwithstanding the foregoing, the Tax Responsible Partner’s liabilities, if any, pursuant to Sections 2.3(b) and (c) of the Agreement are for the benefit of, and may be enforced by, any party with a claim against the Trust.

[END OF MASTER TERMS OF TRUST AGREEMENT]

EXHIBIT A

FORM OF FLOATER CERTIFICATE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR STATE SECURITIES LAWS. NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR ANY INTEREST THEREIN MAY BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN OTHER RESTRICTIONS ON TRANSFER SET FORTH IN THE TRUST AGREEMENT (DEFINED BELOW), INCLUDING PARTICULARLY SECTION 10.12 THEREOF.

THE HOLDER OF THIS FLOATER CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH FLOATER CERTIFICATE OR ANY BENEFICIAL INTEREST THEREIN, ONLY TO QUALIFIED PURCHASERS AS DEFINED IN SECTION 2(a)(51)(A) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

[UNLESS THIS FLOATER CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, NEW YORK, NEW YORK (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER OR EXCHANGE OR FOR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

REGISTERED NUMBER: F--

CUSIP NO.:

RBC Municipal Floater Certificates, Series [ ]

(“Floater Certificates”)

[TRUSTOR], SERIES [ ]

[Trustee],

as Trustee

(Not an Interest in or Debt Obligation of the Trustee)

Holder:

Stated Amount: $

Deposit Date:

Last Designated Termination Date:

This certificate represents ownership of the above-described Floater Certificates and represents a beneficial ownership interest in the assets held by the [Trustee], Series [ ] (the “Trust”). The Trust initially holds the municipal securities (the “Bonds”) identified in the Series Trust Agreement referred to below and will hold the Bonds acquired from time to time in accordance with the Trust Agreement referred to below.

The Bonds are being held in trust by [Trustee], as Trustee, pursuant to the terms of a Master Terms of Trust Agreement, dated as of August 1, 2006 (the “Master Terms of Trust Agreement”), by and between [Trustor], as Trustor (“the Trustor”), and [Trustee], as Trustee and Tender Agent (the “Trustee” or “Tender Agent”), which supplements the Series Trust Agreement, Series. [ ], dated [     ,             ] (the “Series Trust Agreement” and, together with the Master Terms of Trust Agreement, the “Trust Agreement”), by and between the Trustor and the Trustee and Tender Agent. Pursuant to the Trust Agreement, the Floater Certificates, Series [ ] (the “Floater Certificates”) and the Residual Certificates, Series [ ] (the “Residual Certificates” and, together with the Floater Certificates, collectively, the “Certificates”) have been executed, registered and delivered by the Trustee. THE TERMS AND CONDITIONS OF THE TRUST AGREEMENT ARE HEREBY INCORPORATED IN THIS CERTIFICATE AS IF FULLY SET FORTH HEREIN AND, EXCEPT AS OTHERWISE DEFINED HEREIN, ALL TERMS USED HEREIN SHALL HAVE THE MEANING ASCRIBED THERETO IN THE TRUST AGREEMENT, UNLESS THE CONTEXT HEREOF DICTATES OTHERWISE. THE HOLDER HEREOF HEREBY ASSENTS TO ALL OF THE TERMS AND PROVISIONS OF THE TRUST AGREEMENT, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE TRUSTEE. The Bonds to which this Floater Certificate and other Certificates relate, and payments of principal, interest and premium, if any, with respect thereto, received by the Trustee pending their disbursement to Holders of Certificates will be held by the Trustee in trust for the benefit of Holders of Certificates.

The issuers (each, an “Issuer”) of the Bonds are not a party to the Trust Agreement, nor does any Issuer have any obligations with respect to any aspect of the rights granted to the above-named Holder of this Floater Certificate pursuant to the Trust Agreement.

Under the Trust Agreement, there shall be returned to the Holder of this Floater Certificate on the Last Designated Termination Date specified above (or upon an earlier Designated Termination Date, an earlier redemption of the Bonds or a termination of the Trust Agreement), upon the presentation and surrender hereof at the corporate trust office of the Trustee in New York, New York, the Stated Amount hereof; provided, however, that such amount shall be payable solely out of amounts received by the Trustee on account of payments of principal on the Bonds, payments under the Liquidity Facility or proceeds of sale of the Bonds and if such payments or proceeds shall not be sufficient to enable the Trustee to return the Stated Amount hereof and the Stated Amount of all other Floater Certificates, the Trustee shall make a distribution thereof to the Holders of all Floater Certificates in accordance with the terms of the Trust Agreement.

There shall also be distributed on each Floater Certificate Interest Payment Date to the Holder of this Floater Certificate on the Regular Record Date therefor, solely from and to the extent of payments of interest on the Bonds received by the Trustee or Trustee Advances made by the Trustee in respect thereof, interest with respect to the Stated Amount of this Floater Certificate calculated at the Floater Certificate Rate to be determined by the Remarketing Agent.

THE BOND INTEREST PAYMENT DATES, THE FLOATER CERTIFICATE INTEREST PAYMENT DATES, THE FLOATER CERTIFICATE RATE, THE SELECTION OF THE METHOD OF DETERMINING THE FLOATER CERTIFICATE RATE, THE DATES OF PAYMENT OF DISTRIBUTIONS OF INTEREST ON THE FLOATER CERTIFICATES AND THE PERSONS ENTITLED TO RECEIVE DISTRIBUTIONS THEREON WILL BE DETERMINED UPON THE TERMS AND CONDITIONS DESCRIBED IN THE TRUST AGREEMENT, TO WHICH AND THE PROVISIONS THEREOF SPECIFIC REFERENCE IS HEREBY MADE.

Distributions of interest on this Floater Certificate, unless held by a Securities Depository, shall be by check mailed to the Holder hereof at such Holder’s address as it appears on the registration books maintained by the Trustee or, if requested in writing by the applicable Regular Record Date by the Holder of not less than $1,000,000 in aggregate Stated Amount of Certificates, by wire transfer. All distributions hereunder shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

If a portion of the Bonds shall be called for redemption, thereby resulting in a partial redemption of the Stated Amount of this Floater Certificate in accordance with the Trust Agreement, a new Floater Certificate in an aggregate Stated Amount equal to the unredeemed portion of the Stated Amount of this Floater Certificate will be issued to the Holder hereof upon the surrender of this Floater Certificate to the Trustee. If less than all of the Bonds held by the Trustee are to be redeemed, the Trustee shall Select by Lot the Floater Certificate or portion thereof to which said redeemed Bonds relate.

[Floater Certificates held by a Securities Depository or a nominee of a Securities Depository shall contain the following paragraph: The Floater Certificates are being issued by means of a book-entry system with no physical distribution of Floater Certificates to be made except as provided in the Trust Agreement. One or more Floater Certificates with respect to each series of Floater Certificates, registered in the name of a nominee of the Securities Depository (the “Securities Depository Nominee”), shall be issued and required to be deposited with the Securities Depository and immobilized in its custody. The book-entry system will evidence positions held in the Floater Certificates by the Securities Depository’s participants, beneficial ownership of the Floater Certificates in Authorized Denominations thereof being evidenced in the records of such participants. Transfers of ownership shall be effected on the records of the Securities Depository and its participants pursuant to rules and procedures established by the Securities Depository and its participants. Except as otherwise provided in the Trust Agreement, the Trustee will recognize the Securities Depository Nominee, while the Holder of this Floater Certificate, as the owner of this Floater Certificate for all purposes, including (i) distributions on this Floater Certificate on account of payments of principal of and interest on the Bonds, (ii) notices and (iii) voting. Transfer of amounts distributed with respect to Floater Certificates to participants of the Securities Depository, and transfer of amounts distributed with respect to Floater Certificates to Beneficial Owners of the Floater Certificates by participants of the Securities Depository, will be the responsibility of such participants and other nominees of such Beneficial Owners. The Trustee will not be responsible or liable for such transfers or distributions or for maintaining, supervising or reviewing the records maintained by the Securities Depository, the Securities Depository Nominee, its participants or Persons acting through such participants. While the Securities Depository Nominee is the Holder of this Floater Certificate, notwithstanding the provisions hereinabove contained, payments of distributions with respect to this Floater Certificate shall be made in accordance with existing arrangements between the Trustee or its successors under the Trust Agreement and the Securities Depository.]

All payments of principal of and interest and premium, if any, on the Bonds received by the Trustee shall be distributed by the Trustee to the Holders of the Certificates in accordance with the terms of the Trust Agreement after the Trustee shall have made the deductions for Trustee Fee permitted by the Trust Agreement.

This Floater Certificate further evidences the right of the Holder of this Floater Certificate to exercise the Tender Option with respect thereto by tendering such Floater Certificates for purchase pursuant to, at the times, for the Purchase Price and under the conditions set forth in the Trust Agreement.

Upon the occurrence of a Tender Option Termination Event, the Tender Option with respect to this Floater Certificate shall terminate without prior notice to the Holder hereof. The Bonds either shall be sold and the proceeds distributed to Holders of the Certificates or shall be distributed in kind for the benefit of the Floater Certificate Holders, all pursuant to and under the conditions set forth in the Trust Agreement.

Upon the occurrence of a Mandatory Tender Event, this Floater Certificate shall be subject to mandatory tender for purchase pursuant to, at the times, for the Purchase Price and under the conditions set forth in the Trust Agreement.

This Floater Certificate may be exchanged, at the option of the Holder hereof, for one or more Floater Certificates evidencing an undivided ownership interest of an aggregate principal amount of Bonds equal to the Stated Amount of this Floater Certificate in any Authorized Denomination at the corporate trust office of the Trustee in New York, New York, in the manner and subject to the limitations and conditions provided in the Trust Agreement.

The transfer of this Floater Certificate is registrable on the transfer books of the Trustee maintained for registration of transfer by the Holder hereof or such Holder’s duly authorized attorney, in the manner and subject to the limitations and conditions provided in the Trust Agreement. Upon surrender for registration of transfer of this Floater Certificate at the corporate trust office of the Trustee in New York, New York, the Trustee shall execute and deliver, in the name of the transferee or transferees, one or more Floater Certificates, as the case may be, evidencing an undivided ownership interest of an aggregate principal amount of Bonds equal to the Stated Amount of this Floater Certificate, in any Authorized Denomination or Denominations.

The Trustee may treat the Person in whose name this Floater Certificate is registered as the owner hereof for the purpose of making payments of distributions hereon.

The Trust shall make an election under Revenue Procedure 2003-84, effective as of the later of the date the Trust has more than one owner for tax purposes and the date the Trust has more than a de minimis amount of assets. This election is binding on all present and future Holders of the Certificates, Beneficial Owners of Certificates, and other persons treated as partners in the Trust for federal income tax purposes and each of their nominees (each, a “Partner” for this purpose) and each Partner, by acceptance of its Certificates or interest therein, is deemed to consent to this election.

The Trustee assumes no obligation nor shall it be subject to any liability to the Holder of this Floater Certificate other than as specifically set forth herein and in the Trust Agreement.

This Floater Certificate shall not be valid or become obligatory for any purpose unless and until duly executed by the Trustee.

The terms and provisions of this Floater Certificate will be governed by the laws of the State of New York.

IN WITNESS WHEREOF, the Trustee has caused this Floater Certificate to be executed in its name by the manual signature of an authorized signatory thereof as of the date set forth below.

Date Issued: [            ,             ].

[TRUSTEE] , as Trustee

SEAL	By:
Authorized Signatory

ATTEST:

Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto

(Name, Address and Taxpayer Identification Number of Assignee)

all its right, title and interest in and to the within certificate and hereby irrevocably constitutes and appoints                    attorney to register the transfer of the within certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:	Signature:

Signature(s) Guaranteed:

Notice: Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

FORM OF TENDER NOTICE

NOTICE OF DEMAND FOR PURCHASE OF FLOATER CERTIFICATES

[Placement and Remarketing

  Entity] as Remarketing Agent

[             ]

[             ]

[Trustee],

  as Tender Agent

[            ]

[            ]

The undersigned (the “Tendering Party”) is the owner of [a beneficial interest in] the Stated Amount of $ of Floater Certificates, Series [            ] (the “Floater Certificates”) issued pursuant to the Series Trust Agreement, dated [            ,             ] (the “Series Trust Agreement”), by and between [Trustor], as Trustor (“the Trustor”), and [Trustee], as Trustee and Tender Agent (the “Trustee” or “Tender Agent”), which includes as an exhibit thereto the Master Terms of Trust Agreement, dated as of August 1, 2006 (the “Master Terms of Trust Agreement” and, together with the Series Trust Agreement, the “Trust Agreement”), which Floater Certificates evidence beneficial ownership of certain Bonds under the Trust Agreement.

Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Trust Agreement.

The Tendering Party hereby irrevocably exercises the Tender Option with respect to the foregoing Stated Amount of such Tendering Party’s [beneficial interest in] Floater Certificates pursuant to the Trust Agreement, and demands payment of the Purchase Price therefor, which shall be said Stated Amount plus accrued and unpaid interest thereon at the Floater Certificate Rate from the date to which interest has been paid or if no interest payment has been made from the date of issuance of the Floater Certificates to the Optional Tender Date of             ,             . Said Stated Amount is in an Authorized Denomination. Payment shall be made on such Optional Tender Date, which is, [if the Rate Mode is the Daily Mode, a Business Day not earlier than the Business Day on which the Tender Agent and the Remarketing Agent receive this Tender Notice by 10:30 a.m.] [if the Rate Mode is the Weekly Mode, a Business Day not earlier than seven calendar days after the day of receipt of this Tender Notice by the Tender Agent and the Remarketing Agent by 3:00 p.m.] [if the Rate Mode is the Monthly Mode, the day that is the first Business Day of the next succeeding calendar month that is not earlier than the fifth Business Day after receipt of this Tender Notice by the Tender Agent and the Remarketing Agent by 3:00 p.m.] [if the Rate Mode is the Term Mode with Term Periods of 30 days or less, the day that is the first Business Day of a Term Period not earlier than the Business Day following the Business Day notice is received by the Tender Agent and the Remarketing Agent by 3:00 p.m.] Such payment shall be made [in accordance with DTC procedures outlined in Section 10.11 of the Trust Agreement] [by wire transfer of immediately available funds to Account No.         at         ].

Delivery of this Tender Notice shall be made in person or by registered or certified mail, return receipt requested, to the address of the Tender Agent and the Remarketing Agent set forth above and shall occur upon receipt thereof by the Tender Agent and the Remarketing Agent.

The Tendering Party understands that the obligation to purchase the [beneficial interest in the] Floater Certificates is subject to the additional condition that, as of the Optional Tender Date, there shall not have occurred a Tender Option Termination Event and neither the Last Designated Termination Date nor the Scheduled Expiration Date shall have occurred.

This Tender Notice is irrevocable. [The Tendering Party irrevocably agrees to cause the transfer of the Floater Certificates being tendered [through the facilities of The Depository Trust Company] to the Remarketing Agent or its designee against payment on the Optional Tender Date.]

Date:

Name:

Address:

Facsimile:

DTC Participant:

Signature:

Signature Guaranteed By:
The name and address here must correspond in every particular to those set forth on the [records of the DTC Participant] [register kept by the Trustee].

GUARANTY OF SIGNATURE:

Notice: The signature to any endorsement hereon must correspond with the name as written upon the face of this Floater Certificate in every particular, without alteration or enlargement or any change whatever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the Person executing the endorsement must give his or her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Trustee, must be forwarded with this Floater Certificate.

All endorsements or assignments of Floater Certificates must be guaranteed by an “eligible guarantor institution” (including, but not limited to, a New York Stock Exchange member firm or member of the Clearing House of the American Stock Exchange Clearing Corporation or by a bank or trust company having an office or correspondent in The City of New York) meeting the requirements of the Trustee, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

FORM OF RESIDUAL CERTIFICATE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR STATE SECURITIES LAWS. NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR ANY INTEREST THEREIN MAY BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN OTHER RESTRICTIONS ON TRANSFER SET FORTH IN THE TRUST AGREEMENT (DEFINED BELOW), INCLUDING PARTICULARLY SECTION 10.12 THEREOF AND THE REQUIREMENT THAT AT ANY ONE TIME THERE MAY BE ONLY ONE HOLDER OF RESIDUAL CERTIFICATES.

THE HOLDER OF THIS RESIDUAL CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH RESIDUAL CERTIFICATE OR ANY BENEFICIAL INTEREST THEREIN, ONLY TO QUALIFIED PURCHASERS AS DEFINED IN SECTION 2(a)(51)(A) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

[UNLESS THIS RESIDUAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, NEW YORK, NEW YORK (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER OR EXCHANGE OR FOR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

REGISTERED NUMBER: R--

CUSIP NO.:

RBC Municipal Residual Certificates, Series [             ]

(“Residual CertificatesSM”)

[TRUSTOR], SERIES [             ]

[Trustee],

as Trustee

(Not an Interest in or Debt Obligation of the Trustee)

Holder:

Stated Amount: $

Deposit Date:

Related Designated Termination Date:

This certificate represents ownership of the above-described Residual Certificates and represents a beneficial ownership interest in the assets held by the RBC Municipal Products, Inc. Trust, Series [             ] (the “Trust”). The Trust initially holds the municipal securities (the “Bonds”) identified in the Series Trust Agreement referred to below and will hold the Bonds acquired from time to time in accordance with the Trust Agreement referred to below. This Residual Certificate represents a beneficial ownership interest in a particular Maturity of Bonds held in the Trust.

The Bonds are being held in trust by [Trustee], as Trustee, pursuant to the Series Trust Agreement, Series [             ], dated [            ,              ] (the “Series Trust Agreement”), by and between [Trustor], as Trustor (“the Trustor”), and [Trustee], as Trustee and Tender Agent (the “Trustee” or “Tender Agent”), which includes as an exhibit thereto the Master Terms of Trust Agreement, dated as of August 1, 2006 (the “Master Terms of Trust Agreement” and together with the Series Trust Agreement, the “Trust Agreement”), by and between the Trustor and the Trustee and Tender Agent. Pursuant to the Trust Agreement, the Floater Certificates, Series [             ] (the “Floater Certificates”) and the Residual Certificates, Series [ ] (the “Residual Certificates” and, together with the Floater Certificates, collectively, the “Certificates”) have been executed, registered and delivered by the Trustee. THE TERMS AND CONDITIONS OF THE TRUST AGREEMENT ARE HEREBY INCORPORATED IN THIS CERTIFICATE AS IF FULLY SET FORTH HEREIN AND, EXCEPT AS OTHERWISE DEFINED HEREIN, ALL TERMS USED HEREIN SHALL HAVE THE MEANING ASCRIBED THERETO IN THE TRUST AGREEMENT, UNLESS THE CONTEXT HEREOF DICTATES OTHERWISE. THE HOLDER HEREOF HEREBY ASSENTS TO ALL OF THE TERMS AND PROVISIONS OF THE TRUST AGREEMENT, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE TRUSTEE. The Bonds to which this Residual Certificate and other Certificates relate, and payments of principal, interest and premium, if any, with respect thereto, received by the Trustee pending their disbursement to Holders of Certificates will be held by the Trustee in trust for the benefit of Holders of Certificates.

The issuers (each, an “Issuer”) of the Bonds are not a party to the Trust Agreement, nor does any Issuer have any obligations with respect to any aspect of the rights granted to the above-named Holder of this Residual Certificate pursuant to the Trust Agreement.

Under the Trust Agreement, there shall be returned to the Holder of this Residual Certificate on the Designated Termination Date specified above (or upon an earlier redemption of the Bonds of the Related Maturity or a termination of the Trust Agreement), upon the presentation and surrender hereof at the Corporate Trust Office of the Trustee in New York, New York, an amount equal to the principal amount of the Bonds of such Maturity that remains after the Trustee deducts therefrom principal in an amount equal to the Stated Amount of the Related Floater Certificates; provided, however, that such amount shall be payable solely out of amounts received by the Trustee on account of payments of principal of the Related Maturity of Bonds or proceeds of the sale of such Maturity.

There shall also be distributed on or immediately after each Bond Interest Payment Date to the Holder of this Residual Certificate on the Regular Record Date therefor, solely from and to the extent of payments of interest on the Related Maturity of Bonds received by the Trustee, interest in the amount of the interest on the Bonds of such Maturity received by the Trustee that remains after the Trustee deducts therefrom (i) the allocable part of the Trustee Fee, (ii) the allocable part of the Remarketing and Liquidity Charges and (iii) interest on the Related Floater Certificates.

THE AMOUNTS OF INTEREST PAYABLE WITH RESPECT TO THE FLOATER CERTIFICATES AND THE RESIDUAL CERTIFICATES WILL BE DETERMINED UPON THE TERMS AND CONDITIONS DESCRIBED IN THE TRUST AGREEMENT, TO WHICH AND THE PROVISIONS THEREOF SPECIFIC REFERENCE IS HEREBY MADE.

Distributions of interest on this Residual Certificate shall be by check mailed to the Holder hereof at such Holder’s address as it appears on the registration books maintained by the Trustee or, if requested in writing by the applicable Regular Record Date by the Holder of not less than $1,000,000 in aggregate Stated Amount of Certificates, by wire transfer. All distributions hereunder shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

If a portion of the Related Maturity of Bonds shall be called for redemption, thereby resulting in a partial payment of the Stated Amount of this Residual Certificate in accordance with the Trust Agreement, a new Residual Certificates in a Stated Amount equal to the unpaid portion of the Stated Amount of this Residual Certificate shall be issued to the Holder hereof upon the surrender of this Residual Certificate to the Trustee.

[Residual Certificates held by a Securities Depository or a nominee of a Securities Depository, other than a Securities Depository acting merely as a custodian, shall contain the following paragraph: The Residual Certificates are being issued by means of a book-entry system with no physical distribution of Residual Certificates to be made except as provided in the Trust Agreement. One or more Residual Certificates (each identified with a particular Maturity of Bonds held in the Trust) registered in the name of a nominee of the Securities Depository (the “Securities Depository Nominee”), shall be issued and are required to be deposited with the Securities Depository and immobilized in its custody. The book-entry system will evidence positions held in the Residual Certificates by the Securities Depository’s participants, beneficial ownership of the Residual Certificates in Authorized Denominations thereof being evidenced in the records of such participants. Transfers of ownership shall be effected on the records of the Securities Depository and its participants pursuant to rules and procedures established by the Securities Depository and its participants. The Trustee will recognize the Securities Depository Nominee, while the Holder of this Residual Certificate, as the owner of this Residual Certificate for all purposes, including (i) distributions on this Residual Certificate on account of payments of principal of and interest and premium, if any, on the Bonds, (ii) notices and (iii) voting. Transfer of amounts distributed with respect to Residual Certificates to participants of the Securities Depository, and transfer of amounts distributed with respect to Residual Certificates to Beneficial Owners of the Residual Certificates by participants of the Securities Depository, will be the responsibility of such participants and other nominees of such Beneficial Owners. The Trustee will not be responsible or liable for such transfers or distributions or for maintaining, supervising or reviewing the records maintained by the Securities Depository, or any other nominee thereof, its participants or Persons acting through such participants. While the Securities Depository Nominee is the Holder of this Residual Certificate, notwithstanding the provisions hereinabove contained, payments of distributions with respect to this Residual Certificate shall be made in accordance with existing arrangements between the Trustee or its successors under the Trust Agreement and the Securities Depository.]

All payments of principal of and interest and premium, if any, on any Maturity of Bonds received by the Trustee shall be distributed by the Trustee to the Holders Certificates in accordance with the terms of the Trust Agreement after the Trustee shall have made the deductions for Trustee Fee and Remarketing and Liquidity Charges permitted by the Trust Agreement.

This Residual Certificate may be exchanged, at the option of the Holder hereof, for one or more Residual Certificates evidencing an undivided ownership interest of an aggregate principal amount of the Related Maturity of Bonds equal to the Stated Amount of this Residual Certificate in any Authorized Denomination at the Corporate Trust Office of the Trustee in New York, New York, in the manner and subject to the limitations and conditions provided in the Trust Agreement.

The transfer of this Residual Certificate is registrable on the transfer books of the Trustee maintained for registration of transfer, by the Holder hereof or such Holder’s duly authorized attorney, in the manner and subject to the limitations and conditions provided in the Trust Agreement. Upon surrender for registration of transfer of this Residual Certificate at the Corporate Trust Office of the Trustee in New York, New York, the Trustee shall execute and deliver, in the name of the transferee or transferees, one or more Residual Certificates, as the case may be, evidencing an undivided ownership interest of an aggregate principal amount of the Related Maturity of Bonds equal to the Stated Amount of this Residual Certificate, in any Authorized Denomination or Denominations.

The Trustee may treat the Person in whose name this Residual Certificate is registered as the owner hereof for the purpose of making payments of distributions hereon.

The Trust shall make an election under Revenue Procedure 2003-84, effective as of the later of the date the Trust has more than one owner for tax purposes and the date the Trust has more than a de minimis amount of assets. This election is binding on all present and future Holders of the Certificates, Beneficial Owners of Certificates, and other persons treated as partners in the Trust for federal income tax purposes and each of their nominees (each, a “Partner” for this purpose) and each Partner, by acceptance of its Certificates or interest therein, is deemed to consent to this election.

The Trustee assumes no obligation nor shall it be subject to any liability to the Holder of this Residual Certificate other than as specifically set forth herein and in the Trust Agreement.

This Residual Certificate shall not be valid or become obligatory for any purpose unless and until duly executed by the Trustee.

The terms and provisions of this Residual Certificate will be governed by the laws of the State of State of New York.

IN WITNESS WHEREOF, the Trustee has caused this Residual Certificate to be executed in its name by the manual signature of an authorized signatory thereof as of the date set forth below.

Date Issued: [             ,             ].

[TRUSTEE], as Trustee

SEAL	By:
Authorized Signatory

ATTEST:

Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto

(Name, Address and Taxpayer Identification Number of Assignee)

all its right, title and interest in and to the within certificate and hereby irrevocably constitutes and appoints             attorney to register the transfer of the within certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:	Signature:

Signature(s) Guaranteed:

Notice: Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.	Notice: The signature on this assignment must correspond with the name as written upon the face of this certificate in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT C

FORM OF ADDITIONAL DEPOSIT NOTICE

$

RBC Municipal Floater Certificates Series

(“Floater Certificates”)

$

RBC Municipal Residual Certificates Series

(“Residual Certificates”)

ADDITIONAL DEPOSIT NOTICE

                                 Date:         ,

The Depository Trust

Company 55 Water Street,

19th Floor New York,

New York 10041

[Placement and Remarketing

  Entity] as Remarketing Agent

[             ]

[             ]

[Trustee],

  as Tender Agent

[            ]

[            ]

Ladies and Gentlemen:

A.	The undersigned hereby advises you that:

(1) It is hereby exercising its right pursuant to Section 6.1 of the Trust Agreement to transfer or cause to be transferred to the Trust the following Bonds:

(a) [Name of the Bonds]

(b) [Name of the Issuer]

(c) [Principal Credit Source, if any]

(d) [Disclose if Prerefunded Bonds, as of the Additional Deposit Date]

(e) [Principal amount of the Bonds]

(f) [Accrued Interest on Bonds] to be paid to [Beneficial Owner of the Related Residual Certificate]/[Name of such other party]

(g) [Bond Base Price]

(2) It hereby certifies that the Bonds satisfy the Bond Criteria and that the sum of the Related Stated Amount of Floater Certificates of such Maturity and the Stated Amount of Related Residual Certificates of such Maturity will not exceed the Bond Base Price of such Maturity of Bonds as of the Additional Deposit Date.

(3) It hereby reaffirms the representations and warranties set forth in Section 6.1(b) of the Trust Agreement.

(4) It hereby directs the Trustee to execute and deliver additional Floater Certificates pursuant to Section 10.8(c), as follows:

(a) [Stated Amount of Floater Certificates]

(b) [Delivery instructions with respect to Floater Certificates]

(5) The Liquidity Bank has consented to an appropriate increase in the Amount Available with respect to the related Liquidity Facility.

(6) It hereby certifies that it will seek confirmation from each Floater Certificate Rating Agency that the ratings of such Floater Certificate Rating Agency on the Floater Certificates will not, as a result of such transfer of additional Bonds and issuance of additional Floater Certificates, be withdrawn or reduced below the rating prior to such transfer and issuance.

[(7) [If Proportionality and/or the State Partnership Factors have been adopted in the related Series Trust Agreement:] It hereby directs to the Trustee to execute and deliver additional Residual Certificates pursuant to Section 10.8(c), as follows:

(a) [Stated Amount of Residual Certificates, by Maturity]

(b) [Delivery instructions with respect to Residual Certificates]

[(8) [If a Premium Funded Series:] Attached as Schedule I is a revised Amortization Schedule of Base Prices.]

B. The undersigned hereby sells, assigns, transfers, and otherwise conveys or causes to be sold, assigned, transferred and otherwise conveyed to the Trustee on [specify date], without recourse except as expressly provided in the Agreement, the Bonds described in (A) above. The purchase price for such Bonds shall be the Certificates described in (A) above.

All capitalized terms used herein shall have the meanings assigned to them in the Trust Agreement relating to the Floater Certificates and the Residual Certificates.

[TRUSTOR] as Trustor

By:
Name:
Title:

EXHIBIT D

FORM OF WITHDRAWAL REQUEST

$

RBC Municipal Floater Certificates Series

(“Floater Certificates”)

$

RBC Municipal Residual Certificates Series

(“Residual Certificates”)

WITHDRAWAL REQUEST

                                             Date:

The Depository Trust Company

55 Water Street, 19th Floor

New York, New York 10041

[Placement and Remarketing

  Entity] as Remarketing Agent

[            ]

[            ]

[Trustee],

  as Tender Agent

[            ]

[            ]

Ladies and Gentlemen:

The undersigned hereby advises you that:

(1) It is the Holder or Beneficial Owner of 100% of the Stated Amount of the above-referenced Residual Certificates and is also the Holder or Beneficial Owner of $ Stated Amount of the above-referenced Floater Certificates.

(2) It is hereby exercising its right pursuant to Section 6.2(a) of the Trust Agreement to obtain delivery of $ principal amount of Bonds of the following Maturity: [specify:                    ]. This amount represents the same proportionate share of the total principal amount of the Bonds of such Maturity [as such Stated Amount of such Floater Certificates represents of the Related Stated Amount of Floater Certificates of such Maturity] [as such Stated Amount of such Floater Certificates plus such Stated Amount of such Related Residual Certificates represents of the Related Stated Amount of Certificates of such Maturity].

D-1

(3) It has caused the applicable Securities Depository to deliver such Floater Certificates [and Related Residual Certificates] to the Trustee or to the account of the Trustee at such Securities Depositories pursuant to Section 6.2(a) of the Trust Agreement.

(4) It agrees to pay to the Trustee any accrued and unpaid taxes or other governmental or Securities Depository charges, Trustee Fee, Trustee Advances and Remarketing and Liquidity Charges allocable to the Stated Amount of Certificates so delivered.

Upon receipt by the Trustee of payment by the undersigned of the charges described in item (4) above, the Trustee is hereby requested to cause the applicable Securities Depository to deliver the principal amount of Bonds indicated above to the undersigned.

All capitalized terms used herein shall have the meanings assigned to them in the Trust Agreement relating to the Floater Certificates and the Residual Certificates.

[NAME OF RESIDUAL CERTIFICATE HOLDER]

By:

Name:
Title:

DTC Participant No.:
Telephone No.:

D-2

EXHIBIT E

FORM OF DEMAND FOR

MANDATORY TENDER OF FLOATER CERTIFICATES

$

RBC Municipal Floater

                    Certificates Series

(“Floater Certificates”)

$

RBC Municipal Residual Certificates

Series

(“Residual Certificates”)

DEMAND FOR MANDATORY

TENDER OF FLOATER CERTIFICATES

Date:                              ,

The Depository Trust

Company 55 Water Street,

19th Floor New York, New

York 10041

[Placement and Remarketing

  Entity] as Remarketing Agent

[                    ]

[                    ]

[Trustee],

    as Tender Agent

[]

[]

Ladies and Gentlemen:

The undersigned hereby advises you that it is the Holder of 100% of the Stated Amount of the above-referenced Residual Certificates and that it hereby exercises its right pursuant to Section 6.4 of the Trust Agreement to purchase $        Stated Amount of the above-referenced Floater Certificates on        ,        . The undersigned hereby agrees to [withdraw a proportionate share of the Bonds of the designated Maturity pursuant to Section 6.2 of the Trust Agreement equal to the proportionate share of the Related Stated Amount of Floater Certificates of such Maturity represented by the Floater Certificates subject to tender] [direct the Trustee to execute and deliver a Stated Amount of additional Related Residual Certificates equal to the Stated Amount of such Floater Certificates pursuant to Section 6.3(a) and (b)].

E-1

All capitalized terms used herein shall have the meanings assigned to them in the Trust Agreement relating to the Floater Certificates and the Residual Certificates.

[NAME OF RESIDUAL CERTIFICATE HOLDER]

By:
Name:
Title:
DTC Participant No.:
Telephone No.:

E-2

EXHIBIT F

FORM OF PURCHASER LETTER

RBC Municipal Floater

                    Certificates Series

RBC Municipal Residual Certificates

Series

                              ,

[Placement and Remarketing

    Entity] as Remarketing Agent

[                    ]

[                    ]

[Trustee],

    as Trustee and Tender Agent

[]

[]

Re: RBC Municipal Floater Certificates

       RBC Municipal Residual Certificates

Ladies and Gentlemen:

1. This Purchaser Letter applies to privately offered trust certificates designated as a series (each, a “Series”) of RBC Municipal Floater Certificates (“Floater Certificates”) or RBC Municipal Residual Certificates (“Residual Certificates” and, together with Floater Certificates, the “Certificates”) that are currently being offered or that may be offered in the future. This Purchaser Letter supersedes all Purchaser Letters that we have delivered relating to any prior purchases or transfers of any Series of Certificates, and applies to all prior, current and future purchases and transfers of Certificates as of and from the date hereof. The terminology used herein is intended to be general in its application and not to exclude any Certificates of any Series in respect of which alternative terminology may be used.

2. The undersigned (hereinafter “we” or the “Undersigned,” with “us” and “our” having meanings correlative thereto) has purchased Certificates and may in the future, either pursuant to remarketing or upon original issuance, purchase Certificates. All Certificates currently Outstanding have been described in a Private Placement Memorandum, supplemented by a Private Placement Memorandum Supplement relating to a specific Series of Certificates (as so supplemented, with respect to each such Series, collectively, the “PPM”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the PPM.

3. We covenant and agree as follows:

A. This Purchaser Letter shall apply to all transfers by us of Certificates and beneficial interests in Certificates, including sales of and offers to sell Certificates and any other disposition of Certificates (each, a “Transfer” and, collectively, “Transfers,” with “Transferee” and “to Transfer” having meanings correlative thereto).

B. Transfers of Certificates by us shall be made only in the Authorized Denominations set forth in the PPM related to such Certificates.

C. We will Transfer any Certificates held by us from time to time subject to the restrictions imposed by the Trust Agreement, including the restriction that we shall not Transfer the Certificates to a person who we know is a resident of Canada, and any other transfer restrictions or other related procedures described in the PPM.

D. We will make Transfers only to a Transferee that has signed and delivered to the Remarketing Agent a Purchaser Letter in form and substance substantially identical to this Purchaser Letter.

E. We shall advise the Remarketing Agent of each Transfer and the identity of each Transferee.

F. We understand that a restrictive legend will be placed on the Certificates.

4. We authorize and instruct our DTC Participant to disclose to the Trustee or the Remarketing Agent such information concerning our Beneficial Ownership of Certificates as such party shall request.

5. This Purchaser Letter is not a commitment by us to purchase any Certificates.

6. We represent and agree as follows:

A. We understand and expressly acknowledge that the Certificates have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and accordingly, that the Certificates may not be Transferred, pledged or hypothecated unless an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws is available.

B. We understand and expressly acknowledge that the Trust is not registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), but that the Trust is exempt from registration as such by virtue of Section 3(c)(7) of the Investment Company Act, which in general excludes from the definition of an investment company any issuer, the outstanding securities of which are owned exclusively by persons who, at the time of acquisition of such securities, are “qualified purchasers” (each, a “QP”) as defined in Section 2(a)(51)(A) of the Investment Company Act and regulations thereunder, which issuer is not making and does not at that time propose to make a public offering of such securities.

C. We were not formed solely to acquire the Certificates or the Certificates of any particular Series and are not an investment company (or other entity) relying on Section 3(c)(1) of the Investment Company Act for exemption from registration thereunder. We understand that we may not transfer or otherwise dispose of any Certificates except to a transferee who provides a written certificate to similar effect to the Remarketing Agent.

D. We hereby confirm that all prior and current purchases of Certificates by us have been, and any future purchases of Certificates by us will be, for our own account, and not with a view to any public resale or distribution thereof. We represent that we will at all times prior to the transfer by us of any Certificates remain the sole Beneficial Owner of such Certificates.

E. We are (i) an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, and (ii) a QP with respect to the Certificates purchased or to be purchased by us. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates and are able and prepared to bear the economic risk of investing in and holding such Certificates.

F. Neither we nor anyone acting on our behalf has offered or sold or will offer or sell any Certificates by means of any form of general solicitation or general advertising or has taken or will take any action that would constitute a distribution of Certificates under the Securities Act, would render the disposition of Certificates a violation of Section 5 of the Securities Act or any state or other securities law or would require registration or qualification pursuant thereto.

G. We have received or expect to receive a copy of the PPM relating to the Certificates, and to the extent that we have required or will require additional documents or information concerning the Certificates or the Bonds underlying the Certificates, in addition to the PPM, we have obtained or will request and obtain such other documents or information.

7. With respect to each Trust:

A. For ourselves and for each present and future Beneficial Owner of Certificates purchased by us, we acknowledge and agree that (a) absent a change in law or written request of a taxing authority, we will treat the Trust as a partnership for federal income tax purposes and any other purpose that conforms to federal and (where relevant) state and local income tax law (but for no other purpose) and ourselves as partners therein and (b) no election under Section 761 of the Code will be made to exclude the Trust from the application of all or part of the provisions of Subchapter K of the Code;

B. We consent to the Trust’s making a Monthly Closing Election under Revenue Procedure 2003-84. We acknowledge that this election is binding on all present and future Holders of Certificates, Beneficial Owners, and other persons treated as partners in the Trust for federal income tax purposes and each of their nominees.

C. We consent to the Trust’s obtaining an employer identification number and to the authorization of the Trustee, the Trustor, and each of their accountants to obtain such number on behalf of the Trust and to the delegation of such authority to their respective agents. We hereby appoint the Trustee, the Trustor, and each of their accountants as our agent and attorney-in-fact for the purpose of obtaining such number. This appointment is coupled with an interest and is irrevocable. We shall take any reasonably requested action that is necessary to codify, ratify or otherwise further this appointment.

D. We consent to the Trust’s filing an abbreviated Form 1065, “U.S. Return of Partnership Income,” as required by and in the format outlined in section 8.01 of Revenue Procedure 2003-84, and to the authorization of the Trustee, the Trustor, and each of their accountants to sign the abbreviated return, and to the delegation of such authority to their respective agents. We hereby appoint the Trustee, the Trustor, and each of their accountants as our agent and attorney-in-fact for the purpose of filing the abbreviated Form 1065. This appointment is coupled with an interest and is irrevocable. We shall take any reasonably requested action that is necessary to codify, ratify or otherwise further this appointment.

E. We consent to the Trustor’s appointment as Tax Responsible Partner for the Trust and we hereby appoint the Trustor as our agent and attorney-in-fact for the purpose of acting on our behalf (but at its own expense) in complying with the obligations of Tax Matters Partner for the Trust in the remote event that we become the Tax Matters Partner for the Trust. We shall take any reasonably requested action necessary to codify, ratify or otherwise further this appointment.

8. [Check and Complete One Subsection:]

We are the manager or advisor (the “Manager”) for one or more regulated investment companies (“Funds”) identified on Appendix A hereto, and, in such capacity, we agree to collect, retain and provide to the Internal Revenue Service (“IRS”) or the Tax Responsible Partner on behalf of the Trust the information required to be collected, retained and provided to the IRS or the Trust under section 8.04 of Revenue Procedure 2003-84. We will (or will cause our agents to) notify the Tax Responsible Partner of (1) the names, CUSIP numbers or other identifying information and amounts of Certificates that are owned or have been owned by all of the Funds that we manage or advise and (2) our name, address, taxpayer identification number, and the contact information for the person from whom the IRS may request Beneficial Ownership information, (i) either (a) substantially contemporaneously with, or immediately following, the acquisition of any Certificates or (b) otherwise, at least quarterly and (ii) within ten (10) business days of a request for such information if the IRS has requested such information from the Trust or the Tax Responsible Partner. We understand that no particular format is required for such notice; provided, however, that such notice must be in writing, by fax, e-mail, or other similar electronic communication medium and in a format reasonably satisfactory to the Tax Responsible Partner.

For purposes of any such notice the following is incorporated herein by reference:

a. Manager’s Name:

b. Manager’s Address:

c. Manager’s Employer Identification Number:

d. Contact information for the person from whom the IRS may request Beneficial Ownership information:

We agree to notify (or, if we are not the Beneficial Owner of a Certificate, to cause such Beneficial Owner to notify) the Tax Responsible Partner on behalf of the Trust of our Beneficial Ownership of a Certificate and to provide the Tax Responsible Partner on behalf of the Trust all information required by section 8.04 of Revenue Procedure 2003-84. We will (or will cause our agents to) notify the Tax Responsible Partner of (1) the names, CUSIP numbers or other identifying information and amounts of Certificates that we beneficially own, (2) our name, address, taxpayer identification number, and (3) our nominee’s name, address, taxpayer identification number, substantially contemporaneously with, or immediately following, the acquisition of any Certificates. We understand that no particular format is required for such notice; provided, however, that such notice must be in writing, by fax, e-mail, or other similar electronic communication medium and in a format reasonably satisfactory to the Tax Responsible Partner.

For purposes of any such notice the following is incorporated herein by reference:

a. Our Name:

b. Our Address:

c. Our Taxpayer Identification Number:

d. Our Nominee’s Name:

e. Our Nominee’s Address:

f. Our Nominee’s Taxpayer Identification Number:

9. This Purchaser Letter shall be for the benefit of each of the following parties participating in each Series of which we hold any Certificates: the Trustee, the Tender Agent, DTC, any DTC Participant through which we hold Certificates, the Remarketing Agent, the Liquidity Bank, and any Transferor to or Transferee from the Undersigned. We recognize that such parties will rely upon the truth and accuracy of the representations and agreements set forth in this Purchaser Letter and we agree that each of our purchases of Certificates now or in the future shall be deemed to constitute our concurrence in and ratification of the entire contents of this Purchaser Letter and shall apply equally to any such subsequent purchase.

10. If this Purchaser Letter is signed by a Manager on behalf of one or more Funds, the Manager hereby represents and warrants that (i) each of the statements, agreements, covenants and representations and warranties herein are made on behalf of each such Fund and are true and correct in all material respects with respect to each such Fund, and (ii) the Manager is authorized to execute this Purchaser Letter on behalf of each such Fund.

Date:

(Name of Purchaser)
Mailing Address of Purchaser:
By:
Name:
Title:

DTC Participant:	Purchaser’s Taxpayer ID Number:
Name:
Number:

Appendix A

(If Purchaser is a Manager signing on behalf of one or more Funds:)

Name(s) of Funds:

RBC Municipal Floater Certificates

RBC Municipal Residual Certificates

EXHIBIT G

FORM OF ELECTION LETTER

[Date]

[Placement and Remarketing

     Entity] as Remarketing Agent

[                    ]

[                    ]

[Trustee],

    as Tender Agent

[]

[]

Re: RBC Municipal Residual Certificates, Series [ ] (the “Residual Certificates”)

Ladies and Gentlemen:

The undersigned, as Beneficial Owner of 100% of the Stated Amount of the Residual Certificates identified above issued pursuant to the Series Trust Agreement, dated as of [ ], 2005 (the “Series Trust Agreement”), by and between [Trustor], as Trustor (“the Trustor”), and [Trustee], as Trustee and Tender Agent, which includes as an exhibit thereto the Master Terms of Trust Agreement, dated as of August 1, 2006 (the “Master Terms of Trust Agreement” and together with the Series Trust Agreement, the “Trust Agreement”) hereby elects that, upon the occurrence of a Mandatory Tender Event with respect to such Series, if Section 5.2(h) of the Master Terms of Trust Agreement shall be applicable, the Trustee shall follow the provisions of [clauses (i) and (ii)] [clauses (iii) and (iv)] of said Section 5.2(h).

Capitalized terms used herein have the meanings given them in the Master Terms of Trust Agreement

[NAME OF RESIDUAL CERTIFICATES HOLDER]

By:
Name: Title:

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EXHIBIT H

FORM OF NOTICE OF CHANGE IN PROPORTIONALITY

$

RBC Municipal Floater

                    Certificates] Series

(“Floater Certificates”)

$

RBC Municipal Residual

                    Certificates Series

(“Residual Certificates”)

NOTICE OF CHANGE IN PROPORTIONALITY

Date:_____ __, _____

[Trustee],

    as Tender Agent

[]

[]

NOTICE is hereby given pursuant to [Section 6.3(a)(ii)][Section 6.3(c)(ii)] of the Trust Agreement relating to the above-referenced Floater Certificates and Residual Certificates, as follows:

1. The undersigned is the Beneficial Owner of 100% of such Residual Certificates and $ Stated Amount of such Floater Certificates.

2. On                    [Insert Bond Interest Payment Date or date of a Rate Determination Time], the undersigned will deliver to you such [Floater Certificates][Residual Certificates] in accordance with [Section 6.3(a)(i)][Section 6.3(c)(i)] of the Trust Agreement and receive from you a like Stated Amount of additional [Residual Certificates][Floater Certificates].

3. Proportionality for the above-referenced Maturity is being changed. The new Level of Proportionality for each Maturity of the Series is as follows:

[Specify by Maturity:] .

4. [Insert if Proportionality has not been adopted in the Series Trust Agreement for such Series] The undersigned hereby elects to have Proportionality adopted for such Series on and after the date specified in item 2 above. Thereafter, the Level of Proportionality for each Maturity of the Series shall be as follows:

H-1

[Specify by Maturity:]                     .

5. On and after the date specified in item 2 above, the Stated Amount of Related Residual Certificates of each Maturity of the Series, shall be as follows:

[Specify by Maturity:]                    .

6. On and after the date specified in item 2 above, the Related Stated Amount of Floater Certificates of each Maturity of the Series, shall be as follows:

[Specify by Maturity:]                    .

All capitalized terms used herein shall have the meanings assigned to them in the Trust Agreement.

[NAME OF RESIDUAL CERTIFICATES HOLDER]

By:
(Signature)

Name:
Title:

H-2

EXHIBIT I

FORM OF NOTICE OF ELECTION TO RETAIN

$

RBC FLOATER CERTIFICATES

SERIES

(“FLOATER CERTIFICATES”)

NOTICE OF ELECTION TO RETAIN

Date:

[Trustee],

as Trustee and Tender Agent

[]

[]

The undersigned (the “Retaining Party”) is the owner of [a beneficial interest in]

the

Stated Amount of $                     of [RBC Municipal Floater Certificates], Series [ ] (the “Floater Certificates”) issued pursuant to the Series Trust Agreement, dated [        ,     ] (the “Series Trust Agreement”), by and between [Trustor] as Trustor (“the Trustor”) and [Trustee], as Trustee and Tender Agent (the “Trustee” or “Tender Agent”), which includes as an exhibit the Master Terms of Trust Agreement, dated as of August 1, 2006 (the “Master Terms of Trust Agreement” and, together with the Series Trust Agreement, the “Trust Agreement”), by and between the Trustor and the Trustee and Tender Agent, which Floater Certificates evidence beneficial ownership of certain Bonds under the Trust Agreement.

Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Trust Agreement.

The Retaining Party has received notice of the Mandatory Tender of the Floater

Certificates on the Mandatory Tender Date of                     (the “Mandatory Tender Date”) in connection with [specify event].

The Retaining Party hereby notifies the Trustee that such Holder hereby exercises its Election to Retain with respect to the Floater Certificates identified below on the Mandatory Tender Date:

Series of Floater Certificates	CUSIP No.	Initial Stated Amount of Floater Certificates	Current Stated Amount of Floater Certificates

I-1

[If this Notice of Election to Retain is being delivered in connection with a Mandatory Tender Date triggered by the replacement of the Liquidity Bank and the delivery by the Trustor of a Substitute Liquidity Facility: The Retaining Party hereby acknowledges that there is no assurance that the ratings assigned to the Floater Certificates by any Floater Certificate Rating Agency will not be downgraded, suspended, withdrawn or reduced as the result of the provision of a Substitute Liquidity Facility.]

[NAME OF FLOATER CERTIFICATES HOLDER]

By:
(Signature)
Name:
Title:

I-2